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Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

PROSPECT ACQUISITION CORP.,

KW MERGER SUB CORP.

AND

KENNEDY-WILSON, INC.

Dated as of September 8, 2009

 AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER dated as of September 8, 2009 (this "Agreement"), by and among PROSPECT ACQUISITION CORP., a company incorporated under the laws of Delaware ("Prospect"), KW MERGER SUB CORP., a company incorporated under the laws of Delaware and a wholly owned subsidiary of Prospect ("Merger Sub") and KENNEDY-WILSON, INC., a company incorporated under the laws of Delaware ("KW"). Each of the Parties to this Agreement is individually referred to herein as a "Party" and collectively as the "Parties." Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Annex A hereto.

BACKGROUND

        Prospect has formed a wholly owned subsidiary, Merger Sub, solely for the purposes of the merger of Merger Sub with and into KW pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), in which KW will be the surviving corporation (the "Merger").

        The board of directors of KW has declared this Agreement advisable and fair to, and in the best interests of, KW.

        The Merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock, par value $0.01 per share of KW (the "KW Common Stock") and (ii) the affirmative vote of the holders of a majority of the shares of common stock of Prospect, par value $0.0001 per share (the "Prospect Common Stock") sold in the Prospect Public Offering voted at the Prospect Stockholders' Meeting, provided, that the Merger will only proceed if holders of fewer than 30% of the shares of the Prospect Common Stock sold in the Prospect Public Offering exercise their conversion rights. Prior to the Closing, the holders of the convertible preferred stock of KW (the "KW Preferred Stock" and collectively with the KW Common Stock, the "KW Securities"), will agree to amend the Certificate of Designation of the KW Preferred Stock to provide that, upon the Closing, each share of KW Preferred Stock will be converted into the right to receive shares of Prospect Common Stock at the Preferred Stock Exchange Ratio.

        Concurrently with the execution of this Agreement, Prospect, the Prospect Founders, De Guardiola Advisors, Inc. ("DGA"), De Guardiola Advisors Holdings, Inc. ("DGAH") and KW are entering into a letter agreement, of even date herewith (the "Forfeiture Agreement"), in the form attached hereto as Exhibit A, pursuant to which, subject to the terms and conditions set forth therein (i) the Prospect Founders have agreed to the forfeiture and cancellation of 2.575 million shares of Prospect Common Stock and (ii) Prospect has agreed to issue to DGAH an aggregate of 375,000 shares of Prospect Common Stock upon the closing of the transactions contemplated by this Agreement in satisfaction of an obligation of Prospect under its engagement letter with DGA.

        The parties intend that the Merger contemplated herein constitute a tax-free reorganization with the meaning of Section 368(a) of the Code and hereby adopt this Agreement as a plan of reorganization within the meaning of the Code.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

The Merger

        Section 1.1    The Merger.    At the Merger Effective Time (as defined in Section 1.2), Merger Sub will be merged with and into KW in accordance with Section 251 of the DGCL and this Agreement, and the separate corporate existence of Merger Sub will thereupon cease. KW (sometimes hereinafter referred to as the "Surviving Corporation") will be the surviving corporation in the Merger. The Merger will have the effects specified in the DGCL. The name of the Surviving Corporation will be Kennedy-Wilson, Inc.

        Section 1.2    Merger Effective Time.    As soon as practicable following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to the Closing set forth in Article VIII, if this Agreement shall not have been terminated prior thereto as provided in Article X, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with the applicable requirements of the DGCL. The Merger shall become effective at the time designated in the Certificate of Merger as the effective time of the Merger that the Parties shall have agreed upon and designated, or if no such time has been designated, on filing (the "Merger Effective Time").

        Section 1.3    Effect of the Merger.    At the Merger Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and KW shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.4    Certificate of Incorporation; By-Laws.    The Certificate of Incorporation of KW in effect immediately prior to the Merger Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law. The bylaws of KW in effect immediately prior to the Merger Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law.

        Section 1.5    Directors of Surviving Corporation.    Immediately prior to the Merger Effective Time, one of the directors of KW shall resign. The remaining directors of KW immediately prior to the Merger Effective Time shall be the directors of the Surviving Corporation along with one additional director to be appointed by Prospect, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.6    Officers of Surviving Corporation.    The officers of KW immediately prior to the Merger Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        Section 1.7    Conversion of Stock in the Merger.    At the Merger Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

          (a)   Conversion of KW Securities.    Subject to Section 1.7(f), each share of KW Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into the right to receive 3.8031 shares of Prospect Common Stock ("Common Stock Exchange Ratio"). Each share of KW Preferred Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into the right to receive 105.6412 shares of Prospect Common Stock ("Preferred Stock Exchange Ratio," and together with the Common Stock Exchange Ratio, the "Exchange Ratio"). The total number of shares of Prospect Common Stock issued in the Merger as a result of the conversion of the KW Securities into shares of Prospect Common Stock ("Conversion Shares") shall equal 26 million shares, minus any shares of Prospect Common Stock that would otherwise have been issuable to holders of Dissenting Shares had such holders not exercised Dissent Rights, plus the aggregate number of additional shares paid pursuant to Section 1.7(g).

          (b)   Conversion of Merger Sub Shares.    Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully-paid and nonassessable common share, no par value, of the Surviving Corporation.

          (c)   KW Stock Rights Become Prospect Stock Rights.    All KW Stock Rights then outstanding shall remain outstanding and shall be assumed by Prospect and thereafter become Prospect Stock Rights. Each KW Stock Right by virtue of becoming a Prospect Stock Right shall be exercisable upon the same terms and conditions as in effect immediately prior to the Merger, except that upon the exercise of such Prospect Stock Rights, shares of Prospect Common Stock shall be issuable in lieu of KW Common Stock. The number of shares of Prospect Common Stock issuable upon the exercise of a Prospect Stock Right immediately after the Merger Effective Time and the exercise price of each such Prospect Stock Right shall be equal to the number of shares and price as in effect immediately prior to the Merger Effective Time multiplied by the Common Stock Exchange Ratio (in the case of the number of shares) and the inverse of the Common Stock Exchange Ratio (in the case of the exercise price).

          (d)   KW Securities Become Rights for Prospect Common Stock.    From and after the Merger Effective Time, all of the certificates which immediately prior to that time represented outstanding KW Securities (the "KW Certificates") shall be deemed for all purposes to evidence ownership of, and to represent, the shares of Prospect Common Stock into which such KW Securities have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agent of any such KW Certificate shall have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Prospect Common Stock evidenced by such KW Certificate as above provided.

          (e)   No Transfers of Pre-Merger KW Securities.    At or after the Merger Effective Time, there shall be no transfers on the stock transfer books of KW of the KW Securities which were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, KW Certificates are presented to Prospect, the Surviving Corporation or their respective transfer agent or the Exchange Agent (defined in Section 1.8), the presented KW Certificates shall be cancelled and exchanged for certificates for shares of Prospect Common Stock deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth herein.

          (f)    KW Dissenting Shares.    Notwithstanding any other provisions of this Agreement to the contrary, KW Securities that are outstanding immediately prior to the Merger Effective Time and that are held by stockholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal ("Dissent Rights") for such shares (collectively, the "Dissenting Shares") in accordance with Section 262 of the DGCL or, if applicable, pursuant to Chapter 13 of the California General Corporation Law (the ("CGCL"), shall not be converted into or represent the right to receive shares of Prospect Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of the Dissenting Shares held by them in accordance with the provisions of said Section 262 or, if applicable, said Chapter 13, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under such Section 262 or, if applicable, such Chapter 13, shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Merger Effective Time, for the right to receive, without any interest thereon, the shares of Prospect Common Stock in the manner provided in subparagraph (a) above.

          (g)   Fractional Shares.    No certificates or scrip representing fractional shares of Prospect Common Stock will be issued in the Merger, but in lieu thereof, the number of shares of Prospect Common Stock to be delivered to each holder of shares of KW Securities shall be rounded up to the nearest whole share.

          (h)   Lost, Stolen or Destroyed Certificates.    In the event any KW Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates upon the making of an affidavit of that fact by the holder thereof, the shares of Prospect Common Stock contemplated to be paid and transferred to the holder of KW Securities represented by such KW Certificates; provided, however, that Prospect may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Prospect with respect to the certificates alleged to have been lost, stolen or destroyed.

          (i)    Withholding Rights.    Each of Prospect, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the number of shares of Prospect Common Stock otherwise deliverable under this Agreement (or any payments made in respect of any Dissenting Shares), such amounts as Prospect, the Surviving Corporation and the Exchange Agent may reasonably determine are required to be deducted and withheld with respect to such delivery and payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that any amounts are so withheld all appropriate evidence of such deduction and withholding, including any receipts or forms required in order for the Person with respect to whom such deduction and withholding occurred to establish the deduction and withholding and payment to the appropriate authority as being for its account with the appropriate authorities, shall be delivered to the Person with respect to whom such deduction and withholding has occurred, and such withheld amounts shall be treated for all purposes as having been delivered and paid to the Person otherwise entitled to the consideration in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Prospect or the Exchange Agent, at its option, may require any such amounts required to be deducted and withheld from any Prospect Common Stock or payments made in respect of any Dissenting Shares deliverable hereunder to be reimbursed in cash to Prospect or the Exchange Agent, as the case may be, prior to the issuance of such Prospect Common Stock hereunder.

        Section 1.8    Exchange Agent.    As of the Merger Effective Time, Prospect shall enter into an agreement with the transfer agent of Prospect Common Stock (the "Exchange Agent") authorizing such Exchange Agent to act as exchange agent in connection with the Merger. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Prospect Common Stock contemplated to be paid and transferred to the holders of KW Securities hereunder upon surrender of a KW Certificate. Each KW Certificate representing shares of KW Common Stock or KW Preferred Stock shall be deemed at any time after the Merger Effective Time to evidence only the right to receive upon such surrender the consideration described in Section 1.7(a).

        Section 1.9    Closing.    The Closing (the "Closing") of the Merger and the other transactions contemplated hereby shall take place on or prior to November 13, 2009 at the offices of Loeb & Loeb LLP in New York, New York commencing at 9:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions and obligations of the Parties to consummate the transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) on such date and at such time as the Parties may mutually determine (the "Closing Date").

        Section 1.10    Further Assurances.    Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the Parties shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may be commercially reasonable, to the extent permitted by law, to fulfill its obligations under this Agreement and to effectuate and consummate the transactions contemplated hereby.

 ARTICLE II

Representations and Warranties of KW

        Subject to the exceptions set forth in the Disclosure Schedule of KW attached hereto as Schedule II (the "KW Disclosure Schedule"), KW represents and warrants to Prospect as of the date hereof and as of the Closing as follows:

        Section 2.1    Corporate Existence and Power.

          (a)   Corporate Existence and Power.    Each of KW and its Subsidiaries is duly organized, validly existing and in good standing (or such analogous concept as shall be applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation. Each of KW and its Subsidiaries is duly qualified to do business in each of the jurisdictions in which property owned, leased or operated by it or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each of KW and its Subsidiaries has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Governmental Authorities, as presently contemplated to be conducted. KW has delivered to Prospect true and complete copies of KW Constituent Instruments.

          (b)   Capital Structure.    The registered capital of KW and the total number of shares and type of all authorized, issued and outstanding capital stock of KW and all shares of capital stock of KW reserved for issuance under KW's various option and incentive plans, are set forth in Section 2.1(b) of the KW Disclosure Schedule and included therein is a list of the record holders of the outstanding shares of capital stock of KW prepared by Mellon Investor Services, LLC, transfer agent for KW, which list indicates the number of KW Securities held by each such record holder. Except as set forth in Section 2.1(b) of the KW Disclosure Schedule: (i) no shares of capital stock or other voting securities of KW are issued, reserved for issuance or outstanding; (ii) all outstanding shares of the capital stock of KW are duly authorized, validly issued, fully paid and nonassessable and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of KW Constituent Instruments or any Contract to which KW is a party or otherwise bound; (iii) there are no bonds, debentures, notes or other indebtedness of KW having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the shares of capital stock of KW may vote ("Voting KW Debt"); (iv) there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which KW is a party or is bound (A) obligating KW to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, KW or any Voting KW Debt, (B) obligating KW to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (C) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of KW; (v) as of the date of this Agreement, there are no outstanding contractual obligations of KW to repurchase, redeem or otherwise acquire any shares of KW capital stock; and (vi) there are no arbitrations or litigation proceedings involving KW with respect to the share capital of KW or its Subsidiaries.

        Section 2.2    Authority; Execution and Delivery; Enforceability.    KW has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by KW of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by the board of directors of KW and no other corporate proceedings on the part of it are necessary to authorize this Agreement and the transactions contemplated hereby (other than the approval of the KW stockholders). All action, corporate and otherwise, necessary to be taken by KW to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by KW in connection with the transactions contemplated hereby has been duly and validly taken. Each of this Agreement and the Transaction Documents to which KW is a party has been duly executed and delivered by it and constitutes the valid, binding, and enforceable obligation of it, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        Section 2.3    Subsidiaries.    Section 2.3 of the KW Disclosure Schedule lists, as of the date hereof, all Subsidiaries of KW and indicates as to each the type of entity, its jurisdiction of organization and, its stockholders or other equity holders. Except as set forth in Section 2.3 of the KW Disclosure Schedule, KW does not directly or indirectly own any other equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Except as set forth in Section 2.3 of the KW Disclosure Schedule, KW is the direct or indirect owner of all outstanding shares of capital stock of its Subsidiaries, and all such shares are duly authorized, validly issued, fully paid and nonassessable and are owned by KW free and clear of all Liens (except for Permitted Liens). There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiaries of KW or otherwise obligating any Subsidiaries of KW to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

        Section 2.4    No Conflicts.    The execution and delivery of this Agreement or any of the Transaction Documents by KW and the consummation of the transactions contemplated hereby and compliance with the terms hereof and thereof will not, (a) except as set forth in Section 2.4(a) of the KW Disclosure Schedule, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets and properties of KW and its Subsidiaries under, any provision of: (i) any KW Constituent Instrument; or (ii) any Material Contract to which KW or any of its Subsidiaries is a party or to or by which it (or any of its assets and properties) is subject or bound; (b) subject to the filings and other matters referred to in Section 2.5, conflict with any material Judgment or Law applicable to KW and its Subsidiaries, or their respective properties or assets, (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to KW or its Subsidiaries; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Contract to which KW or any of its Subsidiaries is a party; (e) cause KW or any of its Subsidiaries to become subject to, or to become liable for the payment of, any Tax; or (f) to KW's knowledge, cause any of the assets owned by KW or any of its Subsidiaries to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (b), (c), (d), (e) and (f) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on KW.

        Section 2.5    Consents and Approvals.    Except as set forth in Section 2.5 of the KW Disclosure Schedule and except for the KW Stockholder Approval, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with (each, a "Consent"), or permit from any third party or any Governmental Authority is required to be obtained or made by or with respect to KW, in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including pursuant to any Material Contract, except for (a) such Consents as may be required under applicable state securities laws and the securities laws of any foreign country; and (b) such other Consents which, if not obtained or made, would not have a Material Adverse Effect on KW and would not prevent, or materially alter or delay, the consummation of any of the transactions contemplated hereby.

        Section 2.6    Financial Statements.

          (a)   KW has delivered to Prospect its audited consolidated financial statements as of and for the fiscal years ended December 31, 2006, 2007 and 2008 and its unaudited consolidated financial statements for the six-month period ended June 30, 2009 (collectively, the "KW Financial Statements") prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated, provided that the financial statements as of and for the six months ended June 30, 2009 are subject to normal year end audit adjustments that are not expected to have a Material Adverse Effect on KW and such statements do not contain notes. The KW Financial Statements fairly present in all material respects the financial condition and operating results, change in stockholders' equity and cash flow of KW and its Subsidiaries, as of the dates, and for the periods, indicated therein, and are accompanied by an unqualified opinion of an internationally recognized and U.S. registered independent public accounting firm qualified to practice before the Public Company Accounting Oversight Board. KW does not have any material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to June 30, 2009, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under U.S. GAAP to be reflected in KW Financial Statements, which, in both cases, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect on KW.

          (b)   KW does not have any Off-Balance Sheet Arrangements.

        Section 2.7    Internal Accounting Controls.    KW has implemented and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        Section 2.8    Absence of Certain Changes or Events.    Except as disclosed in the KW Financial Statements and except for changes as a result of actions taken in the ordinary course of business or pursuant to the terms of this Agreement or the Transaction Documents and the transactions contemplated hereby or thereby, from June 30, 2009 to the date of this Agreement, KW and its Subsidiaries have not taken any action which would result in:

          (a)   any change in the assets, liabilities, financial condition or operating results of KW or any of its Subsidiaries, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect on KW;

          (b)   any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (c)   other than the cancellation of the loan in the aggregate principal amount of $3,543,127, plus accrued interest, to William McMorrow, any waiver or compromise by KW or any of its Subsidiaries of a valuable right or of a material debt owed to it;

          (d)   any material loan, promissory note, mortgage, pledge, transfer of a security interest in, or Lien, created by KW or any of its Subsidiaries, with respect to any of their respective material properties or assets, except for Permitted Liens;

          (e)   any loans or guarantees made by KW or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

          (f)    any declaration, accrual, set aside or payment of dividend or any other distribution of cash or other property or redemption, in respect of any shares of capital stock of KW or any of its Subsidiaries, other than up to $3 million in connection with KW's stock buyback program and any dividend payments on the KW Preferred Stock required by KW's Certificate of Designation for the KW Preferred Stock;

          (g)   any issuance of equity securities to any officer, director or Affiliate, except pursuant to existing KW option plans;

          (h)   any amendment to any KW Constituent Instruments, or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving KW or any of its Subsidiaries; or

          (i)    any negotiations, arrangement or commitment by KW or any of its Subsidiaries to do any of the things described in this Section 2.8.

        Section 2.9    No Undisclosed Liabilities.    Except as set forth in Section 2.9 of the KW Disclosure Schedule, neither KW nor any of its Subsidiaries has any material obligations or liabilities of any nature (matured or unmatured, fixed or contingent, including any obligations to issue capital stock or other securities of KW) due after the date hereof, other than (a) those set forth or adequately provided for in the KW Balance Sheet, (b) those incurred in the ordinary course of business and not required to be set forth in the KW Balance Sheet under U.S. GAAP, (c) those incurred in the ordinary course of business since the KW Balance Sheet date and not reasonably likely to result in a Material Adverse Effect to KW, and (d) those incurred in connection with the execution of this Agreement.

        Section 2.10    Litigation.    There is no private or governmental action, suit, inquiry, notice of violation, claim, arbitration, audit, proceeding (including any partial proceeding such as a deposition) or investigation ("Action") pending or to the Knowledge of KW, threatened in writing against or affecting KW, any of its officers or directors (in their capacities as such), any of its Subsidiaries or any of their properties, before or by any Governmental Authority which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on KW. There is no Judgment imposed upon KW, or to the Knowledge of KW, any of its officers or directors (in their capacities as such), any of its Subsidiaries or any of their respective properties, that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to have a Material Adverse Effect on KW. Neither KW nor any of its Subsidiaries nor, to the Knowledge of KW, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a material claim or material violation of or material liability under the securities laws of any Governmental Authority or a material claim of breach of fiduciary duty.

        Section 2.11    Licenses, Permits, Etc.    KW and its Subsidiaries possess or will possess prior to the Closing all Material Permits. Such Material Permits are described or set forth on Section 2.11 of the KW Disclosure Schedule. True, complete and correct copies of the Material Permits issued to KW and its Subsidiaries have previously been delivered to Prospect. As of the date of this Agreement, all such Material Permits are in full force and effect. Unless otherwise stipulated herein, KW, its Subsidiaries and each of their respective officers, directors, employees, representatives and agents have complied with all terms of such Material Permits, except where instances of such noncompliance, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect on KW.

        Section 2.12    Title to Properties.

          (a)   Real Property.    Section 2.12(a) of the KW Disclosure Schedule contains an accurate and complete list and description of all real properties with respect to which KW directly or indirectly holds a 50% or greater interest (collectively, the "Real Property"). Neither KW nor any of its Subsidiaries is in default under any of the Real Estate Leases and the officers of KW are not aware of any default by any of the lessors thereunder, except any such default that, individually or in the aggregate, have not had and would not be reasonably expected to have, a Material Adverse Effect on KW. Section 2.12(a) of the KW Disclosure Schedule also sets forth a complete list of each Real Estate Lease which involves an annual rental payment of $750,000 or more.

          (b)   Tangible Personal Property.    Except as would not reasonably be expected to have a Material Adverse Effect on KW, KW and its Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid contractual rights to use all material tangible personal property used in the conduct of their business, including the tangible personal property reflected in the KW Financial Statements and material tangible personal property acquired since June 30, 2009 (collectively, the "Tangible Personal Property"). All Tangible Personal Property is free and clear of all Liens, other than Permitted Liens, and is in good order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          (c)   Accounts Receivable.    The accounts receivable of KW and each of its Subsidiaries reflected on the KW Financial Statements and created after June 30, 2009 but prior to the Closing Date are bona fide accounts receivable created in the ordinary course of business.

        Section 2.13    Intellectual Property.    KW and its Subsidiaries own or are validly licensing or otherwise have the right to use any patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefore, trade secrets, computer software programs, and tangible or intangible proprietary information or material which are material to the conduct of their business taken as a whole (the "Intellectual Property Rights"). No claims are pending or, to the Knowledge of KW, threatened in writing that KW or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right. To the Knowledge of KW, no Person is infringing the rights of KW or any of its Subsidiaries with respect to any Intellectual Property Right. None of KW or its Subsidiaries has received any notice regarding the infringement, misappropriation or other violation by KW or any of its Subsidiaries of any intellectual property rights of any third party. To the knowledge of KW, neither the conduct of the business of KW or any Subsidiary, nor the provision of services by KW or any Subsidiary has infringed, misappropriated or otherwise violated, or infringes, misappropriates or otherwise violates, any intellectual property rights of any third party.

        Section 2.14    Taxes.    Except as disclosed in Section 2.14 of the KW Disclosure Schedule:

          (a)   KW and its Subsidiaries have timely filed, or have caused to be timely filed on their behalf, all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements, except to the extent any failure to timely file any Tax Returns, either individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on KW. All Tax Returns filed by (or that include on a consolidated basis) KW and its Subsidiaries are (and, as to a Tax Return not filed as of the date hereof, and filed on or before the Closing Date, will be) in all respects true, complete and accurate, except to the extent any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on KW. To the Knowledge of KW, there are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on KW.

          (b)   Neither KW nor any of its Subsidiaries has received any written notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period since January 1, 2004.

          (c)   The KW Financial Statements reflect an adequate reserve, established in in accordance with U.S. GAAP, for all Taxes known to be payable by KW and its Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. None of KW or its Subsidiaries is a party to or bound by any Tax indemnity, Tax sharing or similar agreement and KW and its Subsidiaries currently have no material liability, and will not have any material liabilities, for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against KW or its Subsidiaries, except to the extent any such deficiency, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on KW.

          (d)   Neither KW nor any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (e)   There are no Tax Liens upon any of the assets or properties of KW or any of its Subsidiaries, other than with respect to Taxes not yet due and payable.

          (f)    All Taxes required to be withheld, collected or deposited by or with respect to KW and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and to the extent required, have been paid to the relevant taxing authority.

        Section 2.15    Employment and Employee Benefits Matters.

          (a)   Section 2.15 of the KW Disclosure Schedule sets forth a complete and accurate list of each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding, including, but not limited to, each employee benefit plan as defined in ERISA Section 3(3), whether or not subject to ERISA, which is maintained by KW or any of its Subsidiaries, which is intended to provide benefits to current or former employees, directors, officers or independent contractors of KW or any of its Subsidiaries and/or their beneficiaries, or for which KW or any of its Subsidiaries has any liability, whether actual or contingent (collectively, the "KW Benefit Plans").

          (b)   KW has delivered to Prospect a true and complete copy of the following documents, to the extent that they are applicable, with respect to each KW Benefit Plan:

              (i)  the current plan document, any related funding agreements (e.g., trust agreements or insurance contracts), and any custodial, administrative, recordkeeping, investment management and other service agreements, including all amendments thereto;

             (ii)  the current summary plan description and all subsequent summaries of material modifications;

            (iii)  the most recent Internal Revenue Service determination letter for each KW Benefit Plan that is intended to qualify for favorable income tax treatment under Code Section 401(a) or 501(c)(9);

            (iv)  the three (3) most recent Form 5500s (including all applicable schedules and the opinions of the independent accountants) that were filed on behalf of the KW Benefit Plan and the three most recent actuarial reports; and

             (v)  any governmental advisory opinions, rulings, compliance statements, closing agreements and similar materials.

          (c)   Except to the extent that any failure to comply would not reasonably be expected to result in material liability to KW, each KW Benefit Plan has at all times been operated in accordance with its terms, and complies currently, and has complied in the past, both in form and in operation, and whether as a matter of substantive law or in order to maintain any intended tax qualification, with all applicable Legal Requirements, including COBRA, ERISA and the Code (including, but not limited to, Section 409A of the Code). All material contributions required to be made to each KW Benefit Plan under the terms of the plan, ERISA, the Code, or any other applicable Legal Requirements have been timely made.

          (d)   The Internal Revenue Service has issued a favorable determination letter with respect to each KW Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (or, where such KW Benefit Plan is based upon a master and prototype or volume submitter form, the sponsor of such form has received a current opinion or advisory letter as to the form upon which KW is entitled to rely under applicable Internal Revenue Service procedures). No event has occurred and no condition has existed which could reasonably be expected to result in any KW Benefit Plan that is intended to qualify under Code Section 401(a) or Section 501(c)(9) to fail to so qualify or which requires or could reasonably be expected to require action under the compliance resolution program of the Internal Revenue Service to preserve its qualification.

          (e)   Other than routine claims for benefits under the KW Benefit Plans and those relating to qualified domestic relations orders, there are no (i) pending or (ii) threatened lawsuits, governmental investigations or other claims against or involving any KW Benefit Plan or any fiduciary (within the meaning of Section 3(21)(A) of ERISA) or service provider of any KW Benefit Plan, in any such case which could reasonably be expected to result in material liability of KW, nor is KW aware of any reasonable basis for any such lawsuit, investigation or claim.

          (f)    No KW Benefit Plan provides (or will provide) medical or other welfare benefits to one or more former employees or independent contractors (including retirees), other then benefits that are required to be provided pursuant to COBRA.

          (g)   No KW Benefit Plan holds any assets that include securities issued by KW or any of its Subsidiaries.

          (h)   KW and its Subsidiaries have not undertaken to maintain any KW Benefit Plan for any period of time and each such plan is terminable at the sole discretion of the sponsor thereof, subject only to such constraints as may imposed by applicable law.

          (i)    No KW Benefit Plan is, and none of KW or any of its Subsidiaries or ERISA Affiliates maintains or contributes to, or has within the last six years maintained or contributed to, or has any liability, whether actual or contingent, under, a plan subject to Title IV of ERISA or to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. No KW Benefit Plan is or was within the last six years a multiemployer plan, as defined in Section 3(37) of ERISA, or a multiple employer plan, as described in Code Section 413(c) or ERISA Sections 4063 or 4064, and neither KW nor any of its Subsidiaries or ERISA Affiliates have within the last six years contributed to or had an obligation to contribute to any such plan. None of the KW Benefit Plans are part of, or have at any time been part of, a multiple employer welfare arrangement, as that term is defined in ERISA Section 3(40).

          (j)    Except as disclosed in Section 2.15(j) of the KW Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not alone trigger any severance or termination agreements or arrangements between KW or any of its Subsidiaries and any of their respective current or former employees, officers or directors. Except as disclosed in Section 2.15(j) of the KW Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will alone result in, cause the funding, accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of KW or any of its Subsidiaries. Except as disclosed in Section 2.15(j) of the KW Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will alone result in excess parachute payments (within the meaning of Code Section 280G). Since June 30, 2009, there has not been any adoption or amendment in any material respect of any KW Benefit Plan.

          (k)   There are no collective bargaining or other labor union agreements to which KW or any of its Subsidiaries is a party or by which it is bound; (ii) no labor dispute exists or, to the Knowledge of KW, is imminent with respect to the employees of KW or any of its Subsidiaries; (iii) there is no strike, work stoppage or other labor dispute involving KW or any of its Subsidiaries pending or, to the Knowledge of KW, threatened; (iv) no complaint, charge or Actions by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or threatened in writing against KW or any of its Subsidiaries; (v) no material grievance is pending or threatened in writing against KW or any of its Subsidiaries; (vi) neither KW nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authorities relating to employees or employment practices; and (vii) except to the extent that any such failure to comply would not reasonably be expected to result in material liability of KW, KW and its Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to employment, employment termination, equal employment opportunity, nondiscrimination, nonharassment, nonretaliation, immigration, wages and other compensation, penalties, hours, benefits, workers' compensation, collective bargaining, the payment of social security and similar taxes, occupational safety and health, lay offs, and plant closings.

        Section 2.16    Transactions with Affiliates and Employees.    Except as disclosed in the KW Financial Statements or in Section 2.16 of the KW Disclosure Schedule, none of the officers, directors or employees of KW is presently a party, directly or indirectly, to any transaction with KW or any of its Subsidiaries that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Knowledge of KW, any entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

        Section 2.17    Insurance.    KW has previously made available to Prospect, prior to the date of this Agreement, true and correct schedules summarizing the terms of all contracts of insurance or indemnification to which KW or any of its Subsidiaries is a party, each of which is listed in Section 2.17 of the KW Disclosure Schedule. All such insurance policies are in full force and effect, all premiums due thereon have been paid and, to the Knowledge of KW, KW and each Subsidiary has complied with the material provisions of such policies. Neither KW nor any such Subsidiary has been advised of any defense to coverage in connection with any claim to coverage asserted or noticed by KW or any such Subsidiary under or in connection with any of their extant insurance policies. KW and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and in the geographic areas where any of them engages in such businesses. KW and its Subsidiaries have no reason to believe that KW or its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business on terms consistent with market for KW's or any of its Subsidiaries' respective lines of business.

        Section 2.18    Material Contracts.

          (a)   KW is not in material violation of or in material default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract to which it or any of its Subsidiaries is a party or by which they or any of their respective properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on KW; and, to the Knowledge of KW, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on KW.

          (b)   Each Material Contract is listed in Section 2.18 of the KW Disclosure Schedule and was previously provided to Prospect (provided that Prospect acknowledges that KW has listed debt instruments for only five of the properties in which it has an interest) and has provided all of the guarantees by KW of debt relating to properties in which it has an interest. Assuming due authorization and execution by the other parties thereto, each Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) neither KW nor any of its Subsidiaries is in breach or default of any Material Contract to which it is a party in any material respect; (ii) to the Knowledge of KW, no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Contract; (B) permit KW or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Contract; (iii) neither KW nor any of its Subsidiaries has received written notice of any proposed cancellation, revocation or termination of any Material Contract to which it is a party; and (iv) there are no renegotiations of, or attempts to renegotiate, any material terms of any Material Contract. Since June 30, 2009, neither KW nor any of its Subsidiaries has received any written notice regarding any actual or possible violation or breach of, or default under, any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on KW.

        Section 2.19    Compliance with Applicable Laws.    To the Knowledge of KW, KW and its Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on

KW. Neither KW nor any of its Subsidiaries has received any written communication during the past two (2) years from a Governmental Authority alleging that KW or any such Subsidiary is not in compliance in any material respect with any applicable Law. This Section 2.19 does not relate to matters with respect to Taxes, which are the subject of Section 2.14.

        Section 2.20    Foreign Corrupt Practices.    None of KW or any of its Subsidiaries, nor any of their respective Representatives, has, in the course of its actions for, or on behalf of, KW or any of its Subsidiaries, directly or indirectly, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any Governmental Authority or any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"); or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment in connection with the operations of KW or any such Subsidiary to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on KW.

        Section 2.21    Money Laundering Laws.    KW and its Subsidiaries have conducted their business at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no proceeding involving KW with respect to the Money Laundering Laws is pending or, to the Knowledge of KW, was threatened in writing.

        Section 2.22    Governmental Inquiry.    Neither KW nor any of its Subsidiaries has received any material written inspection report, questionnaire, inquiry, demand or request for information from a Governmental Authority.

        Section 2.23    Records.    The books of account, minute books and shareholder records of KW and its Subsidiaries made available to Prospect are complete and accurate in all material respects, and there have been no material transactions involving KW or any of its Subsidiaries which are required to be set forth therein and which have not been so set forth.

        Section 2.24    Brokers; Schedule of Fees and Expenses.    Except as set forth in Section 2.24 of the KW Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement or the transactions based upon arrangements made by or on behalf of KW or any of its Subsidiaries.

        Section 2.25    OFAC.    None of KW, any director or officer of KW, or, to the Knowledge of KW, any agent, employee, affiliate or Person acting on behalf of KW is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and KW has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

        Section 2.26    Environmental Matters.    To the Knowledge of KW, each of KW and its Subsidiaries is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or subject to any material liability under, any Environmental Law, and no proceeding involving KW or its Subsidiaries with respect to any Environmental Law is pending or, to the

Knowledge of KW, has been threatened in writing. Except as listed on Schedule 2.26, KW has not (i) entered into any indemnification arrangements relating to Environmental Laws, or (ii) reserved any amounts on its balance sheet for violations of Environmental Laws. KW and its Subsidiaries are in compliance with the material terms of any settlements or other accommodations relating to Environmental Laws entered into with respect to any real property owned directly or indirectly by KW or its Subsidiaries.

        Section 2.27    Board Approval.    The Board of Directors of KW (including any required committee or subgroup of the KW Board of Directors) has, as of the date of this Agreement, (i) adopted resolutions approving the Merger and setting forth the terms and conditions thereof, and declared the advisability of and approved this Agreement and the transactions contemplated hereby and (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of KW.

        Section 2.28    Proxy Statement/Prospectus.    The information to be supplied in writing by KW for inclusion in Prospect's proxy statement/prospectus (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus"), which shall be included in Prospect's Registration Statement on Form S-4 (the "Registration Statement") shall not at the time the Proxy Statement/Prospectus is first mailed, at the time of the Prospect Stockholders' Meeting and at the time of the filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Closing, any event relating to KW, any of its Subsidiaries or their respective officers or directors should be discovered by KW which should be set forth in a supplement to the Proxy Statement/Prospectus, KW shall promptly inform Prospect. Notwithstanding the foregoing, KW makes no representation or warranty with respect to any information supplied by Prospect or any Person other than KW which is contained in the Proxy Statement/Prospectus.

        Section 2.29    Tax Representations Regarding Tax-Free Reorganization.

          (a)   Immediately following the Merger, KW will hold at least seventy percent (70%) of the fair market value of its net assets and at least ninety percent (90%) of the fair market value of its gross assets that it held immediately prior to the Merger. For purposes of this representation, amounts paid by KW to dissenters, amounts paid by KW to stockholders who receive cash or other property, amounts used by KW to pay expenses incurred in connection with the Merger, and all redemptions and distributions (other than regular, normal dividends) made by KW are included as assets of KW immediately prior to the Merger.

          (b)   KW has no plan or intention to issue additional shares of its stock that would result in Prospect losing control of KW within the meaning of Section 368(c) of the Code. At the time of the Merger, KW will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in KW that, if exercised or converted, would affect Prospect's acquisition of control of KW as defined in Section 368(c) of the Code.

          (c)   KW is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (d)   KW is not under the jurisdiction of the court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

 ARTICLE III

Representations and Warranties of Prospect

        Except as set forth in the Disclosure Schedule of Prospect attached hereto as Schedule III (the "Prospect Disclosure Schedule"), Prospect represents and warrants to KW as follows:

        Section 3.1    Capital Structure.

          (a)   Section 3.1(a) of the Prospect Disclosure Schedule sets forth, as of the date hereof, the share capitalization of Prospect and Merger Sub and all the outstanding options, warrants or rights to acquire any share capital of Prospect and Merger Sub. Other than as set forth in Section 3.1(a) of the Prospect Disclosure Schedule: (i) there are no options, warrants or other rights outstanding which give any Person the right to acquire any share capital of Prospect or Merger Sub or to subscribe to any increase of any share capital of Prospect or Merger Sub; and (ii) there are no disputes, arbitrations or litigation proceedings involving Prospect or Merger Sub with respect to the share capital of Prospect or Merger Sub.

          (b)   Except as set forth in Section 3.1(b) of the Prospect Disclosure Schedule: (i) no shares of capital stock or other voting securities of Prospect or Merger Sub were issued, reserved for issuance or outstanding and there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of Prospect or Merger Sub; (ii) all outstanding shares of the capital stock of Prospect and Merger Sub are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Prospect Constituent Instruments (as defined in Section 3.2) or any Contract to which Prospect or Merger Sub is a party or otherwise bound; and (iii) there are no outstanding contractual obligations of Prospect or Merger Sub to repurchase, redeem or otherwise acquire any shares of capital stock of Prospect or Merger Sub.

          (c)   Except as set forth in Section 3.1(c) of the Prospect Disclosure Schedule, as of the date of this Agreement: (i) there are no bonds, debentures, notes or other indebtedness of Prospect or Merger Sub having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Prospect Common Stock may vote ("Voting Prospect Debt"); and (ii) there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which Prospect or Merger Sub is a party or by which it is bound (A) obligating Prospect or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Prospect or Merger Sub or any Voting Prospect Debt, or (B) obligating Prospect or Merger Sub to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking.

        Section 3.2    Organization and Standing.    Each of Prospect and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Prospect and Merger Sub is duly qualified to do business in each of the jurisdictions in which the property owned, leased or operated by Prospect or Merger Sub or the nature of the business which it conducts requires qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Prospect. Each of Prospect and Merger Sub has the requisite power and authority to own, lease and operate its tangible assets and properties and to carry on its business as now being conducted and, subject to necessary approvals of the relevant Governmental Authorities, as presently contemplated to be conducted. Prospect has delivered to KW true and complete copies of the certificate of incorporation of Prospect and Merger Sub, as amended to the date of this Agreement and the bylaws of Prospect and Merger Sub, as amended to the date of this Agreement (the "Prospect Constituent Instruments").

        Section 3.3    Authority; Execution and Delivery; Enforceability.    Each of Prospect and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a Party and to consummate the transactions contemplated hereby. The execution and delivery by Prospect of this Agreement and the consummation by Prospect and Merger Sub of the transactions contemplated hereby have been duly authorized and approved by the Prospect Board and no other corporate proceedings on the part of Prospect and Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Other than the Prospect Stockholder Approval, all action, corporate and otherwise, necessary to be taken by Prospect and Merger Sub to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements and instruments delivered by Prospect and Merger Sub in connection with the transactions contemplated hereby has been duly and validly taken. Each of this Agreement and the Transaction Documents to which Prospect and Merger Sub is a Party has been duly executed and delivered by Prospect and Merger Sub and constitutes the valid, binding, and enforceable obligation of Prospect and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        Section 3.4    No Subsidiaries or Equity Interests.    Neither Prospect nor Merger Sub owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person other than Prospect's ownership interest in Merger Sub prior to the Merger Effective Time.

        Section 3.5    No Conflicts.    Except as set forth in Section 3.5 of the Prospect Disclosure Schedule, the execution and delivery of this Agreement or any of the Transaction Documents by Prospect and Merger Sub and the consummation of the transactions and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets and properties of Prospect and Merger Sub under, any provision of: (i) any Prospect Constituent Instrument; (ii) any Prospect Material Contract (as defined in Section 3.21 hereof) to which Prospect or Merger Sub is a party or to or by which it (or any of its assets and properties) is subject or bound; or (iii) any Material Permit; (b) subject to the filings and other matters referred to in Section 3.6, conflict with any material Judgment or Law applicable to Prospect or Merger Sub, or its properties or assets; (c) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to Prospect or Merger Sub; (d) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any Prospect Material Contract; or (e) cause any of the assets owned by Prospect or Merger Sub to be reassessed or revalued by any Governmental Authority, except, in the case of clauses (a)(ii), (a)(iii), (b), (c), (d) and (e) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

        Section 3.6    Consents and Approvals.    Except as set forth in Section 3.6 of the Prospect Disclosure Schedule, no consent of, or registration, declaration or filing with, or permit from, any Governmental Authority is required to be obtained or made by or with respect to Prospect or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as provided in Section 1.2; (ii) the filing with, clearance and declaration of effectiveness by the SEC of the Registration Statement and the Prospect Stockholder Approvals and the approval of the Prospect Warrant Agreement Amendment at the Prospect Warrant Holders Meeting; (iii) consents, waivers, approvals, orders, authorizations, registrations, declarations, notices and filings required under the HSR Act and other applicable antitrust or competition Laws, if any; (iv) the filing of a Form 8-K with the SEC within four (4) business days after the execution of this Agreement and of the Closing Date; (v) any filings as required under applicable securities laws of the United States and the securities laws of any foreign country; (vi) any filing required by the AMEX; and (vii) the procurement of such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Prospect and would not prevent, or materially alter or delay, consummation of any of the transactions contemplated hereby.

        Section 3.7    SEC Documents.    Prospect has filed all reports, schedules, forms, statements and other documents required to be filed by Prospect with the SEC since November 13, 2007, pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act (the "Prospect SEC Documents"). As of its respective filing date, each Prospect SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Prospect SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Prospect SEC Document has been revised or superseded by a later filed Prospect SEC Document, none of the Prospect SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Prospect included in the Prospect SEC Documents (the "Prospect Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Prospect as of the dates thereof and the results of its operations and cash flows as at the respective dates of and for the periods referred to in such financial statements (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the omission of notes to the extent permitted by Regulation S-X of the SEC).

        Section 3.8    Internal Accounting Controls.    Prospect maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Prospect's officers have established disclosure controls and procedures for Prospect and designed such disclosure controls and procedures to ensure that material information relating to Prospect is made known to the officers by others within those entities. Prospect's officers have evaluated the effectiveness of Prospect's controls and procedures and there is no material weakness, significant deficiency or control deficiency, in each case as such term is defined in Public Company Accounting Oversight Board Auditing Std. No. 2. Since June 30, 2009, there have been no significant changes in Prospect's internal controls or, to Prospect's Knowledge, in other factors that could significantly affect Prospect's internal controls.

        Section 3.9    Absence of Certain Changes or Events.    Except as disclosed in Section 3.9 of the Prospect Disclosure Schedule, from the date of the most recent audited financial statements included in the filed Prospect SEC Documents to the date of this Agreement, there has not been:

          (a)   any change in the assets, liabilities, financial condition or operating results of Prospect, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect on Prospect;

          (b)   any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (c)   any resignation or termination of employment of the Chief Executive Officer, Chief Financial Officer, President or the Secretary of Prospect;

          (d)   any waiver or compromise by Prospect or Merger Sub of a valuable right or material debt owed to it;

          (e)   any loan, promissory note, mortgage, pledge, transfer of a security interest in, or Lien, created by Prospect or Merger Sub, with respect to any of its material properties or assets, except for Permitted Liens;

          (f)    any loans or guarantees made by Prospect or Merger Sub to or for the benefit of its employees, officers or directors, or any members of their immediate families, or any material loans or guarantees made by Prospect or Merger Sub to or for the benefit of any of its employees or any members of their immediate families, in each case, other than travel advances and other advances made in the ordinary course of its business;

          (g)   any declaration, setting aside or payment of a dividend or other distribution in respect of any of Prospect or Merger Sub's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by Prospect or Merger Sub;

          (h)   any issuance of equity securities to any officer, director or affiliate, except pursuant to existing Prospect option plans;

          (i)    any amendment to the Prospect Constituent Instruments, or any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction involving Prospect or Merger Sub; or

          (j)    any negotiations, arrangement or commitment by Prospect to take any of the actions described in this Section 3.9.

        Section 3.10    Undisclosed Liabilities.    Except as set forth in Section 3.10 of the Prospect Disclosure Schedule, Prospect has no material liabilities or obligations of any nature matured or unmatured, fixed or contingent, including any obligations to issue capital stock or other securities of Prospect) due after the date hereof, other than (a) those set forth or adequately provided for in the most recent balance sheet included in the Prospect Financial Statements or (b) those not required to be set forth on a balance sheet of Prospect or in the notes thereto under U.S. GAAP.

        Section 3.11    Litigation.    As of the date hereof, there is no Action which (a) adversely affects or challenges the legality, validity or enforceability of this Agreement or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Prospect. Neither Prospect, Merger Sub, nor any director or officer thereof (in his or her capacity as such) is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

        Section 3.12    Compliance with Applicable Laws.    Except as set forth in Section 3.12 of the Prospect Disclosure Schedule, each of Prospect and Merger Sub is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Prospect. Except as set forth in Section 3.12 of the Prospect Disclosure Schedule, Prospect has not received any written communication during the past two (2) years from a Governmental Authority alleging that Prospect is not in compliance in any material respect with any applicable Law.

        Section 3.13    Sarbanes-Oxley Act of 2002.    Prospect is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") applicable to it as of the date hereof and as of the Closing. There has been no change in Prospect's accounting policies since inception except as described in the notes to the Prospect Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since inception, was accompanied by the certifications required to be filed or submitted by Prospect's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act, and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Neither Prospect, nor, to the Knowledge of Prospect, any Representative of Prospect, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Prospect or its internal accounting controls, including any complaint, allegation, assertion or claim that Prospect has engaged in questionable accounting or auditing practices, except for (a) any complaint, allegation, assertion or claim as has been resolved without any resulting change to Prospect's accounting or auditing practices, procedures methodologies or methods of Prospect or its internal accounting controls, and (b) questions regarding such matters raised and resolved in the ordinary course of business in connection with the preparation and review of Prospect's financial statements and periodic reports. To the Knowledge of Prospect, no attorney representing Prospect, whether or not employed by Prospect, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Prospect or any of its officers, directors, employees or agents to the Prospect Board or any committee thereof or to any director or officer of Prospect. To the Knowledge of Prospect, no employee of Prospect has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

        Section 3.14    Certain Registration Matters.    Except as specified in Section 3.14 of the Prospect Disclosure Schedule, and except for registration rights granted in connection with the Prospect Public Offering, Prospect has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of Prospect registered with the SEC or any other Governmental Authority that have not been satisfied.

        Section 3.15    Brokers' and Finders' Fees.    Except as specified in Section 3.15 of the Prospect Disclosure Schedule, neither Prospect nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any Transaction.

        Section 3.16    Records.    The books of account, minute books and shareholder records of Prospect and Merger Sub are complete and accurate in all material respects, and there have been no material transactions involving Prospect or Merger Sub which are required to be set forth therein and which have not been so set forth.

        Section 3.17    Board Approval.    The Prospect Board (including any required committee or subgroup of the Prospect Board) has, as of the date of this Agreement, (i) adopted resolutions approving the Merger and setting forth the terms and conditions thereof, and declared the advisability of and approved this Agreement and the transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Prospect, and (iii) determined that the fair market value of KW is equal to at least 80% of the balance in the Trust Fund (excluding deferred underwriting discounts and commissions).

        Section 3.18    AMEX.    The Prospect Common Stock and Warrants are quoted on the AMEX. There is no Action pending or, to the Knowledge of Prospect, threatened against Prospect by AMEX with respect to any intention by such entities to prohibit or terminate the quotation of such securities on the AMEX. The Prospect Common Stock and Prospect Warrants are registered pursuant to Section 12(b) of the Exchange Act, and Prospect has taken no action designed to, or which is likely to have the effect of, terminating the registration of such securities under the Exchange Act nor has Prospect received any notification that the SEC is contemplating terminating such registration.

        Section 3.19    Trust Fund.    Section 3.19 of the Prospect Disclosure Schedule sets forth as of June 30, 2009 the dollar amount (including an accrual for the earned but uncollected interest thereon) held in the trust account established in connection with Prospect's Public Offering for the benefit of its public shareholders (the "Trust Fund") for use by Prospect in connection with a business combination as set forth in the Prospect Constituent Instruments. Section 3.19 of the Prospect Disclosure Schedule sets forth as of June 30, 2009 the dollar amount of the Trust Fund that represents deferred underwriting commissions which will be paid to the underwriters of the Prospect Public Offering at the Closing.

        Section 3.20    Transactions with Affiliates and Employees.    Except as set forth in Section 3.20 of the Prospect Disclosure Schedule, none of the officers or directors of Prospect and, to the Knowledge of Prospect, none of the employees of Prospect is presently a party to any transaction with Prospect that is required to be disclosed under Rule 404(a) of Regulation S-K (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of Prospect, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        Section 3.21    Material Contracts.

          (a)   Prospect has made available to KW, prior to the date of this Agreement, true, correct and complete copies of each material contract which would be considered a material contract pursuant to Item 601(b)(10) of Regulation S-K or pursuant to which Prospect receives or pays amounts in excess of $100,000 (each a "Prospect Material Contract"). A list of each such Prospect Material Contract is set forth on Section 3.21 of the Prospect Disclosure Schedule. As of the date of this Agreement, Prospect is not in violation of or in default under (nor does there exist any condition which upon the passage of time, the giving of notice or both would cause such a violation of or default under) any Prospect Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Prospect; and, to the Knowledge of Prospect, as of the date of this Agreement, no other Person has violated or breached, or committed any default under, any Prospect Material Contract, except for violations, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

          (b)   Except as would not reasonably be expected to have a Material Adverse Effect on Prospect, each Prospect Material Contract is a legal, valid and binding agreement, and is in full force and effect, and (i) Prospect is not in breach or default of any Prospect Material Contract in any material respect; (ii) no event has occurred or circumstance has existed that (with or without notice or lapse of time), will or would reasonably be expected to, (A) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Prospect Material Contract; (B) permit Prospect or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Prospect Material Contract; or (iii) Prospect has not received notice of the pending or threatened cancellation, revocation or termination of any Prospect Material Contract to which it is a party. Since June 30, 2009, Prospect has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Prospect Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

        Section 3.22    Taxes.    Except as disclosed in Schedule 3.22 of the Prospect Disclosure Schedule:

          (a)   Prospect has timely filed, or has caused to be timely filed on its behalf, all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements, except to the extent any failure to timely file any Tax Returns, either individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on Prospect. All such Tax Returns are (and, as to a Tax Return not filed as of the date hereof, and filed on or before the Closing Date, will be) in all respects true, complete and accurate, except to the extent any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not and would not reasonably be expected to have a Material Adverse Effect on Prospect. To the Knowledge of Prospect, there are no unpaid Taxes claimed to be due by any Governmental Authority in charge of taxation of any jurisdiction, nor any claim for additional Taxes for any period for which Tax Returns have been filed, except to the extent any failure to file or any inaccuracies in any filed Tax returns, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

          (b)   Prospect has not received any written notice that any Governmental Authority will audit or examine (except for any general audits or examinations routinely performed by such Governmental Authorities), seek information with respect to, or make material claims or assessments with respect to any Taxes for any period. Prospect has made available to KW copies of all Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by Prospect since its inception.

          (c)   The Prospect Financial Statements reflect an adequate reserve, established in accordance with U.S. GAAP, for all Taxes known to be payable by Prospect (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all taxable periods and portions thereof through the date of such financial statements. Prospect is neither a party to nor is it bound by any Tax indemnity, Tax sharing or similar agreement and Prospect currently has no material liability, and will not have any material liabilities for any Taxes of any other Person under any agreement or by the operation of any Law. No deficiency with respect to any Taxes has been proposed, asserted or assessed against Prospect, except to the extent any such deficiency, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

          (d)   Prospect has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

          (e)   There are no Tax Liens upon any of the assets or properties of Prospect, other than with respect to Taxes not yet due and payable.

          (f)    All Taxes required to be withheld, collected or deposited by or with respect to Prospect have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.

          (g)   Prospect has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

        Section 3.23    Foreign Corrupt Practices.    Neither Prospect nor Merger Sub, nor, to Prospect's Knowledge, any Representative of Prospect or Merger Sub has, in the course of its actions for, or on behalf of, Prospect (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the FCPA; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, except, in the case of clauses (a) and (b) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Prospect.

        Section 3.24    Money Laundering Laws.    The operations of Prospect are and have been conducted at all times in compliance with Money Laundering Laws and no proceeding involving Prospect with respect to the Money Laundering Laws is pending or, to the Knowledge of the officers of Prospect, is threatened.

        Section 3.25    OFAC.    None of Prospect, Merger Sub, any director or officer of Prospect or Merger Sub, or, to the Knowledge of Prospect or Merger Sub, any agent, employee, affiliate or Person acting on behalf of Prospect or Merger Sub is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and neither Prospect nor Merger Sub has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

        Section 3.26    Proxy Statement/Prospectus.    None of the information in the Proxy Statement/Prospectus or incorporated by reference therein will, at the time the Proxy Statement/Prospectus is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (provided that Prospect shall not be responsible for the accuracy or completeness of any information relating to KW or its Subsidiaries or any information furnished by them in writing for inclusion in the Proxy Statement/Prospectus). If any information is discovered or any event occurs, or any change occurs with respect to the other information included in the Proxy Statement/Prospectus which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus so that such document does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Prospect shall notify KW promptly of such event.

        Section 3.27    Tax Representations Regarding Tax-Free Reorganization.

          (a)   Merger Sub was organized solely for purposes of the Merger. Merger Sub has no assets or liabilities and has not conducted any business.

          (b)   Merger Sub is wholly owned by Prospect and will continue to be wholly owned by Prospect through the Merger Effective Time.

          (c)   Prospect does not own any stock in KW and has not owned any stock in KW in the last five (5) years.

          (d)   Neither Prospect nor any person related to Prospect within the meaning of Treasury Regulation Section 1.368-1(e) has any plan or intention to redeem or acquire any of the Prospect Common Stock issued to KW stockholders in the Merger.

          (e)   Prospect has no plan or intention to liquidate KW, to merge KW with or into another corporation, to sell or otherwise dispose of the stock of KW except for transfers of stock described in Treasury Regulation Section 1.368-2(k), or to cause KW to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business or transfers of assets to a qualified group or qualified partnership within the meaning of and in accordance with Treasury Regulation Section 1.368-1(d)(4).

          (f)    Following the Merger, KW will continue its historic business or continue to use a significant portion of its historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d).

          (g)   Prospect is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

ARTICLE IV

Conduct Prior To The Closing

        Section 4.1    Covenants of KW.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, KW agrees that KW and its Subsidiaries shall (i) use commercially reasonable efforts to (except to the extent expressly contemplated by this Agreement or as consented to in writing by Prospect) carry on their businesses in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact their present business organizations, and (ii) use their commercially reasonable efforts consistent with past practice to keep available the services of their present executive officers and directors to preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, in each case, to the end that there shall not be a Material Adverse Effect in their ongoing businesses as of the Closing Date. KW agrees to promptly notify Prospect of any material event or occurrence not in the ordinary course of business that would have or reasonably be expected to have a Material Adverse Effect on KW. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as otherwise expressly permitted by or provided for in this Agreement, KW shall not take, allow, cause or permit any of the following actions to occur with respect to KW without the prior written consent of Prospect, which consent shall not be unreasonably delayed or withheld:

          (a)   Charter Documents.    Cause or permit any amendments to any of the KW Constituent Instruments or any other equivalent organizational documents, except for such amendments made pursuant to a Legal Requirement or as contemplated by this Agreement;

          (b)   Accounting Policies and Procedures.    Change any material method of accounting or accounting principles or practices by KW, except for any such change made pursuant to a Legal Requirement or by a change in U.S. GAAP;

          (c)   Dividends; Changes in Capital Stock.    Except for the payment of quarterly dividends on the KW Preferred Stock in an amount and a manner consistent with past practices, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (d)   Material Contracts.    Enter into any new Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Material Contract, other than in the ordinary course of business consistent with past practice;

          (e)   Issuance of Securities.    Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (f)    Indebtedness.    Except in its ordinary course of business, issue or sell any debt securities or guarantee any debt securities of others in excess of $10,000,000;

          (g)   Dispositions.    Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (h)   Taxes.    Make or change any Tax election, change an annual accounting period, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment relating to KW or any of its Subsidiaries, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to KW or any of its Subsidiaries, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

          (i)    New Line of Business.    Enter into any new line of business;

          (j)    Liquidation.    Adopt a plan or effect any complete or partial liquidation or adopt resolutions providing for or authorizing such liquidation or adopt a plan of or effect any dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (k)   Officers and Employees.    (1) Increase the wages, salaries, bonus, compensation or other benefits of any of its officers or employees (other than non-material increases granted to retain employees, other than officers, who have been offered employment by another Person) or enter into, establish, amend or terminate any KW Benefit Plan or, except as contemplated by this Agreement, enter into any other employment, consulting, retention, change in control, collective bargaining, bonus or incentive compensation, profit sharing, health, welfare, stock option, equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or other arrangement with, for or in respect of any officer, director or employee other than as required by applicable Law or pursuant to the terms of agreements in effect on the date of this Agreement or in the ordinary course of business consistent with past practice with its employees (other than officers), (2) hire any employees except in the ordinary course of business consistent with past practice or (3) fail to make contributions to any KW Benefit Plan in accordance with the terms thereof or with past practice;

          (l)    Material Adverse Effect.    Take or omit to take any action, the taking or omission of which could reasonably be expected to have a Material Adverse Effect on KW; and

          (m)  Other.    Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (l) above.

        Section 4.2    Covenants of Prospect.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Prospect agrees that Prospect shall (i) use commercially reasonable efforts, and cause Merger Sub to use commercially reasonable efforts, to (except to the extent expressly contemplated by this Agreement or as consented to in writing by KW), carry on its business in the ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due (subject to good faith disputes over such debts or taxes), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations and (ii) use its commercially reasonable efforts consistent with past practice to keep available the services of its present officers, directors and employees and to preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, in each case to the end that there shall not be a Material Adverse Effect in its ongoing business as of the Closing Date. Prospect agrees to promptly notify KW of any material event or occurrence not in the ordinary course of its business and of any event that would have a Material Adverse Effect on Prospect. Without limiting the generality of the forgoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as listed on Section 4.2 of the Prospect Disclosure Schedule or as otherwise expressly permitted by or provided for in this Agreement, Prospect shall not do, allow, cause or permit any of the following actions to occur without the prior written consent of KW, which consent shall not be unreasonably delayed or withheld:

          (a)   Charter Documents.    Cause or permit any amendments in any of their constituent instruments except for such amendments required by any Legal Requirement or the rules and regulations of the SEC or AMEX or as are contemplated by this Agreement (or such other applicable national securities exchange);

          (b)   Accounting Policies and Procedures.    Change any method of accounting or accounting principles or practices by Prospect, except for any such change made pursuant to a Legal Requirement or by a change in U.S. GAAP;

          (c)   Dividends; Changes in Capital Stock.    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, cancel or agree to cancel shares of its capital stock or repurchase, agree to repurchase or otherwise acquire or agree to acquire, directly or indirectly, any of its securities;

          (d)   Material Contracts.    Enter into any new Prospect Material Contract, or violate, amend or otherwise modify or waive any of the terms of any existing Prospect Material Contract, other than in the ordinary course of business consistent with past practice;

          (e)   Issuance of Securities.    Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (f)    Indebtedness.    Issue or sell any debt securities or guarantee any debt securities of others;

          (g)   Dispositions.    Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole, except in the ordinary course of business consistent with past practice;

          (h)   Taxes.    Make or change any Tax election, change an annual accounting period, adopt or change any accounting method with respect to Taxes, file any amended Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment relating to Prospect, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Prospect, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax.

          (i)    New Line of Business.    Enter into any new line of business;

          (j)    Liquidation.    Adopt a plan or effect any complete or partial liquidation or adopt resolutions providing for or authorizing such liquidation or adopt a plan of or effect any dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (k)   SEC Reports.    Fail to timely file or furnish to or with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished (except those filings by affiliates of Prospect required under Section 13(d) or 16(a) of the Exchange Act provided their failure to file such documents does not have a Material Adverse Effect on Prospect or the ability of Prospect to consummate the transactions contemplated hereby); and

          (l)    Other.    Agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through (k) above.

        Section 4.3    No Shop; Non-Solicit.

          (a)   From and after the date hereof until the earlier of the (i) termination of this Agreement in accordance with its terms or (ii) the Merger Effective Time ("Exclusivity Period"): (A) Prospect shall not, and shall cause its stockholders and Representatives (collectively, with Prospect, the "Prospect Group") not to enter into any written agreement with any other person or entity (whether or not such written agreement is absolute, contingent or conditional) regarding a Prospect Third Party Acquisition other than the transactions contemplated by this Agreement, (B) Prospect shall not and shall cause the other members of the Prospect Group not to solicit, offer, initiate, knowingly encourage, conduct or seek to engage in any discussions, investigations or negotiations or enter into any agreement with any other person or entity (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) regarding a Prospect Third Party Acquisition and (C) Prospect agrees that during the Exclusivity Period it shall promptly, after obtaining knowledge thereof, advise KW of any inquiry or proposal regarding a Prospect Third Party Acquisition that is received by any member of the Prospect Group, including the terms of the proposal and the identity of the inquirer or offeror; and

          (b)   During the Exclusivity Period: (A) KW shall not, and shall cause its stockholders and Representatives (collectively, with KW, the "KW Group") not to enter into any written agreement with any other person or entity (whether or not such written agreement is absolute, contingent or conditional) regarding a KW Third Party Acquisition other than the transactions contemplated by this Agreement, (B) KW shall not and shall cause the other members of the KW Group not to solicit, offer, initiate, knowingly encourage, conduct or seek to engage in any discussions, investigations or negotiations or enter into any agreement or understanding with any other person or entity (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) regarding a KW Third Party Acquisition, other than the transactions contemplated in this Agreement; and (C) KW agrees that during the Exclusivity Period it shall promptly, after obtaining knowledge thereof, advise Prospect of any inquiry or proposal regarding a KW Third Party Acquisition that is received by any member of the KW Group, including the terms of the proposal and the identity of the inquirer or offeror.

 ARTICLE V

Additional Covenants of KW

        Section 5.1    Access to Information.    Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which KW is subject, between the date of this Agreement and the Closing Date, subject to Prospect's undertaking to use its commercially reasonable efforts to keep confidential and protect the Trade Secrets of KW and its Subsidiaries against any disclosure, KW and its Subsidiaries shall permit, upon reasonable request, Prospect and its Representatives access at dates and times agreed upon by the applicable entity and Prospect, to all of the books and records of KW and its Subsidiaries which Prospect determines are necessary for the preparation and amendment of the Proxy Statement/Prospectus and such other filings or submissions in accordance with SEC rules and regulations as are necessary to consummate the transactions contemplated hereby and as are necessary to respond to requests of the SEC staff, Prospect's accountants and relevant Governmental Authorities; provided, however, that Prospect may make a disclosure otherwise prohibited by this Section 5.1 if required by applicable law or regulation or regulatory, administrative or legal process (including, without limitation, by oral questions, interrogatories, requests for information, subpoena of documents, civil investigative demand or similar process) or the rules and regulations of the SEC or any stock exchange having jurisdiction over Prospect. In the event that Prospect or any of its Representatives is requested or required to disclose any Trade Secrets of KW or its Subsidiaries as provided in the proviso in the immediately preceding sentence, Prospect shall provide KW and its Subsidiaries with immediate written notice of any such request or requirement so that KW and is Subsidiaries may seek a protective order or other appropriate remedy.

        Section 5.2    Insurance.    Through the Closing Date, KW shall cause KW and its Subsidiaries to maintain insurance policies providing insurance coverage for the businesses in which KW and its Subsidiaries are engaged and the assets and properties of KW and its Subsidiaries of the kinds, in the amounts and against the risks as are commercially reasonable for such businesses and risks covered and for the geographic areas where KW and its Subsidiaries engage in such businesses.

        Section 5.3    Fulfillment of Conditions.    KW shall use its commercially reasonable efforts, and shall cause its Subsidiaries to use their commercially reasonable efforts, to fulfill the conditions specified in Article VIII to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) executing and delivering documents necessary or desirable to consummate the transactions contemplated hereby, (b) engaging in a road show, at mutually agreed times and places, to seek the approval of the transactions, and (c) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their commercially reasonable efforts to conduct their respective businesses in such manner that on the Closing Date the representations and warranties of the each of KW contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

        Section 5.4    Disclosure of Certain Matters.    From the date hereof through the Closing Date, KW shall give Prospect prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on KW, or (b) would require any amendment or supplement to the Proxy Statement/Prospectus.

        Section 5.5    Regulatory and Other Authorizations; Notices and Consents.

          (a)   KW shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of Governmental Authorities and all material Consents that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents including the consents set forth on Section 5.5 of the KW Disclosure Schedule ("Required Consents") will cooperate with Prospect in promptly seeking to obtain all such Required Consents (and in such regard use commercially reasonable efforts to cause the relevant Governmental Authorities to permit Prospect and/or its counsel to participate in the conversation and correspondence with such Governmental Authorities together with KW's counsel).

          (b)   KW shall give promptly such notices to third parties under any Material Contract.

          (c)   KW shall use its commercially reasonable efforts to obtain, prior to the date of the mailing of the Proxy Statement/Prospectus, all necessary approvals from holders of KW Securities for the Merger, including the KW Stockholder Approvals.

          (d)   KW shall promptly notify Prospect if KW determines that it may be unable to obtain a Required Consent prior to November 13, 2009.

        Section 5.6    Related Taxes.    From the date hereof through the Closing Date, each of KW and its Subsidiaries, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a Material Adverse Effect on KW, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that KW shall (i) promptly notify Prospect that any of KW and its Subsidiaries is availing itself of such extensions, and (ii) pay all Taxes shown as due on such Tax Returns.

        Section 5.7    Proxy Statement/Prospectus.    KW shall use commercially reasonable efforts to provide promptly to Prospect such information concerning the business affairs and consolidated financial statements of KW and any required financial statements of its Subsidiaries as may reasonably be required for inclusion in the Proxy Statement/Prospectus and shall direct that its counsel cooperate with Prospect's counsel in the preparation of the Proxy Statement/Prospectus and shall request the cooperation of KW's auditors in the preparation of the Proxy Statement/Prospectus.

        Section 5.8    Employment Agreements.    KW will enter into amended employment agreements with each of William McMorrow, Mary Ricks and Donald Herrema substantially in the forms attached hereto as Exhibits B-1, B-2 and B-3, respectively.

        Section 5.9    Lock-Up Agreements.    Each of those Persons listed in Section 5.9 of the KW Disclosure Schedule will enter into a lock-up agreement substantially in the form of Exhibit C attached hereto.

        Section 5.10    No Claim Against Trust Fund.    Notwithstanding anything else in this Agreement, KW acknowledges that it has read Prospect's final prospectus dated November 14, 2007 and understands that Prospect has established the Trust Fund for the benefit of Prospect's public stockholders and that, subject to the limited exceptions described therein, Prospect may disburse monies from the Trust Fund only (a) to Prospect's public stockholders in the event they elect to convert their shares into cash in accordance with Prospect's certificate of incorporation and/or the liquidation of Prospect or (b) to Prospect after it consummates a business combination. KW further acknowledges that, if the transactions contemplated by this Agreement, or, upon termination of this Agreement, another business combination, are not consummated by November 14, 2009, Prospect shall be obligated to return to its public stockholders the amounts being held in the Trust Fund. Accordingly, KW, for itself and each of its Subsidiaries, hereby waives all rights, title, interest or claim of any kind against Prospect to collect from the Trust Fund any monies that may be owed to them by Prospect or KW for any reason, including but not limited to a breach of this Agreement by Prospect or any negotiations, agreements or understandings with Prospect (whether in the past, present or future), and shall not seek recourse against the Trust Fund at any time for any reason other than a breach by Prospect of Section 4.3 hereof. This paragraph shall survive this Agreement and shall not expire and may not be altered in any way without the express written consent of Prospect. Notwithstanding the foregoing, KW does not waive a claim for damages, not to exceed $10 million, against Prospect if such damages arise from Prospect's breach of Section 4.3 hereof.

 ARTICLE VI

Additional Covenants of Prospect

        Section 6.1    Proxy Statement/Prospectus Filing, SEC Filings and Special Meeting.

          (a)   Prospect shall cause a meeting of its stockholders (the "Prospect Stockholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption and approval of, among others, this Agreement and the transactions contemplated hereby. Prospect shall cause a meeting of the holders of Prospect Warrants (the "Prospect Warrant Holders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting to approve the Prospect Warrant Agreement Amendment. The board of directors of Prospect shall recommend to its stockholders and the holders of Prospect Warrants that they vote in favor of the adoption of such matters. In connection with the Prospect Stockholders' Meeting and the Prospect Warrant Holders Meeting, Prospect (a) shall use commercially reasonable efforts to file with the SEC as promptly as practicable the Proxy Statement/Prospectus, (b) upon receipt of approval from the SEC, will mail to its stockholders and the holders of Prospect Warrants the Proxy Statement/Prospectus and other proxy materials, (c) will use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, (d) will use commercially reasonable efforts to obtain the necessary approvals by the holders of Prospect Warrants of the Warrant Agreement Amendment and (e) will otherwise comply with all Legal Requirements applicable to the Prospect Stockholders' Meeting and the Prospect Warrant Holders Meeting.

          (b)   Prospect shall timely provide to KW all correspondence received from and to be sent to the SEC and shall not file any amendment to the filings with the SEC without (i) providing KW the opportunity to review and comment on any responses to the SEC and (ii) the prior consent of KW, which consent shall not be unreasonably delayed or withheld. In addition, Prospect shall use commercially reasonable efforts to cause the SEC to permit KW and/or its counsel to participate in the SEC conversations on issues related to Prospect's SEC filings together with Prospect's counsel.

        Section 6.2    Fulfillment of Conditions.    From the date hereof to the Closing Date, Prospect shall use its commercially reasonable efforts to fulfill the conditions specified in Article VIII. The foregoing obligation includes, without limitation, (a) executing and delivering documents necessary or desirable to consummate the transactions contemplated hereby, (b) engaging in a road show, at mutually agreed to times and places, to seek the approval of the transactions contemplated hereby, and (c) taking or refraining from taking such actions as may be necessary to fulfill such conditions (including using its commercially reasonable efforts to conduct the business of Prospect in such manner that on the Closing Date the representations and warranties of Prospect contained herein shall be accurate as though then made).

        Section 6.3    Disclosure of Certain Matters.    From the date hereof through the Closing Date, Prospect shall give KW prompt written notice of any event or development that occurs that (a) is of a nature that, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect on Prospect, or (b) would require any amendment or supplement to the Proxy Statement/Prospectus.

        Section 6.4    Regulatory and Other Authorizations; Notices and Consents.    Prospect shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Transaction Documents to which it is a party and shall cooperate fully with KW in promptly seeking to obtain all such authorizations, consents, orders and approvals (and in such regard use commercially reasonable efforts to cause the relevant Government Authorities to permit KW and/or its counsel to participate in the conversation and correspondence with such Government Authorities together with Prospect's counsel). Subsequent to the Closing, Prospect shall use commercially reasonable efforts to inform former market-makers in KW Common Stock of the Closing and that trades should no longer be made in KW Common Stock.

        Section 6.5    Related Taxes.    From the date hereof through the Closing Date, Prospect, consistent with past practice, shall (i) duly and timely file all Tax Returns and other documents required to be filed by it with applicable Governmental Authorities, the failure to file of which could have a Material Adverse Effect on Prospect, subject to extensions permitted by law and properly granted by the appropriate authority; provided, that Prospect shall (i) promptly notify KW that Prospect is availing itself of such extensions, and (ii) pay all Taxes shown as due on such Tax Returns.

        Section 6.6    Valid Issuance of Prospect Common Stock.    Prospect shall ensure that the authorized share capital of Prospect be sufficient to enable Prospect to issue the Prospect Common Stock in the Merger and to meet its obligations under the Prospect Stock Rights issued and outstanding as of such time. At the Closing, the shares of Prospect Common Stock to be issued in the Merger hereunder will be duly authorized, validly issued, fully paid and nonassessable and will have been issued in compliance with all applicable federal and state securities laws.

        Section 6.7    Securities Purchases.    Prospect agrees, either itself or through any affiliate, that it shall not, without the prior written consent of KW, purchase, agree to purchase or otherwise acquire or agree to acquire, directly or indirectly, any of Prospect's securities other than in accordance with the terms of the Transaction Documents.

        Section 6.8    Management Incentive Plan.    Prior to Closing, Prospect shall adopt an equity incentive plan ("Management Incentive Plan"), for the issuance of up to 4.0 million shares of Prospect Common Stock (the "Management Incentive Shares") and, at the Closing, Prospect shall grant awards under the Management Incentive Plan for the aggregate number of Management Incentive Shares to key employees of the Surviving Corporation in the amounts and upon terms and conditions to be mutually agreed upon between Prospect and KW.

        Section 6.9    Director and Officer Liability.    Prospect shall, or shall cause the Surviving Corporation, to do the following:

          (a)   For six years after the Merger Effective Time, the Surviving Corporation shall provide each current and former director and officer of Prospect (collectively, the "Indemnified D&Os") with "tail" insurance (to the extent available in the market) in respect of acts or omissions occurring prior to the Merger Effective Time covering each such Person on terms with respect to coverage and amount not materially less favorable than those currently covered by Prospect's officers' and directors' liability insurance policy, provided that the premium for such coverage will not exceed $200,000 (the "Tail Coverage Amount"). Without limiting the generality of the foregoing (and not withstanding any other provision of this Agreement), prior to the Merger Effective Time, and with the prior consent of Prospect, KW and Prospect shall be entitled to obtain prepaid insurance policies providing for the coverage contemplated by this Section 6.9 with annual premiums not to exceed the Tail Coverage Amount. If such prepaid policies are obtained prior to the Merger Effective Time, Prospect shall not cancel such policies or permit such policies to be cancelled. Notwithstanding the foregoing, neither Prospect nor the Surviving Corporation shall be required to pay annual premiums for such policy in excess of the Tail Coverage Amount and, in the event any future annual premiums for such policy exceeds such amount, Prospect or the Surviving Corporation will be entitled to reduce the amount of coverage that can be obtained for an annual premium equal to the Tail Coverage Amount.

          (b)   For six years after the Merger Effective Time, maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification of such Persons with respect to the facts or circumstances occurring at or prior to the Merger Effective Time to the fullest extent permitted from time to time under the DGCL, which provisions shall not be amended except as required by changes in Law or except to make changes permitted by Law that would enlarge the scope of such Persons' indemnification rights thereunder.

          (c)   The provisions of this Section 6.9 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified D&O, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations of Prospect and the Surviving Corporation under this Section 6.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any indemnified party to whom this Section 6.9 applies unless (x) such termination or modification is required by applicable Law or (y) the affected indemnified party shall have consented in writing to such termination or modification.

ARTICLE VII

Additional Agreements and Covenants

        Section 7.1    Disclosure Schedules.    Each of the Parties shall, as of the Closing Date, have the obligation to supplement or amend its respective Disclosure Schedules being delivered concurrently with the execution of this Agreement and annexes and exhibits hereto with respect to any matter hereafter arising or discovered which resulted in, or could reasonably be expected to result in a Material Adverse Effect on such Party. The obligations of the Parties to amend or supplement their respective Disclosure Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the representations and warranties of the Parties shall be made with reference to the Disclosure Schedules as they exist at the time of execution of this Agreement.

        Section 7.2    Confidentiality.    Between the date hereof and the Closing Date, each of Prospect and KW shall hold and shall cause its Affiliates and Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or by the rules and regulations of, or pursuant to any agreement, rules or regulations of, the relevant stock exchange or trading system, all documents and information concerning the other Party furnished to it by such other Party or its Representatives in connection with the transactions contemplated hereby, except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished with no obligation of confidentiality, (b) in the public domain through no fault of such Party, or (c) later lawfully acquired by the Party to which it was furnished from other sources, which source is not an Affiliate or Representative of the other Party, and each Party shall not release or disclose such information to any other Person, except its Affiliates and Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party in connection with the transactions contemplated hereby, if it exercises the same care as it takes to preserve confidentiality for its own similar information. For the avoidance of doubt, any disclosure of information required to be included by Prospect or KW in their respective filings with the SEC as required by applicable Laws will not be a violation of this Section 7.2 provided that the other Party was given notice of such disclosure prior to its release and did not object to its release.

        Section 7.3    Public Announcements.    From the date of this Agreement until the Closing or termination of this Agreement, Prospect and KW shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions contemplated hereby, and neither of them shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transactions contemplated hereby without the prior consent of Prospect (in the case of KW) or KW (in the case of Prospect), except as required by applicable Law or by the rules and regulations of, or pursuant to any agreement, rules or regulations of, the relevant stock exchange or trading system. Each Party will not unreasonably withhold approval from the other with respect to any press release or public announcement. If any Party determines with the advice of counsel that it is required to make this Agreement and the terms of the transactions contemplated hereby public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other Parties regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transactions contemplated hereby as may be reasonably requested by the other Parties and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any Party to its Representatives.

        Section 7.4    HSR.    If required pursuant to the HSR Act, as promptly as practicable after the date of this Agreement, Prospect and KW shall each prepare and file the notification required of it thereunder in connection with the transactions contemplated hereunder and shall promptly and in good faith respond to all information requested of it by the Federal Trade Commission and Department of Justice in connection with such notification and otherwise cooperate in good faith with each other and such Governmental Authorities. Prospect and KW shall (a) promptly inform the other of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding the transactions contemplated hereunder, (b) give the other prompt notice of the commencement of any action, suit, litigation, arbitration, proceeding or investigation by or before any Governmental Authority with respect to such transactions, and (c) keep the other reasonably informed as to the status of any such action, suit, litigation, arbitration, proceeding or investigation. Each of Prospect and KW shall pay one-half of the filing fees with respect to the notifications required under the HSR Act.

        Section 7.5    Fees and Expenses.    Except as provided in Section 7.4, in the event that there is no Closing of the transactions contemplated by this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses.

        Section 7.6    Reporting.    From and after the date of this Agreement, each of the Parties will, and will cause its Affiliates to, (i) act in a manner consistent with the treatment of the Merger contemplated by this Agreement as a reorganization under Section 368(a) of the Code and (ii) consistently take the position on all Tax Returns, before any taxing authority, and in any judicial proceeding, that the Merger contemplated by this Agreement qualifies as a reorganization under Section 368(a) of the Code.

        Section 7.7    Counsel Tax Letters.    Prospect and KW will each use its reasonable best efforts to cause its respective counsel to provide it with an opinion with respect to certain statements of United States federal income tax law as set forth in the Proxy Statement/Prospectus under the caption "Material United States Federal Income Tax Consequences of the Merger" (the "Proxy Statement/Prospectus Tax Section"). In the case of the opinion provided by KW's counsel, such opinion shall be subject to the assumptions, limitations and qualifications stated in such opinion and in the Proxy Statement/Prospectus Tax Section, and shall relate to the statements made in the Proxy Statement/Prospectus Tax Section regarding the United States federal income tax consequences of the Merger to United States holders (as such term is defined in the Proxy Statement/Prospectus Tax Section) of KW Securities. In the case of the opinion provided by Prospect's counsel, such opinion shall be subject to the assumptions, limitations and qualifications stated in such opinion and in the Proxy Statement/Prospectus Tax Section, and shall relate to the statements made in the Proxy Statement/Prospectus Tax Section regarding the United States federal income tax consequences of the Merger to Prospect and to United States holders of Prospect Common Stock. Each of the Parties, to the extent reasonably requested by counsel for a Party, shall timely provide to such requesting counsel, to the extent possible, reasonable and customary tax representations in connection with the United States federal income tax consequences of the Merger that are described in the Proxy Statement/Prospectus Tax Section.

 ARTICLE VIII

Conditions to Closing

        Section 8.1    KW Conditions Precedent.    The obligations of KW to enter into and complete the Closing are subject, at the option of KW, to the fulfillment on or prior to the Closing Date of the following conditions by Prospect, any one or more of which may be waived by KW in writing:

          (a)   Representations and Covenants.    The representations and warranties of Prospect contained in this Agreement shall be true on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on Prospect (disregarding for purposes of determining a Material Adverse Effect for purposes of this Section 8.1(a) any materiality qualifier set forth in Prospect's representations and warranties), and Prospect shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (b)   Litigation.    No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities (i) to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement, or to seek damages or a discovery order in connection with the transactions contemplated by this Agreement, or (ii) which has or may have, in the reasonable opinion of KW, a Material Adverse Effect on Prospect.

          (c)   Filing of Proxy Statement/Prospectus; Effectiveness of Registration Statement.    Prospect shall have filed the definitive Proxy Statement/Prospectus with the SEC and mailed it to Prospect's stockholders. The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the Knowledge of Prospect or KW, be threatened by the SEC.

          (d)   Approval by Prospect's Stockholders.    (i) The Merger and this Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of Prospect Common Stock sold in the Prospect Public Offering voted at the meeting in accordance with Prospect Constituent Instruments, (ii) a majority of the issued and outstanding shares of Prospect Common Stock shall have approved an amendment to Prospect's certificate of incorporation in the form attached as Exhibit D, (iii) to the extent required, a majority of the shares of Prospect Common Stock present or represented by proxy shall have approved the issuance to the holders of KW Securities of the Prospect Common Stock to be issued hereunder, and (iv) the aggregate number of shares of Prospect Common Stock held by public stockholders of Prospect who exercise their redemption rights with respect to their Prospect Common Stock in accordance with the Prospect Constituent Instruments shall not constitute thirty percent (30%) or more of the Prospect Common Stock sold in the Prospect Public Offering (collectively, the approvals described in clauses (i)-(iv), the "Prospect Stockholder Approvals").

          (e)   Approval by KW's Stockholders.

              (i)  The Merger shall have been approved by a majority of the issued and outstanding KW Common Stock in accordance with Section 251 of the DGCL and other applicable laws, and this Agreement shall have been approved by the affirmative vote of the holders of a majority of the shares of KW Common Stock in accordance with KW Constituent Instruments (the "KW Common Approvals").

             (ii)  Prior to the Closing Date, the Certificate of Designation of the KW Preferred Stock, shall have been amended pursuant to a majority vote of the holders of the KW Preferred Stock such that each share of KW Preferred Stock issued and outstanding immediately prior to the Merger Effective Time shall be automatically converted into the right to receive shares of Prospect Common Stock at the Preferred Stock Exchange Ratio (the "KW Preferred Approval" and, collectively with the KW Common Approvals, the "KW Stockholder Approvals").

          (f)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have been any occurrence, event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on Prospect.

          (g)   Amendment of Warrants.    The holders of Prospect Warrants shall have approved the Prospect Warrant Agreement Amendment.

          (h)   Notice to Trustee.    Prospect shall have delivered to the trustee of the Trust Fund instructions to disburse on the Closing Date the monies in the Trust Fund in accordance with the documents governing the Trust Fund.

          (i)    Transaction Documents.    Prospect shall have executed and delivered each of the Transaction Documents to which it is a party.

          (j)    Merger Documents.    Merger Sub shall have executed and delivered the Certificate of Merger to be filed in accordance with the DGCL as of the Merger Effective Time.

          (k)   Resignations.    Effective as of the Closing, the directors and officers of Prospect who are not continuing as directors or officers of Prospect after the Closing shall have resigned and the copies of the resignation letters of such directors and officers shall have been delivered to Prospect, stating, among others, that they shall have no claim for employment compensation in any form from Prospect except for any reimbursement of outstanding expenses existing as of the date of such resignation.

          (l)    Opinion.    KW shall have received the legal opinion of Bingham McCutchen LLP as to corporate matters which opinions shall be in form and substance reasonably satisfactory to KW.

          (m)  Officer's Certificate.    KW shall have received a certificate from Prospect, signed by an authorized officer, certifying that the attached copies of the Prospect Constituent Instruments and resolutions of the Prospect Board approving the Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

          (n)   Compliance Certificate.    KW shall have received a certificate from Prospect signed by an authorized officer, certifying that the conditions specified in Section 8.1(a), (b) and (f) have been fulfilled.

          (o)   Certificate of Good Standing.    KW shall have received a certificate of good standing under the applicable Law for Prospect.

          (p)   Injunctions or Restraints on Conduct of Business.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Prospect's conduct or operation of the business of Prospect following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

          (q)   Completion of the Merger and Conversion.    The Merger shall have become effective under the DGCL.

          (r)   Governmental Approvals.    Each of KW and Prospect shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the transactions contemplated hereby, and the waiting period under the HSR Act shall have lapsed.

          (s)   SEC Reports.    Each of Prospect or Merger Sub, as appropriate, shall have filed all reports and other documents required to be filed by it under the U.S. federal securities laws through the Closing Date.

          (t)    Transaction Documents.    The Transaction Documents shall have been executed and delivered by Prospect.

          (u)   SEC Actions.    No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against Prospect or any of its officers or directors.

          (v)   AMEX Listing.    Prospect shall have maintained its status as a company whose common stock and warrants are listed on AMEX and no reason shall exist as to why such status shall not continue immediately following the Closing.

          (w)  Prospect Founder Forfeited Shares.    The Prospect Founders will have delivered certificates representing 2.575 million shares of Prospect Common Stock duly endorsed in blank with executed blank stock powers pursuant to the terms of the Forfeiture Agreement.

          (x)   Trust Fund Minimum.    Upon the Closing, Prospect will have available for use by the Surviving Corporation, after taking into account all expenses and liabilities of Prospect and KW and other payments ("Trust Fund Expenses") required to be made by Prospect and KW at or immediately after the Closing, a minimum of (i) $75,000,000, plus (ii) and amount equal to (x) the number of shares of Prospect Common Stock which would have been issuable pursuant to Dissenting Shares if such Dissenting Shares had not exercised dissenter's rights, multiplied by (y) $37.00, up to a maximum of $11,370,026. Trust Fund Expenses does not include (a) amounts paid to KW officers and directors in connection with the Merger and (b) any KW debt that is accelerated by the failure of KW to obtain a Consent.

        Section 8.2    Prospect Conditions Precedent.    The obligations of Prospect to enter into and complete the Closing are subject, at the option of Prospect, to the fulfillment on or prior to the Closing Date of the following conditions by KW, any one or more of which may be waived by Prospect in writing (subject to the limitation set forth in Section 8.2(r)):

          (a)   Representations and Covenants.    The representations and warranties of KW contained in this Agreement shall be true on and as of the Closing Date, except where the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on KW (disregarding for purposes of determining a Material Adverse Effect for purposes of this Section 8.2(a) any materiality qualifier set forth in KW's representations and warranties), and KW shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with it on or prior to the Closing Date.

          (b)   Litigation.    No action, suit or proceeding (i) shall have been instituted before any court or governmental or regulatory body or instituted by any Governmental Authorities to restrain, modify or prevent the carrying out of the transactions contemplated by this Agreement, or to seek damages or a discovery order in connection with such transactions, or (ii) has or may have, in the reasonable opinion of Prospect, a Material Adverse Effect on KW.

          (c)   Effectiveness of Registration Statement.    The SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or, to the Knowledge of Prospect or KW, be threatened by the SEC.

          (d)   Approval by Prospect's Stockholders.    Prospect Stockholder Approvals shall have been obtained.

          (e)   Approval by KW's Stockholders.    The KW Stockholder Approvals shall have been obtained.

          (f)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have been any occurrence, event, change, effect or development that, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect on KW.

          (g)   Amendment of Warrants.    The holders of Prospect Warrants shall have approved the Prospect Warrant Agreement Amendment.

          (h)   Employment Agreements.    KW and each of the employees named in Section 5.8 shall have entered into the employment agreements contemplated by Section 5.8.

          (i)    Transaction Documents.    KW shall have executed and delivered each of the Transaction Documents to which it is a party.

          (j)    Merger Documents.    KW shall have executed and delivered the Certificate of Merger to be filed in accordance with the DGCL as of the Merger Effective Time.

          (k)   Cancellation of Options and Equity Compensation.    Prior to the Closing, (i) the holders of all outstanding options granted under KW's 1992 Incentive and Nonstatutory Stock Option Plan shall have exercised such options for shares of KW Common Stock, (ii) holders of all options and other equity compensation granted under KW's 2009 Equity Participation Plan shall have agreed to cancel all such options and other equity compensation owned by them, and (iii) KW shall have terminated its 1992 Incentive and Nonstatutory Stock Option Plan and 2009 Equity Participation Plan.

          (l)    Opinions.    Prospect shall have received the legal opinion of KW's legal counsel, which opinion shall be in form and substance reasonably satisfactory to Prospect.

          (m)  Officer's Certificate.    Prospect shall have received a certificate from KW signed by an authorized officer, certifying that the attached copies of the KW Constituent Instruments and resolutions or other authorizing documents approving the Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

          (n)   Compliance Certificate.    Prospect shall have received a certificate from KW signed by an authorized officer, certifying that the conditions specified in Section 8.2(a), (b) and (f) have been fulfilled.

          (o)   Certificate of Good Standing.    Prospect shall have received a certificate of good standing or equivalent under the applicable Law of KW.

          (p)   Injunctions or Restraints on Conduct of Business.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting KW's conduct or operation of its business or the business of any of its Subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority, domestic or foreign, seeking the foregoing be pending.

          (q)   Completion of the Merger.    The Merger shall have become effective under the DGCL.

          (r)   Dissent Rights.    The number of shares of KW Preferred Stock that have validly exercised their Dissent Rights shall not exceed 10% of the outstanding number of shares of KW Preferred Stock, and the number of shares of KW Common Stock that have validly exercised their Dissent Rights shall not exceed 10% of the outstanding number of shares of KW Common Stock. Prospect shall not waive this condition if the number of Dissenting Shares as of the Closing Date is such that, pursuant to the transactions contemplated by this Agreement, Prospect will not be acquiring "control" of KW as defined in Section 368(c) of the Code solely in exchange for Prospect Common Stock.

          (s)   Governmental Approvals.    Each of KW and Prospect shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of or in connection with this Agreement and the transactions contemplated hereby, and the waiting period under the HSR Act shall have lapsed.

          (t)    Required Consents.    KW shall have delivered to Prospect evidence that all Required Consents have been obtained.

          (u)   Transaction Documents.    The Transaction Documents shall have been executed and delivered by KW.

          (v)   SEC Actions.    No formal or informal SEC investigation or proceeding shall have been initiated by the SEC against KW or any of its officers or directors.

ARTICLE IX

Indemnification

        Section 9.1    Survival.    All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing for a period of twelve (12) months and shall thereafter be of no further force and effect; provided, however, that the representations and warranties contained in Sections 2.14, 2.24 and 2.26 and Sections 3.15 and 3.22, shall survive the Closing for a period equal to any applicable statute of limitations (including any waivers or extensions thereof). All of the covenants and obligations of the Parties contained in this Agreement shall survive the Closing unless they expire sooner in accordance with their terms. The term during which any representation, warranty, or covenant survives hereunder is referred to as the "Survival Period." Except as expressly provided in this paragraph, no claim for indemnification hereunder may be made after the expiration of the Survival Period.

        Section 9.2    Indemnification by KW.    KW shall, subject to limitations set forth in this Article IX hereof, indemnify, defend and hold harmless Prospect (which term, for the purposes of this Article IX shall include any of Prospect's successors) and permitted assigns (the "Prospect Indemnified Parties") from and against any liabilities, loss, claims, damages, fines, penalties, expenses (including costs of investigation and defense and reasonable attorneys' fees and court costs) (collectively, "Damages") arising from: (i) any breach of any representation or warranty made by KW in Article II hereof or in any certificate delivered by KW pursuant to this Agreement; or (ii) any breach by KW of its covenants or obligations in this Agreement to be performed or complied with by KW at or prior to the Closing.

        Section 9.3    Indemnification by Prospect.    Prospect shall, subject to the terms hereof, indemnify, defend and hold harmless KW (which term, for the purposes of this Article IX shall include any of KW's successors) and permitted assigns (the "KW Indemnified Parties") from and against any Damages arising from: (i) any breach of any representation or warranty made by Prospect in Article III hereof or in any certificate delivered by Prospect pursuant to this Agreement; or (ii) any breach by Prospect of its covenants or obligations in this Agreement to be performed or complied with by Prospect at or prior to the Closing.

        Section 9.4    Limitations on Indemnity.    Notwithstanding any other provision in this Agreement to the contrary, the Prospect Indemnified Parties and the KW Indemnified Parties shall not be entitled to indemnification pursuant to Section 9.2 or Section 9.3, unless and until the aggregate amount of Damages under Section 9.2 or Section 9.3, as applicable, collectively exceeds $1,000,000 (the "Deductible"). The aggregate amount of Damages for which a Party may be liable under this Agreement shall not exceed $10,000,000 (the "Cap").

        Section 9.5    Defense of Third Party Claims.    If any Prospect Indemnified Party or KW Indemnified Party determines to make a claim for indemnification under Section 9.2 or 9.3 (each an "Indemnitee"), such Indemnitee shall notify the indemnifying party (an "Indemnitor") of the claim in writing promptly after receiving notice of any action, lawsuit, proceeding, investigation, demand or other claim against the Indemnitee (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof in reasonable detail (such written notice, an "Indemnification Notice"); provided that the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; provided, that the Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose; provided, however, that the fees and expenses of such separate counsel shall be borne by the Indemnitee and shall not be recoverable from such Indemnitor under this Article IX. If the Indemnitor shall control the defense of any such claim, the Indemnitor shall be entitled to settle such claims; provided, that the Indemnitor shall obtain the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim. If the Indemnitor assumes such defense, the Indemnitor shall not be liable for any amount required to be paid by the Indemnitee that exceeds, where the Indemnitee has unreasonably withheld or delayed consent in connection with the proposed compromise or settlement of a third party claim, the amount for which that third party claim could have been settled pursuant to that proposed compromise or settlement. In all cases, the Indemnitee shall provide its reasonable cooperation with the Indemnitor in defense of claims or litigation, including by making employees, information and documentation reasonably available. If the Indemnitor shall not assume the defense of any such action, lawsuit, proceeding, investigation or other claim, the Indemnitee may defend against such matter as it deems appropriate; provided that the Indemnitee may not settle any such matter without the written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Indemnitee is seeking or will seek indemnification hereunder with respect to such matter.

        Section 9.6    Determining Damages.    The amount of Damages subject to indemnification under Section 9.2 or 9.3 shall be calculated net of (i) any Tax Benefit inuring to the Indemnitee on account of such Damages, (ii) any reserves set forth in any of KW Financial Statements relating to such Damages and (iii) any insurance proceeds or other amounts under indemnification agreements received or receivable by the Indemnitee on account of such Damages. If the Indemnitee receives a Tax Benefit on account of such Damages after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, "Tax Benefit" shall mean any refund of Taxes to be paid or reduction in the amount of Taxes which otherwise would be paid by the Indemnitee, in each case computed at the highest marginal tax rates applicable to the recipient of such benefit. To the extent Damages are recoverable by insurance, the Indemnitees shall take all commercially reasonable efforts to obtain maximum recovery from such insurance. In the event that an insurance or other recovery is made by any Indemnitee with respect to Damages for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee. The Indemnitors shall be subrogated to all rights of the Indemnitees in respect of Damages indemnified by the Indemnitors. The Indemnitees shall take all commercially reasonable efforts to mitigate all Damages upon and after becoming aware of any event which could reasonably be expected to give rise to Damages. For Tax purposes, the Parties agree to treat all payments made under this Article IX as adjustments to the consideration received for KW Securities.

        Section 9.7    Right of Setoff.    To the extent that any Party is obligated to indemnify any other Party after Closing under the provisions of this Article IX for Damages reduced to a monetary amount, such Party after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with the other Party, whether under this Agreement or any other agreement between such Parties on the one hand, and any of the other Party or any of their respective Affiliates, Subsidiaries or controlled persons or entities on the other.

        Section 9.8    Limitation on Recourse; No Third Party Beneficiaries.

          (a)   No claim shall be brought or maintained by any Party or its respective successors or permitted assigns against any officer, director, partner, member, agent, representative, Affiliate, equity holder, successor or permitted assign of any Party which is not otherwise expressly identified as a Party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, covenants or obligations of any Party set forth or contained in this Agreement or any exhibit or schedule hereto or any certificate delivered hereunder.

          (b)   The provisions of this Article IX are for the sole benefit of the Parties and nothing in this Article IX, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Article IX.

        Section 9.9    Fraud.    Notwithstanding anything to the contrary in this Agreement, the limitations and thresholds set forth in this Article IX shall not apply with respect to fraud, intentional misrepresentation or willful misconduct.

ARTICLE X

Termination

        Section 10.1    Methods of Termination.    Unless waived by the Parties hereto in writing, the transactions contemplated by this Agreement may be terminated and/or abandoned at any time but not later than the Closing:

          (a)   by mutual written consent of the Parties;

          (b)   by either Prospect or KW, if the Closing has not occurred by November 13, 2009;

          (c)   by either Prospect or KW, if a Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order, in each case which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the transactions contemplated hereby;

          (d)   by KW if it is not in material breach of this Agreement, and if there has been a breach by Prospect of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of KW at the Closing under Section 8.1 and such violation or breach has not been waived by KW or cured by Prospect within ten (10) business days after written notice thereof from KW;

          (e)   by Prospect, if it is not in material breach of this Agreement, and if (i) there has been a breach by KW of any representation, warranty, covenant or agreement contained in this Agreement which has prevented the satisfaction of the conditions to the obligations of Prospect at the Closing under Section 8.2 and such violation or breach has not been waived by Prospect or cured by KW within ten (10) business days after written notice thereof from Prospect, or (ii) KW has notified Prospect that KW will be unable to obtain a Required Consent prior to October 15, 2009;

          (f)    by KW, if the Prospect Board (or any committee thereof) shall have failed to recommend or shall have withdrawn or modified in a manner adverse to KW its approval or recommendation of this Agreement and the transactions contemplated hereunder;

          (g)   by Prospect, if the board of directors of KW (or any committee thereof) shall have failed to recommend or shall have withdrawn or modified in a manner adverse to Prospect its approval or recommendation of this Agreement and the transactions contemplated hereunder;

          (h)   by either Prospect or KW if, at the Prospect Stockholders' Meeting (including any adjournments thereof), the Prospect Stockholder Approvals shall not have been obtained, or the aggregate number of shares of Prospect Common Stock held by public stockholders of Prospect who exercise their redemption rights with respect to their Prospect Common Stock in accordance with the Prospect Constituent Instruments shall constitute thirty percent (30%) or more of the Prospect Common Stock sold in the Prospect Public Offering.

          (i)    by either Prospect or KW if the KW Common Approval shall not have been obtained on or prior to November 13, 2009.

        Section 10.2    Effect of Termination.

          (a)   In the event of termination by either Prospect or KW, or both of them, pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Article X and subject to Section 5.10 hereof, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

          (b)   If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

              (i)  each Party hereto shall destroy all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

             (ii)  all confidential information received by either Party hereto with respect to the business of the other Party hereto shall be treated in accordance with Section 7.2 hereof, which shall survive such termination or abandonment. The following other provisions shall survive termination of this Agreement: Section 5.10, Section 7.5, Article XI and this Section 10.2.

          (c)   If this Agreement is terminated by either Party pursuant to Section 10.1(i), KW shall be obligated to pay Prospect, as liquidated damages, $10,000,000 within thirty (30) days following the date of such termination. If KW shall have failed to pay such liquidated damages on or before the thirtieth (30th) day following termination, interest will begin to accrue on such amount at a rate equal to 2% per month (compounded monthly), provided that in no event will such rate be higher than the highest rate permitted by law.

ARTICLE XI

Miscellaneous

        Section 11.1    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages (or at such other address for a Party as shall be specified in writing to all other Parties).

        Section 11.2    Amendments; Waivers.    No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

        Section 11.3    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms "hereof," "herein," and "hereby" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

        Section 11.4    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

        Section 11.5    Counterparts; Facsimile Execution.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

        Section 11.6    Entire Agreement; Third Party Beneficiaries.    This Agreement, taken together with all Exhibits, Annexes and Schedules hereto (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated hereby and (b) are not intended to confer upon any Person other than the Parties any rights or remedies; provided that Section 6.9 of this Agreement is intended to benefit the Indemnified D&Os, each Indemnified D&O shall be deemed a third-party beneficiary of Section 6.9 of this Agreement, and Section 6.9 of this Agreement shall be enforceable by the Indemnified D&Os.

        Section 11.7    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 11.8    Consent to Jurisdiction.

          (a)   Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in state or federal court within the City and State of New York. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 11.8, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (1) the suit, action or proceeding in such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

          (b)   EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

        Section 11.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROSPECT ACQUISITION CORP.

By:	/s/ DAVID A. MINELLA
Name: David A. Minella
Title: Chairman & CEO
Address: 9130 Galleria Court, Suite 318 Naples, FL 34109

With a copy to:

Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 Attention: Floyd I. Wittlin, Esq.

KW MERGER SUB CORP.

By:	/s/ DAVID A. MINELLA
Name: David A. Minella
Title: President & Secretary
Address: c/o Prospect Acquisition Corp. 9130 Galleria Court, Suite 318 Naples, FL 34104

KENNEDY-WILSON, INC.

By:	/s/ WILLIAM J. MCMORROW
Name: William J. McMorrow Title: Chief Executive Officer Address: 9601 Wilshire Blvd. Beverly Hills, CA 90210

ANNEX A

Definitions

        "Action" has the meaning set forth in Section 2.10 of the Agreement.

        "Affiliate(s)" means any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "Amended Public Warrant" means an amended and restated Public Warrant (as defined in the Prospect Warrant Agreement) having the same terms as the Public Warrants except that it shall have an exercise price of $12.50 per share, a redemption price of $19.50 per share and a termination date of November 14, 2013.

        "Amended Sponsor Warrant" means an amended and restated Sponsor Warrant (as defined in the Prospect Warrant Agreement) having the same terms as the Sponsor Warrants except that it shall have an exercise price of $12.50 per share, a redemption price of $19.50 per share and a termination date of November 14, 2013.

        "AMEX" means the NYSE Amex LLC.

        "Business Day" means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks are generally open for banking business in the United States.

        "Cap" has the meaning set forth in Section 9.4 of the Agreement.

        "Cash Consideration" means $0.55 in cash.

        "Certificate of Merger" has the meaning set forth in Section 1.2 of the Agreement.

        "CGCL" has the meaning set forth in Section 1.7(f) of the Agreement.

        "Closing" has the meaning set forth in Section 1.9 of the Agreement.

        "Closing Date" has the meaning set forth in Section 1.9 of the Agreement.

        "COBRA" means Code Section 4980B, Part 6 of Subtitle B of Title I of ERISA and any applicable state law providing for similar group health or welfare plan continuation coverage.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Common Stock Exchange Ratio" has the meaning set forth in Section 1.7(a) of the Agreement.

        "Consent" has the meaning set forth in Section 2.5 of the Agreement.

        "Contract" means a contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument.

        "Conversion Shares" has the meaning set forth in Section 1.7(a) of the Agreement.

        "Damages" has the meaning set forth in Section 9.2 of the Agreement.

        "Deductible" has the meaning set forth in Section 9.4 of the Agreement.

        "DGA" has the meaning set forth in the background to the Agreement.

        "DGAH" has the meaning set forth in the background to the Agreement.

        "DGCL" has the meaning set forth in the background to the Agreement.

        "Disclosure Schedules" means the KW Disclosure Schedule and the Prospect Disclosure Schedule.

        "Dissent Rights" has the meaning set forth in Section 1.7(f) of the Agreement.

        "Dissenting Shares" has the meaning set forth in Section 1.7(f) of the Agreement.

        "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        "Environmental Law" means any Legal Requirement that requires or relates to:

        (a)   advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

        (b)   preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

        (c)   reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

        (d)   assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

        (e)   protecting resources, species, or ecological amenities;

        (f)    reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

        (g)   cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

        (h)   making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) which is or which has at any time in the last six (6) years been considered a single employer with KW or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, supplemented or otherwise modified from time to time.

        "Exchange Agent" has the meaning set forth in Section 1.8 of the Agreement.

        "Exchange Ratio" has the meaning set forth in Section 1.7(a) of the Agreement.

        "Exclusivity Period" has the meaning set forth in Section 4.3(a) of the Agreement.

        "Expenses" means all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party on its behalf in connection with or related to the authorization, preparation, diligence, negotiation, execution and performance of this Agreement and the Transaction Documents.

        "Forfeiture Agreement" has the meaning set forth in the background to the Agreement.

        "FCPA" has the meaning set forth in Section 2.20 of the Agreement.

        "Governmental Authority" means any national, federal, state, provincial, local or foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body of competent jurisdiction, or other governmental authority or instrumentality, domestic or foreign.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indemnitee" has the meaning set forth in Section 9.5 of the Agreement.

        "Indemnitor" has the meaning set forth in Section 9.5 of the Agreement.

        "Indemnification Notice" has the meaning set forth in Section 9.5 of the Agreement.

        "Indemnified D&Os" has the meaning set forth in Section 6.9(a) of the Agreement.

        "Intellectual Property Rights" has the meaning set forth in Section 2.13 of the Agreement.

        "Judgment" means any judgment, order or decree.

        "Knowledge", (i) with respect to KW, means the actual knowledge of its executive officers and members of its board of directors, and (ii) with respect to Prospect, means the actual knowledge of its executive officers and the members of its board of directors.

        "KW" has the meaning set forth in the preamble to the Agreement.

        "KW Balance Sheet" means the unaudited balance sheet as of June 30, 2009 included in the KW Financial Statements.

        "KW Benefit Plans" has the meaning set forth in Section 2.15(a) of the Agreement.

        "KW Certificates" has the meaning set forth in Section 1.7(d) of the Agreement.

        "KW Common Stock" has the meaning set forth in background to the Agreement.

        "KW Common Approval" has the meaning set forth in Section 8.1(e) of the Agreement.

        "KW Constituent Instruments" means the certificate of incorporation and bylaws, or other constitutive documents, of KW and each of its Subsidiaries each as amended to the date of the Agreement.

        "KW Disclosure Schedule" has the meaning set forth in Article II of the Agreement.

        "KW Financial Statements" has the meaning set forth in Section 2.6(a) of the Agreement.

        "KW Group" has the meaning set forth in Section 4.3(b) of the Agreement.

        "KW Indemnified Parties" has the meaning set forth in Section 9.3 of the Agreement.

        "KW Preferred Approval" has the meaning set forth in Section 8.1(e) of the Agreement.

        "KW Preferred Stock" has the meaning set forth in the background to the Agreement.

        "KW Securities" has the meaning set forth in the background to the Agreement.

        "KW Stock Rights" means that certain 7% convertible subordinated note due November 3, 2018 issued by KW to the Guardian Life Insurance Company of America, as the same is in effect on the date of this Agreement.

        "KW Stockholder Approvals" has the meaning set forth in Section 8.1(e) of the Agreement.

        "KW Third Party Acquisition" means (a) any sale of 15% or more of the consolidated assets of KW and its Subsidiaries, or 15% or more of the equity or voting securities of KW or any Subsidiary whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of KW (each, a "Material Subsidiary"), (b) any tender offer or exchange offer that, if consummated, would result in a third party beneficially owning 15% or more of the equity or voting securities of KW or of any Material Subsidiary, (c) a merger, consolidation, business combination, share exchange, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving KW or any Material Subsidiary, in each such case in this clause (c) that would result in either (x) a third party beneficially owning 15% or more of any class of equity or voting securities of KW or any Material Subsidiary, or 15% or more of the consolidated assets of KW or (y) the stockholders of KW receiving securities traded in the U.S. on any nationally-recognized exchange or over-the-counter market.

        "Law(s)" means any law, statute, ordinance, rule, regulation, order, writ, injunction or decree.

        "Legal Requirement" means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authorities (or under the authority of any national securities exchange upon which a Party's securities are then listed or traded)

        "Liens" means any liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances.

        "Management Incentive Shares" has the meaning set forth in Section 6.8 of the Agreement.

        "Management Incentive Plan" has the meaning set forth in Section 6.8 of the Agreement.

        "Material Adverse Effect" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a "Material Adverse Effect" with respect to any Person: any facts, changes, developments, events, occurrences, actions, omissions or effects (i) generally affecting (A) the economy, or financial or capital markets, in the United States or elsewhere in the world, to the extent that they do not disproportionately affect such Person in relation to other companies in the industry in which such Person primarily operates or (B) the industry in which such Person operates to the extent that they do not disproportionately affect such Person in relation to other companies in the industry in which such Person primarily operates, or (ii) arising out of, resulting from or attributable to (1) changes (after the date of this Agreement) in Law or in generally accepted accounting principles or in accounting standards or (2) any decline in the market price, or change in trading volume, of the capital stock of such Person or any failure to meet publicly announced revenue or earnings projections or internal projections, or (iii) changes related to or arising from the execution, announcement or performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, governmental authorities, customers, cooperators, suppliers, distributors or employees;

        "Material Contract" means a written Contract, as amended and supplemented to which KW or any of its Subsidiaries is a party or by which any of their respective assets and properties is currently bound, that is material to KW's business, properties, assets or condition (financial or otherwise), results of operations or prospects and was not executed in the ordinary course of business, including contracts that have expired by their terms or otherwise terminated but have liabilities that continue to attach to KW or any of its Subsidiaries.

        "Material Permits" means all Permits other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on any Parties.

        "Merger" has the meaning set forth in the background to the Agreement.

        "Merger Sub" has the meaning set forth in the preamble to the Agreement.

        "Merger Effective Time" has the meaning set forth in Section 1.2 of the Agreement.

        "Money Laundering Laws" has the meaning set forth in Section 2.21 of the Agreement.

        "OFAC" has the meaning set forth in Section 2.25 of the Agreement.

        "Off-balance Sheet Arrangement" means with respect to any Person, any securitization transaction to which that Person or its Subsidiaries is party and any other transaction, agreement or other contractual arrangement to which an entity unconsolidated with that Person is a party, under which that Person or its Subsidiaries, whether or not a party to the arrangement, has, or in the future may have: (a) any obligation under a direct or indirect guarantee or similar arrangement; (b) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; or (c) derivatives to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements.

        "Party" or "Parties" has the meaning set forth in the preamble to the Agreement.

        "Permits" means all governmental franchises, licenses, permits, authorizations and approvals necessary to enable a Person to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted.

        "Permitted Lien" means (a) any restriction on transfer arising under applicable securities law; (b) any Liens for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP; (c) any statutory Liens arising in the ordinary course of business by operation of Law with respect to a liability that is not yet due and delinquent and which are not, individually or in the aggregate, significant; (d) minor title defects, recorded easements, and zoning, entitlement, building and other minor land use regulations imposed by governmental agencies having jurisdiction over the Real Property, which minor title defects, recorded easements, and regulations do not, individually or in the aggregate, impair the continued use, occupancy, value or marketability of title of the property to which they relate and are not violated by the current or proposed use and operation of the Real Property; (e) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Real Property which do not materially impair the occupancy or use of the Real Property for the purposes for which it is currently used or proposed to be used in connection with the such relevant Person's business; (f) Liens identified on title policies, title opinions or preliminary title reports or other documents or writings included in the public records; (g) Liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) those Liens set forth in KW Disclosure Schedule.

        "Person(s)" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

        "Preferred Stock Exchange Ratio" has the meaning set forth in Section 1.7(a) of the Agreement.

        "Prospect" has the meaning set forth in the preamble to the Agreement.

        "Prospect Board" means the board of directors of Prospect prior to the Merger.

        "Prospect Common Stock" means the Common Stock of Prospect, $0.001 par value per share.

        "Prospect Constituent Instruments" has the meaning set forth in Section 3.2 of the Agreement.

        "Prospect Disclosure Schedule" has the meaning set forth in Article III of the Agreement.

        "Prospect Financial Statements" has the meaning set forth in Section 3.7 of the Agreement.

        "Prospect Founders" shall mean Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant.

        "Prospect Group" has the meaning set forth in Section 4.3(a) of the Agreement.

        "Prospect Indemnified Parties" has the meaning set forth in Section 9.2 of the Agreement.

        "Prospect Material Contract" has the meaning set forth in Section 3.21(a) of the Agreement.

        "Prospect Public Offering" means the initial public offering of Prospect completed on November 14, 2007, in which Prospect sold 25,000,000 Units at a price of $10.00 per unit.

        "Prospect SEC Documents" has the meaning set forth in Section 3.7 of the Agreement.

        "Prospect Stockholder Approvals" has the meaning set forth in Section 8.1(d) of the Agreement.

        "Prospect Stockholders' Meeting" has the meaning set forth in Section 6.1(a) of the Agreement.

        "Prospect Share(s)" has the meaning set forth in the background to the Agreement.

        "Prospect Stock Right(s)" shall mean a warrant or other right to purchase a share of common stock of Prospect.

        "Prospect Third Party Acquisition" means: (a) any purchase of 15% or more of the consolidated assets of a third party and its subsidiaries, or 15% or more of the equity or voting securities of a third party or a Material Subsidiary (as defined in KW Third Party Acquisition definition) thereof, (b) any tender offer or exchange offer that, if consummated, would result in Prospect beneficially owning 15% or more of a third party's equity or voting securities or any Material Subsidiary thereof, (c) a merger, consolidation, business combination, share exchange, purchase of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Prospect and any third party, in each such case in this clause (c) that would result in Prospect beneficially owning 15% or more of any class of equity or voting securities of such third party or any Material Subsidiary thereof, or 15% or more of the consolidated assets of such third party.

        "Prospect Warrant" means an outstanding warrant of Prospect which entitles the registered holder to purchase one share of Prospect Common Stock at a price of $7.50 per share, subject to adjustment at any time commencing on the completion of a business combination.

        "Prospect Warrant Agreement" means the Warrant Agreement, by and between Prospect and Continental Stock Transfer & Trust Company (as Warrant Agent), dated as of November 14, 2007.

        "Prospect Warrant Agreement Amendment" means an amendment to the Prospect Warrant Agreement substantially in the form attached as Exhibit E that provides that, simultaneously with the Closing: (i) each Sponsor Warrant (as defined in the Prospect Warrant Agreement) will be converted into the Amended Sponsor Warrant; and (ii) each Public Warrant (as defined in the Prospect Warrant Agreement) will be converted into either (x) the Cash Consideration or (y) the Amended Public Warrant, in each case as the holder of Public Warrants shall have elected or be deemed to have elected; provided that no more than 50% of the outstanding Public Warrants shall be converted into the right to receive the Amended Public Warrant.

        "Prospect Warrant Holders Meeting" has the meaning set forth in Section 6.1(a) of the Agreement.

        "Proxy Statement/Prospectus Tax Section" has the meaning set forth in Section 7.7 of the Agreement.

        "Proxy Statement/Prospectus" has the meaning set forth in Section 2.28 of the Agreement.

        "Real Estate Leases" means the leases for the properties located at 9601 Wilshire Blvd., Beverly Hills, CA, 90210 and 9701 Wilshire Blvd., Beverly Hills, CA, 90210.

        "Real Property" has the meaning set forth in Section 2.12(a) of the Agreement.

        "Registration Statement" has the meaning set forth in Section 2.28 of the Agreement.

        "Regulation S-K" means Regulation S-K promulgated under the Securities Act of 1933, as amended.

        "Representatives" of any Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants and any other person acting on behalf of such Party.

        "Required Consent" has the meaning set forth in Section 5.5(a) of the Agreement.

        "Sarbanes-Oxley Act" has the meaning set forth in Section 3.13 of the Agreement.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, supplemented or otherwise modified from time to time.

        "Subsidiary" means with respect to a Person an entity if (a) such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect at least a majority of the members of such entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity such that its financial results are consolidated with such other Person.

        "Survival Period" has the meaning set forth in Section 9.1 of this Agreement.

        "Surviving Corporation" has the meaning set forth in Section 1.1 of the Agreement.

        "Tail Coverage Amount" has the meaning set forth in Section 6.9(a) of the Agreement.

        "Tangible Personal Property" has the meaning set forth in Section 2.12(b) of the Agreement.

        "Taxes" means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties, fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments.

        "Tax Benefit" has the meaning set forth in Section 9.6 of the Agreement.

        "Tax Return" means all federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

        "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it.

        "Transaction Documents" means this Agreement and any other agreement or document to be delivered by the Parties on the Closing Date.

        "Trust Fund" has the meaning set forth in Section 3.19 of the Agreement.

        "Trust Fund Expense" has the meaning set forth in Section 8.1(x) of the Agreement.

        "U.S." or "United States" means the United States of America.

        "U.S. GAAP" means generally accepted accounting principles of the United States.

        "Unit" means the Unit of Prospect which entitles the registered holder to one share of Prospect Common Stock and one Warrant.

        "Voting Prospect Debt" has the meaning set forth in Section 3.1(c) of the Agreement.

        "Voting KW Debt" has the meaning set forth in Section 2.1(b) of the Agreement.

 Exhibit A to the Merger Agreement

FORFEITURE AGREEMENT

        FORFEITURE AGREEMENT is made and entered into as of September 8, 2009 (this "Agreement"), by and among (i) PROSPECT ACQUISITION CORP., a Delaware corporation ("Prospect"), (ii) DE GUARDIOLA ADVISORS, INC., a Delaware corporation ("DGA"), (iii) DE GUARDIOLA ADVISORS HOLDINGS, INC., a Delaware corporation ("DGAH"), (iv) Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant (collectively, the "Prospect Founders"), and (v) KENNEDY-WILSON, INC., a Delaware corporation ("KW").

RECITALS

        WHEREAS, Prospect, KW Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Prospect ("Merger Sub") and KW are concurrently entering into that certain Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub will be merged with and into KW, with KW to be the surviving corporation; and

        WHEREAS, as an inducement to KW entering into the Merger Agreement, the Prospect Founders have agreed to forfeit an aggregate of 2,575,000 of their shares of Prospect Common Stock.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

        Section 1    Forfeiture and Cancellation of Prospect Common Stock.

          (a)   Each of the Prospect Founders agrees that, immediately prior to and contingent upon the Closing under the Merger Agreement, he, she or it shall surrender to Prospect for cancellation stock certificates representing a number of shares of Prospect Common Stock set forth next to each Prospect Founder's name on Schedule 1 hereto under the heading "Shares Forfeited to Prospect" (the "Forfeited Shares").

          (b)   Each of the Prospect Founders (i) represents and warrants that he, she or it owns his, her or its Forfeited Shares free and clear of liens or encumbrances other than the transfer restrictions set forth in such Prospect Founder's Letter Agreement, dated as of November 14, 2007, by and among such Prospect Founder, Prospect and Citigroup Global Markets Inc. or in that certain Escrow Agreement, dated as of November 14, 2007, by and among Prospect, the Prospect Founders and Continental Stock Transfer & Trust Company, and (ii) agrees that he, she or it shall not incur any additional liens or encumbrances on the Forfeited Shares prior to the Closing under the Merger Agreement.

          (c)   Each of the Prospect Founders acknowledges and agrees that KW would not have entered into the Merger Agreement if the Prospect Founders had not entered into this Agreement concurrently therewith.

        Section 2    Stock Issuance to DGAH.

          (a)   Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, at the Closing under the Merger Agreement, in consideration of DGA's engagement by Prospect under the letter agreement, dated as of August 10, 2009, between DGA and Prospect (the "Engagement Letter"), Prospect shall issue to DGAH 375,000 shares of Prospect Common Stock (the "Advisor Shares").

          (b)   DGA agrees that Prospect's delivery of the Advisor Shares shall be in full and complete satisfaction of Prospect's obligation to pay the equity portion of the Transaction Fee pursuant to and as defined in the Engagement Letter.

        Section 3    Representations and Warranties.    Each party hereto hereby represents and warrants to each other party, as of the date hereof and as of Closing, as follows:

          (a)    Power and Authority.    Such party has the full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

          (b)    No Conflicts.    The execution and delivery of this Agreement by such party does not, and, the performance of, and compliance with, the terms of this Agreement by such party, will not, (i) conflict with or violate any provision of any law, statute, judgment, injunction, decree, ruling or resolution to which such party is subject, (ii) violate its organizational documents, if applicable, or (iii) conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to such party or any of its assets, or any order or decree applicable to such party.

          (c)    Consents.    No permit, authorization, consent or approval of or by, or any notification of or registration, declaration or filing with, any person (governmental or private) is required to be obtained or made by such party in connection with the execution, delivery and performance by it of this Agreement or the consummation by such party of the transactions contemplated hereby.

        Section 4    Additional Representation and Warranties of DGAH.    DGAH hereby represents and warrants to Prospect, as of the date hereof and as of Closing, as follows:

          (a)    Accredited Investor.    DGAH is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, and understands that Prospect has relied upon its being an accredited investor in deciding to proceed with the transactions contemplated hereby, and in ascertaining the requirements of law applicable to the issuance of the Advisor Shares pursuant to Section 2 of this Agreement. DGAH's financial condition is such that DGAH is able to bear all economic risks of investment in the Advisor Shares, including a complete loss of DGAH's investments therein. DGAH acknowledges that Prospect has provided it with adequate access to financial and other information concerning Prospect as requested and that it has had the opportunity to ask questions of and receive answers from Prospect concerning the transactions contemplated under this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in Prospect.

          (b)    Investment.    DGAH is acquiring the Advisor Shares from Prospect in a private placement for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and DGAH has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (c)    Unregistered Securities.    DGAH acknowledges and agrees that the Advisor Shares must be held indefinitely until such time as they are subsequently registered under the Securities Act or an exemption from such registration is available. DGAH has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which currently permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions,

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  including, among other things: the availability of certain current public information about Prospect, minimum holding periods and restrictions on the number of shares sold in a given period.

        Section 5    Termination.    This Agreement shall automatically terminate and have no further force and effect upon the termination of the Merger Agreement.

        Section 6    Miscellaneous.

          (a)    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the addresses set forth on the signature pages (or at such other address for a party as shall be specified in writing to all other parties).

          (b)    Amendments; Waivers.    No provision of this Agreement may be waived or amended except in a written instrument signed by all of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

          (c)    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms "hereof," "herein," and "hereby" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e)    Counterparts; Facsimile Execution.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

          (f)    Entire Agreement; Third Party Beneficiaries.    This Agreement, taken together with all Schedules hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

          (g)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (h)    Consent to Jurisdiction; Waiver of Jury Trial.    (i) Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this

3

  Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in any state or federal court within the City of New York, New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (1) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 6(h), (2) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (3) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

             (ii)  EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          (i)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank.]

4

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROSPECT ACQUISITION CORP.
By:
Name: Title: Address:
With a copy to:
Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 Attention: Floyd I. Wittlin, Esq.
DE GUARDIOLA ADVISORS, INC.
By:
Name: Title: Address:
DE GUARDIOLA ADVISORS HOLDINGS, INC.
By:
Name: Title: Address:
KENNEDY-WILSON, INC.
By:
Name: William J. McMorrow Title: Chief Executive Officer Address: 9601 Wilshire Blvd. Beverly Hills, CA 90210

Prospect Founders:
FLAT RIDGE INVESTMENTS LLC
By:
Name: Title: Address:
LLM STRUCTURED EQUITY FUND L.P.
By:
Name: Title: Address:
LLM INVESTORS L.P.
By:
Name: Title: Address:
CMS PLATINUM FUND, L.P.
By:
Name: Title: Address:
SJC CAPITAL LLC
By:
Name: Title: Address:
MICHAEL P. CASTINE Address:

DANIEL GRESSEL Address:
MICHAEL DOWNEY Address:
JAMES J. CAHILL Address:
JOHN MERCHANT Address:

Schedule 1

Prospect Founder	Shares of Prospect Common Stock Held	Pro Rata Percentage	Shares Forfeited to Prospect
Flat Ridge Investments LLC	3,271,753	52.348048%	1,347,964
LLM Structured Equity Fund L.P.	1,475,404	23.606464%	607,867
LLM Investors L.P.	30,110	0.481760%	12,406
CMS Platinum Fund, L.P.	376,378	6.022048%	155,068
SJC Capital LLC	138,021	2.208336%	56,865
Michael P. Castine	138,021	2.208336%	56,865
Daniel Gressel	138,021	2.208336%	56,865
Michael Downey	138,021	2.208336%	56,865
James J. Cahill	406,250	6.50%	167,375
John Merchant	138,021	2.208336%	56,865
Total	6,250,000	100%	2,575,000

 Exhibit B-1 to the Merger Agreement

FIFTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

        This Fifteenth Amendment to Employment Agreement (the "Fifteenth Amendment") is made and entered into by and between KENNEDY-WILSON, INC., a Delaware corporation (the "Company"), and William J. McMorrow, an individual ("Employee"). This amendment will become effective at the times set forth below, which include the time at which KW Merger Sub Corp. ("Merger Sub"), a subsidiary of Prospect Acquisition Corp. ("PAX"), is merged into the Company (the "Effective Time").

RECITALS

        WHEREAS, Company and Employee have entered into that certain "Employment Agreement" dated as of August 14, 1992, as amended January 1, 1993, January 1, 1994, March 31, 1995, January 1, 1996, May 19, 1997, August 20, 1998, August 9, 1999, January 3, 2000, October 1, 2000, April 22, 2002, October 1, 2003, April 21, 2004, January 1, 2008, and February 1, 2009 (collectively, the "Agreement") providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

        WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement shall be modified as set forth below and that, except as modified, the Agreement shall remain in full force and effect.

        WHEREAS, Company and Employee have agreed that the modifications set forth below that are effective as of the Effective Time shall be conditioned upon the consummation of the merger of PAX into the Company

AMENDMENT TO AGREEMENT

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of the times set forth below.

        1.     Section 2 (b) is deleted immediately before the Effective Time.

        2.     Section 9 is deleted as of the Effective Time and a new Section 9 is substituted as of the Effective Time, to read as follows:

          9.     Termination.

            (a)   Either Company or Employee may terminate this Agreement at any time during the Term, in the event of a material breach of this Agreement by Employee or Company which is not corrected within thirty (30) days after the written notice of the breach is delivered to the other party. The written notice from Company to Employee shall include a reasonably detailed description of Employee's acts or omissions, which constitute cause for termination. The term "cause" shall mean: (i) the breach of any material provision of this Agreement; (ii) persistent misconduct, neglect or negligence in the performance of Employee's duties and obligations as set forth in this Agreement; (iii) disloyal, dishonest or illegal conduct or moral turpitude of Employee; (iv) such material carelessness or inefficiency in the performance of his` duties that Employee, in the reasonable discretion of Company, is deemed unfit to continue in the service of Company; and (v) the material and persistent failure of Employee to comply with the policies or directives of Company and/or failure to take direction from Company management.

            (b)   Employee's employment with Company shall cease upon the date of his death or physical or mental disability to the extent that Employee becomes disabled for more than sixty (60) consecutive days or ninety (90) days in the aggregate in any 12-month period and unable to perform his duties on a full-time basis. Upon termination for death or physical or mental disability, Company shall continue to pay Employee the basic salary described in Section 4 for the remainder of the Term of the Agreement on the Company's ordinary payroll dates applicable to similarly situated employees of the Company, together with such other employee benefits (other than continued participation under the Company's Section 401(k) plan) as Employee may be entitled to under the provisions of Section 6 (or if such benefits cannot be provided pursuant to the terms of the applicable plans, comparable benefits, provided, however, that the provision of comparable benefits shall be made following Employee's termination of employment only if and to the extent that such benefits may be provided at no additional cost above what was previously paid by the Company).

            (c)   If the Employee is terminated by Company prior to the end of the Term without cause, then Company shall continue to pay Employee the basic salary described in Section 4 for the remainder of the Term of the Agreement on the Company's ordinary payroll dates applicable to similarly situated employees of the Company, together with such other employee benefits (other than continued participation under the Company's Section 401(k) plan) as Employee may be entitled to under the provisions of Section 6 (or if such benefits cannot be provided pursuant to the terms of the applicable plans, comparable benefits, provided, however, that the provision of comparable benefits shall be made following Employee's termination of employment only if and to the extent that such benefits may be provided at no additional cost above what was previously paid by the Company).

            (d)   If Company instructs Employee to work full-time or substantially full-time at any location not acceptable to Employee (other than the Company's main headquarters) that is more than 50 miles from Employee's then principal place of work and more than 50 miles from Employee's then principal residence, or eliminates or materially reduces his duties as CEO / Chairman , then Employee may elect to deem such action(s) a constructive termination by Company and resign his employment, provided that (i) such resignation occurs within one year of such action(s); (ii) Employee provides written notice to the Company of such action(s) within 90 days thereof; and (iii) the Company fails to cure the action(s) constituting such constructive termination within 30 days of receipt of the notice. In the event of such a resignation, Company shall continue to pay or provide Employee for the remainder of the Term the basic salary described in Section 4 of the Agreement on the Company's ordinary payroll dates applicable to similarly situated employees of the Company, together with such other employee benefits (other than continued participation under the Company's Section 401(k) plan) as Employee may be entitled to under the provisions of Section 6 (or if such benefits cannot be provided pursuant to the terms of the applicable plans, comparable benefits, provided, however, that the provision of comparable benefits shall be made following Employee's termination of employment only if and to the extent that such benefits may be provided at no additional cost above what was previously paid by the Company).

            (e)   If Employee terminates this Agreement without cause or Employee is terminated for cause, then Employee shall be entitled to receive only the compensation described in Section 4 above earned to the date of termination. Company shall not pay Employee the salary and other benefits which Employee would have been entitled to for the remainder of the term of the Agreement under Sections 4 and Section 6 above, provided that in the event Employee so resigns, Employee will receive a bonus for the year in which he resigned in the ordinary course but prorated based on the number of days Employee was employed by the Company that year (provided that, if the bonus is intended to be qualified under section 162(m) of the Internal Revenue Code, payment of the prorated bonus shall be contingent on satisfaction of the performance target applicable to the bonus).

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            (f)    This Agreement may be terminated by Employee at any time, provided such termination shall have the effect set forth as follows:

                (i)  Termination of this Agreement pursuant to this Section 9 shall not relieve Employee of his obligations to comply with Sections 7 and 8 hereof, which provisions shall survive the termination of this Agreement. If, and only if, Employee is terminated without cause or Employee resigns due to the Company's material breach of this Agreement which is not corrected within thirty (30) days after the Employee's written notice of the breach to the Company, then Employee shall be relieved of his obligations under Sections 7 and 8 hereof.

        3.     A new Section 11 is added, effective as of September 4, 2009:

          11.   October 15, 2009 Bonus Payments.

        The Company shall pay Employee a cash bonus of $4.85 million on October 15, 2009. The bonus shall be promptly repaid if the merger of Merger Sub into Company does not occur by November 15, 2009.

        4.     A new Section 12 is added, effective as of the Effective Time:

          12.   April 1, 2010 and January 1, 2011 Bonus Payments.

            (a)   Subject to the conditions set forth in this Section 12, Company shall pay Employee a cash bonus of $2.425 million on April 1, 2010, and a cash bonus of $4.425 million on January 1, 2011.

            (b)   The bonus payable April 1, 2010 is conditioned on (1) approval by the PAX Compensation Committee of the issuance of the bonus as a Performance Unit Award under the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the "Plan"), (2) approval of the Plan by the shareholders of PAX (3) Employee's continued employment through April 1, 2010, and (4) satisfaction as of March 31, 2010 of the Performance Target, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time. The "Performance Target" is that the Company's assets under management be at least $3 billion. For this purpose, "assets under management" shall equal the value of assets under management by the Company, as reflected in the footnotes to the Company's financial statements, plus the cost of properties subject to property management contracts with the Company (not taking into account any properties whose value is reflected in the footnotes). In the event that the Performance Target is not met as of March 31, 2010, the bonus otherwise due March 31, 2010 shall, nevertheless, continue to be paid if the Performance Target is satisfied as of the earlier of June 30, 2010, September 30, 2010, or December 31, 2010.

            (c)   The bonus payable January 1, 2011 is conditioned on (1) approval by the PAX Compensation Committee of the issuance of the bonus as a Performance Unit Award under the Plan, (2) approval of the Plan by the shareholders of PAX (3) Employee's continued employment through January 1, 2011, (4) satisfaction of the Performance Target as of December 31, 2010, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time.

            (d)   Notwithstanding the preceding subsections of this section, the bonuses described herein shall be payable even if Employee is not employed through the dates set forth above, provided that the other conditions to the payment of the bonus are met and Employee terminates employment under conditions that would entitle him under Section 9(c) or (d) to payment of his salary through the remainder of the Term.

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        5.     A new Section 13 is added, effective immediately prior to the Effective Time.

          13.   Note Forgiveness.

        Immediately prior to the Effective Time, the principal and interest shall be forgiven on the note dated April 10, 2006 from Employee to Company and the note shall be treated as paid in full.

        6.     A new Section 14 is added, effective as of the Effective Time: 2009:

          14.   Restricted Shares.

            (a)   Immediately after the Effective Time and subject to the conditions set forth herein, Employee shall be issued 900,000 restricted shares of common stock of PAX. The restricted shares are conditioned on (1) approval by the PAX Compensation Committee of the issuance and terms of the restricted shares under the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the "Plan"), subject to the conditions set forth below in (b) and (c), (2) approval of the Plan by the shareholders of PAX, (3) Employee's continued employment through the vesting dates set forth below in (b), (4) satisfaction of the Performance Target, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time.

            (b)   300,000 restricted shares shall become vested on the first anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2010; 300,000 restricted shares shall become vested on the second anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2011; and 300,000 restricted shares shall become vested on the third anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2012.

            (c)   Notwithstanding subsections (a) and (b), if, prior to the Employee's fully satisfying the above 3-year vesting requirement, Employee's employment with the Company shall be terminated by the Company without cause or by the Employee for Good Reason, in any such event, the requirement of continued employment shall no longer apply, so that, assuming the Performance Target is met as of the relevant date, the restricted shares shall thereupon become fully vested, no longer subject to restrictions, and transferable. As used in this subsection, "Good Reason" shall mean the voluntary termination by Employee of his employment with the Company within six months of the Company's (A) instructing the Employee to work (or provide services) full-time or substantially full-time at any location not acceptable to the Employee (other than the employer's main headquarters) that is more than 50 miles from Employee's principal place of work and more than 50 miles from Employee's principal residence, (B) eliminating or materially reducing the Employee's duties for the Company, or (C) materially reducing the Employee's base pay (or compensation).

        7.     A new Section 15 is added, effective as of the Effective Time:

          15.   Section 280G.

            (a)   Notwithstanding anything in this Employment Agreement to the contrary, in the event that the Company's independent public accountants (the "Accountants") shall determine that receipt of all payments or benefits made or provided by the Company or its affiliated companies in the nature of compensation to or for Employee's benefit (each, a "Payment"), whether payable or to be provided pursuant to this Employment Agreement or otherwise, and including, without limitation, the post-termination payments and benefits provided pursuant to Section 9 and the restricted shares provided pursuant to Section 14, would subject Employee to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced to the Reduced Amount (as defined below).

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            (b)   If the Accountants determine that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Employee notice to that effect and a copy of the detailed calculation thereof. Any reduction of the Payments shall be made in such a manner as will provide Employee with the greatest Net After-Tax Receipt, as defined below.

            (c)   As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that Payments will have been made by the Company to or for the benefit of Employee which should not have been so made ("Overpayment"), or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Employee could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Employee which the Accountants believe has a high probability of success, determine that an Overpayment has been made, Employee shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Employee to the Company if and to the extent such payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accountants determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

            (d)   The following terms have the meanings set forth below:

                (i)  "Reduced Amount" shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code.

               (ii)  "Net After-Tax Receipt" shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of all Payments net of all taxes imposed on Employee with respect thereto under the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Employee's taxable income for the immediately preceding taxable year, or such other rate(s) as Employee certifies, in Employee's sole discretion, as likely to apply to him in the relevant tax year(s).

            (e)   Subject to the last sentence of this subsection (e), all determinations made by the Accountants under this Section 15 shall be conclusive and binding upon the Company and Employee for all purposes. All fees and expenses of the Accountants shall be borne solely by the Company. For purposes of making the calculations required by this Section 15, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make determinations under this Section 15. In the event that Employee disagrees with the determination of the Accountants under this Section 15, he can have such determination reviewed pursuant to the alternative dispute resolution currently set forth in the employment agreement between the Company and Donald J. Herrema, most recently amended as of                        , 2009. If such mechanism is used, review shall be de novo and no presumption of correctness shall attach to the Accountants' determination.

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        8.     A new Section 16 is added, effective as of January 1, 2009.

          16.   Section 409A.

            (a)   The Company intends that the reimbursements, payments and benefits to which Employee could become entitled under this Employment Agreement be exempt from or comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder ("Section 4009A"). The provisions of this Section 16 shall qualify and supersede all other provisions of this Agreement as necessary to fulfill the foregoing intention. If Company believes, at any time, that any of such reimbursement, payment or benefit is not exempt or does not so comply, Company will promptly advise the Employee and will reasonably and in good faith amend the terms of such arrangement such that it is exempt or complies (with the most limited possible economic effect on the Employee and on Company) or to minimize any additional tax, interest and/or penalties that may apply under Section 409A if exemption or compliance is not practicable. Company agrees that it will not, without Employee's prior written consent, knowingly take any action, or knowingly refrain from taking any action, other than as required by law, that would result in the imposition of tax, interest and/or penalties upon the Employee under Section 409A, unless such action or omission is pursuant to the Employee's written request.

            (b)   To the extent applicable, each and every payment to be made pursuant to this Employment Agreement shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

            (c)   If Employee is a "specified employee" (determined by Company in accordance with Section 409A and Treasury Regulation Section 1.409A-3(i)(2)) as of the date that the Employee experiences a separation from service, as defined in Treasury Regulations Section 1.409A-1(h)(1), from the Company (a "Separation from Service") and if any reimbursement, payment or benefit to be paid or provided under this Employment Agreement or otherwise both (i) constitutes a "deferral of compensation" within the meaning of and subject to Section 409A ("Nonqualified Deferred Compensation") and (ii) cannot be paid or provided in a manner otherwise provided herein without subjecting the Employee to additional tax, interest and/or penalties under Section 409A, then any such reimbursement, payment or benefit that is payable during the first six months following Employee's date of termination shall be paid or provided to Employee in a lump sum cash payment to be made, with interest at the applicable federal rate, on the earlier of (x) Employee's death and (y) the first business day of the seventh (7th) month immediately following Employee's Separation from Service. To the extent available, all the exceptions of Treasury Regulations Section 1.409A-1(b)(9) shall apply in implementing the rules of this section.

            (d)   Except to the extent any reimbursement, payment or benefit to be paid or provided under this Employment Agreement does not constitute Nonqualified Deferred Compensation, (i) the amount of expenses eligible for reimbursement or the provision of any in-kind benefit (as defined in Section 409A) to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or provided as in-kind benefits to Employee in any other calendar year (subject to any lifetime and other annual limits provided under Company's health plans), (ii) the reimbursements for expenses for which Employee is entitled shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.

            (e)   Any reimbursement, payment or benefit to be paid or provided under this Employment Agreement due to a Separation from Service that is exempt from Section 409A

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    pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v) will be paid or provided to Employee only to the extent the expenses are not incurred or the benefits are not provided beyond the last day of Employee's second taxable year following Employee's taxable year in which the Separation from Service occurs; provided, however, that Company shall reimburse such expenses no later than the last day of the third taxable year following Employee's taxable year in which Employee's Separation from Service occurs.

            (f)    Any reimbursement, payment or benefit to be paid or provided under this Agreement that constitutes Nonqualified Deferred Compensation due upon a termination of employment shall be paid or provided to Employee only in the event of a Separation from Service.

        Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

        IN WITNESS WHEREOF, the undersigned have executed this Fifteenth Amendment on the dates written below.

COMPANY KENNEDY-WILSON, Inc. a Delaware corporation

Kent Y. Mouton	Date
Chairman, Compensation Committee
EMPLOYEE

William J. McMorrow, Chairman	Date

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 Exhibit B-2 to the Merger Agreement

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

        This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into by and between KENNEDY-WILSON, INC., a Delaware corporation (the "Company"), and Mary L. Ricks, an individual ("Employee"). This amendment will become effective at the times set forth below, including the time at which KW Merger Sub Corp. ("Merger Sub"), a subsidiary of Prospect Acquisition Corp. ("PAX"), is merged into the Company (the "Effective Time").

RECITALS

        WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement shall be modified as set forth below and that, except as modified, the Agreement shall remain in full force and effect.

        WHEREAS, Company and Employee have agreed that the modifications set forth below that are effective as of the Effective Time shall be conditioned upon the consummation of the merger of PAX into the Company.

AMENDMENT TO AGREEMENT

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

        1.     Section 3 (b) is deleted immediately before the Effective Time.

        2.     Section 11(c) is amended as of the Effective Time to read as follows:

            (c)   If the Employee is terminated by Company prior to the end of the Term without cause, then Company shall continue to pay Employee the basic salary described in Section 5(a) for the remainder of the Term of the Agreement on the Company's ordinary payroll dates applicable to similarly situated employees of the Company, together with such other employee benefits (other than continued participation under the Company's Section 401(k) plan) as Employee may be entitled to under the provisions of Section 6 (or if such benefits cannot be provided to Employee pursuant to the terms of the applicable plans, comparable benefits, provided, however, that the provision of comparable benefits shall be made following Employee's termination of employment only if and to the extent that such benefits may be provided at no additional cost to the Company above what was previously paid by the Company). Notwithstanding Section 2, if Company instructs Employee to work full-time or substantially full-time at any location not acceptable to Employee (other than the Company's main headquarters) that is more than 50 miles from Employee's then principal place of work and more than 50 miles from Employee's then principal residence, or eliminates or materially reduces her duties as a senior executive level manager and supervisor of projects, personnel and budgets, then Employee may elect to deem such action(s) a constructive termination by Company and resign her employment, provided that (i) such resignation occurs within one year of such action(s); (ii) Employee provides written notice to the Company of such action(s) within 90 days thereof; and (iii) the Company fails to cure the action(s) constituting such constructive termination within 30 days of receipt of the notice. In the event of such a resignation, Company shall continue to pay or provide the compensation and benefits described in this Section 11(c) for the remainder of the Term and Employee's employment shall be terminated.

        3.     The old Section 12 captioned "Miscellaneous" shall be renumbered as Section 17.

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        4.     A new Section 12 is added, effective as of September 4, 2009:

          12.   October 15, 2009 Bonus Payments.

            The Company shall pay Employee a cash bonus of $2 million on October 15, 2009. The bonus shall be promptly repaid if the merger of Merger Sub into Company does not occur by November 15, 2009.

        5.     A new Section 13 is added, effective as of the Effective Time:

          13.   April 1, 2010 and January 1, 2011 Bonus Payments.

            (a)   Subject to the conditions set forth in this Section 13, Company shall pay Employee a cash bonus of $1 million on April 1, 2010, and a cash bonus of $1 million on January 1, 2011.

            (b)   The bonus payable April 1, 2010 is conditioned on (1) approval by the PAX Compensation Committee of the issuance of the bonus as a Performance Unit Award under the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the "Plan"), (2) approval of the Plan by the shareholders of PAX (3) Employee's continued employment through April 1, 2010, (4) satisfaction as of March 31, 2010 of the Performance Target, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time. The "Performance Target" is that the Company's assets under management be at least $3 billion. For this purpose, "assets under management" shall equal the value of assets under management by the Company, as reflected in the footnotes to the Company's financial statements, plus the cost of properties subject to property management contracts with the Company (not taking into account any properties whose value is reflected in the footnotes). In the event that the Performance Target is not met as of March 31, 2010, the bonus otherwise due March 31, 2010 shall, nevertheless, be paid if the Performance Target is satisfied as of the earlier of June 30, 2010, September 30, 2010, or December 31, 2010.

            (c)   The bonus payable January 1, 2011 is conditioned on (1) approval by the PAX Compensation Committee of the issuance of the bonus as a Performance Unit Award under the Plan, (2) approval of the Plan by the shareholders of PAX (3) Employee's continued employment through January 1, 2011, (4) satisfaction of the Performance Target as of December 31, 2010, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time.

            (d)   Notwithstanding the preceding subsections of this section, the bonuses described herein shall be payable even if Employee is not employed through the dates set forth above, provided that the other conditions to the payment of the bonus are met and Employee terminates employment under conditions that would entitle her under Section 11(c) to payment of her salary through the remainder of the Term.

        6.     A new Section 14 is added, effective as of the Effective Time:

          14.   Restricted Shares.

            (a)   Immediately after the Effective Time and subject to the conditions set forth herein, Employee shall be issued 900,000 restricted shares of common stock of PAX. The restricted shares are conditioned on (1) approval by the PAX Compensation Committee of the issuance and terms of the restricted shares under the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the "Plan"), subject to the conditions set forth below in (b) and (c), (2) approval of the Plan by the shareholders of PAX, (3) Employee's continued employment through the vesting dates set forth below in (b), (4) satisfaction of the Performance Target, and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time.

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            (b)   300,000 restricted shares shall become vested on the first anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2010; 300,000 restricted shares shall become vested on the second anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2011; and 300,000 restricted shares shall become vested on the third anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2012.

            (c)   Notwithstanding subsections (a) and (b), if, prior to the Employee's fully satisfying the above 3-year vesting requirement, Employee's employment with the Company shall be terminated by the Company without cause or by the Employee for Good Reason, in any such event, the requirement of continued employment shall no longer apply, so that, assuming the Performance Target is met as of the relevant date, the restricted shares shall thereupon become fully vested, no longer subject to restrictions, and transferable. As used in this subsection, "Good Reason" shall mean the voluntary termination by Employee of her employment with the Company within six months of the Company's (A) instructing the Employee to work (or provide services) full-time or substantially full-time at any location not acceptable to the Employee (other than the employer's main headquarters) that is more than 50 miles from Employee's principal place of work and more than 50 miles from Employee's principal residence, (B) eliminating or materially reducing the Employee's duties for the Company, or (C) materially reducing the Employee's base pay (or compensation).

        7.     A new section 15 is added, effective as of the Effective Time:

          15.   Section 280G.

            (a)   Notwithstanding anything in this Employment Agreement to the contrary, in the event that the Company's independent public accountants (the "Accountants") shall determine that receipt of all payments or benefits made or provided by the Company or its affiliated companies in the nature of compensation to or for Employee's benefit (each, a "Payment"), whether payable or to be provided pursuant to this Employment Agreement or otherwise, and including, without limitation, the post-termination payments and benefits provided pursuant to Section 11(c) and the restricted shares provided pursuant to Section 14, would subject Employee to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced to the Reduced Amount (as defined below).

            (b)   If the Accountants determine that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Employee notice to that effect and a copy of the detailed calculation thereof. Any reduction of the Payments shall be made in such a manner as will provide Employee with the greatest Net After-Tax Receipt, as defined below.

            (c)   As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that Payments will have been made by the Company to or for the benefit of Employee which should not have been so made ("Overpayment"), or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Employee could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Employee which the Accountants believe has a high probability of success, determine that an Overpayment has been made, Employee shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Employee to the Company if and to the extent such payment would not either reduce the amount on which Employee is subject to tax under

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    Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accountants determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

            (d)   The following terms have the meanings set forth below:

                (i)  "Reduced Amount" shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code.

               (ii)  "Net After-Tax Receipt" shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of all Payments net of all taxes imposed on Employee with respect thereto under the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Employee's taxable income for the immediately preceding taxable year, or such other rate(s) as Employee certifies, in Employee's sole discretion, as likely to apply to him in the relevant tax year(s).

            (e)   Subject to the last sentence of this subsection (e), all determinations made by the Accountants under this Section 15 shall be conclusive and binding upon the Company and Employee for all purposes. All fees and expenses of the Accountants shall be borne solely by the Company. For purposes of making the calculations required by this Section 15, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make determinations under this Section 15. In the event that Employee or Company disagrees with the determination of the Accountants under this Section 15, either can have such determination reviewed through the Alternative Dispute Resolution mechanism set forth in Section 12. If such mechanism is used, review shall be de novo and no presumption of correctness shall attach to the Accountants' determination.

        8.     A new Section 16 is added, effective as of January 1, 2009.

          16.   Section 409A.

            (a)   The Company intends that the reimbursements, payments and benefits to which Employee could become entitled under this Employment Agreement be exempt from or comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder ("Section 409A"). The provisions of this Section 16 shall qualify and supersede all other provisions of this Agreement as necessary to fulfill the foregoing intention. If Company believes, at any time, that any of such reimbursement, payment or benefit is not exempt or does not so comply, Company will promptly advise the Employee and will reasonably and in good faith amend the terms of such arrangement such that it is exempt or complies (with the most limited possible economic effect on the Employee and on Company) or to minimize any additional tax, interest and/or penalties that may apply under Section 409A if exemption or compliance is not practicable. Company agrees that it will not, without Employee's prior written consent, knowingly take any action, or knowingly refrain from taking any action, other than as required by law, that would result in the imposition of tax, interest and/or penalties upon the Employee under Section 409A, unless such action or omission is pursuant to the Employee's written request.

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            (b)   To the extent applicable, each and every payment to be made pursuant to this Employment Agreement shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

            (c)   If Employee is a "specified employee" (determined by Company in accordance with Section 409A and Treasury Regulation Section 1.409A-3(i)(2)) as of the date that the Employee experiences a separation from service, as defined in Treasury Regulations Section 1.409A-1(h)(1), from the Company (a "Separation from Service") and if any reimbursement, payment or benefit to be paid or provided under this Employment Agreement or otherwise both (i) constitutes a "deferral of compensation" within the meaning of and subject to Section 409A ("Nonqualified Deferred Compensation") and (ii) cannot be paid or provided in a manner otherwise provided herein without subjecting the Employee to additional tax, interest and/or penalties under Section 409A, then any such reimbursement, payment or benefit that is payable during the first six months following the Employee's date of termination shall be paid or provided to the Employee in a lump sum cash payment to be made, with interest at the applicable federal rate, on the earlier of (x) Employee's death and (y) the first business day of the seventh (7th) month immediately following Employee's Separation from Service. To the extent available, all the exceptions of Treasury Regulations Section 1.409A-1(b)(9) shall apply in implementing the rules of this section.

            (d)   Except to the extent any reimbursement, payment or benefit to be paid or provided under this Employment Agreement does not constitute Nonqualified Deferred Compensation, (i) the amount of expenses eligible for reimbursement or the provision of any in-kind benefit (as defined in Section 409A) to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or provided as in-kind benefits to the Employee in any other calendar year (subject to any lifetime and other annual limits provided under Company's health plans), (ii) the reimbursements for expenses for which Employee is entitled shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.

            (e)   Any reimbursement, payment or benefit to be paid or provided under this Employment Agreement due to a Separation from Service that is exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v) will be paid or provided to Employee only to the extent the expenses are not incurred or the benefits are not provided beyond the last day of the Employee's second taxable year following the Employee's taxable year in which the Separation from Service occurs; provided, however, that Company shall reimburse such expenses no later than the last day of the third taxable year following Employee's taxable year in which Employee's Separation from Service occurs.

            (f)    Any reimbursement, payment or benefit to be paid or provided under this Agreement that constitutes Nonqualified Deferred Compensation due upon a termination of employment shall be paid or provided to Employee only in the event of a Separation from Service.

        Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

5

        IN WITNESS WHEREOF, the undersigned have executed this Second Amendment on the dates written below.

COMPANY: KENNEDY WILSON, Inc. a Delaware corporation
By:
Name: William J. McMorrow Title: Chairman / Chief Executive Officer	Date
EMPLOYEE:
Mary L. Ricks	Date

6

 Exhibit B-3 to the Merger Agreement

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement (the "First Amendment") is made and entered into by and between KENNEDY-WILSON, INC., a Delaware corporation (the "Company"), and Donald J. Herrema, an individual ("Employee"). This amendment will become effective at the times set forth below, including the time at which KW Merger Sub Corp., a subsidiary of Prospect Acquisition Corp. ("PAX"), is merged into the Company (the "Effective Time").

RECITALS

        WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement shall be modified as set forth below and that, except as modified, the Agreement shall remain in full force and effect.

        WHEREAS, Company and Employee have agreed that the modifications set forth below that are effective as of the Effective Time shall be conditioned upon the consummation of the merger of PAX into the Company.

AMENDMENT TO AGREEMENT

        NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

        1.     Section 3 is amended as of the Effective Time to read as follows:

            (a)   Employee shall be employed by the Company pursuant to this Agreement for a term (the "Term") beginning on June 15, 2009, and continuing through to, and terminating at the close of business on January 31, 2014 (unless earlier terminated pursuant to Section 11).

        2.     Section 5(c) is deleted effective as of the Effective Time.

        3.     Section 11(a) is deleted effective as of the Effective Time by deleting the words "eighteen (18) month."

        4.     Section 11(c) is amended as of the Effective Time to read as follows:

          If the Employee is terminated by Company prior to the end of the Term without cause, then Company shall continue to pay Employee the basic salary described in Section 5(a) for the remainder of the Term of the Agreement on the Company's ordinary payroll dates applicable to similarly situated employees of the Company, together with such other employee benefits (other than continued participation under the Company's Section 401(k) plan) as Employee may be entitled to under the provisions of Section 6 (or if such benefits cannot be provided to Employee pursuant to the terms of the applicable plans, comparable benefits, provided, however, that the provision of comparable benefits shall be made following Employee's termination of employment only if and to the extent that such benefits may be provided at no additional cost to the Company above what was previously paid by the Company). Notwithstanding Section 2, if Company instructs Employee to work full-time or substantially full-time at any location not acceptable to Employee (other than the Company's main headquarters) that is more than 50 miles from Employee's then principal place of work and more than 50 miles from Employee's then principal residence, or eliminates or materially reduces his duties as a senior executive level manager and supervisor of projects, personnel and budgets, then Employee may elect to deem such action(s) a constructive termination by Company and resign his employment, provided that (i) such resignation occurs within one year of such action(s); (ii) Employee provides written notice to the Company of such action(s) within 90 days thereof; and (iii) the Company fails to cure the action(s) constituting such

1

  constructive termination within 30 days of receipt of the notice. In the event of such a resignation, Company shall continue to pay or provide the compensation and benefits described in this Section 11(c) for the remainder of the Term and Employee's employment shall be terminated.

        5.     The old Section 12 captioned "Miscellaneous" shall be renumbered as Section 15.

        6.     A new Section 12 is added, effective as of the Effective Time:

          15.   Restricted Shares.

            (a)   Immediately after the Effective Time and subject to the conditions set forth herein, Employee shall be issued 900,000 restricted shares of common stock of PAX. The restricted shares are conditioned on (1) approval by the PAX Compensation Committee of the issuance and terms of the restricted shares under the Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan (the "Plan"), subject to the conditions set forth below in (b) and (c), (2) approval of the Plan by the shareholders of PAX, (3) Employee's continued employment through the vesting dates set forth below in (b), (4) satisfaction of the Performance Target and (5) reapproval of the Performance Target by the PAX Compensation Committee subsequent to the Effective Time. The "Performance Target" is that the Company's assets under management by the Company be at least $3 billion. For this purpose, "assets under management" shall equal the value of assets under management, as reflected in the footnotes to the Company's financial statements, plus the cost of properties subject to property management contracts with the Company (not taking into account any properties whose value is reflected in the footnotes). The restricted shares shall be subject to all terms and conditions of the Plan.

            (b)   300,000 restricted shares shall become vested on the first anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2010; 300,000 restricted shares shall become vested on the second anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2011; and 300,000 restricted shares shall become vested on the third anniversary of the Effective Time, provided that the Performance Target is met as of September 30, 2012.

            (c)   Notwithstanding subsections (a) and (b), if, prior to the Employee's fully satisfying the above 3-year vesting requirement, Employee's employment with the Company shall be terminated by the Company without cause or by Employee for Good Reason, in any such event, the requirement of continued employment shall no longer apply, so that, assuming the Performance Target is met as of the relevant date(s), the restricted shares shall thereupon become fully vested, no longer subject to restrictions, and transferable. As used in this subsection, "Good Reason" shall mean the voluntary termination by Employee of his employment with the Company within six months of the Company's (A) instructing the Employee to work (or provide services) full-time or substantially full-time at any location not acceptable to the Employee (other than the employer's main headquarters) that is more than 50 miles from Employee's principal place of work and more than 50 miles from Employee's principal residence, (B) eliminating or materially reducing the Employee's duties for the Company, or (C) materially reducing the Employee's base pay (or compensation).

        7.     A new Section 13 is added, effective as of the Effective Time.

          13.   Section 280G.

            (a)   Notwithstanding anything in this Employment Agreement to the contrary, in the event that the Company's independent public accountants (the "Accountants") shall determine that receipt of all payments or benefits made or provided by the Company or its affiliated companies in the nature of compensation to or for Employee's benefit (each, a "Payment"),

2

    whether payable or to be provided pursuant to this Employment Agreement or otherwise, and including, without limitation, the post-termination payments and benefits provided pursuant to Section 11(c) and the restricted shares provided pursuant to Section 12, would subject Employee to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced to the Reduced Amount (as defined below).

            (b)   If the Accountants determine that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Employee notice to that effect and a copy of the detailed calculation thereof. Any reduction of the Payments shall be made in such a manner as will provide Employee with the greatest Net After-Tax Receipt, as defined below.

            (c)   As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that Payments will have been made by the Company to or for the benefit of Employee which should not have been so made ("Overpayment"), or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Employee could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Employee which the Accountants believe has a high probability of success, determine that an Overpayment has been made, Employee shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Employee to the Company if and to the extent such payment would not either reduce the amount on which Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accountants determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

            (d)   The following terms have the meanings set forth below:

                (i)  "Reduced Amount" shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code.

               (ii)  "Net After-Tax Receipt" shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of all Payments net of all taxes imposed on Employee with respect thereto under the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Employee's taxable income for the immediately preceding taxable year, or such other rate(s) as Employee certifies, in Employee's sole discretion, as likely to apply to him in the relevant tax year(s).

            (e)   Subject to the last sentence of this subsection (e), all determinations made by the Accountants under this Section 13 shall be conclusive and binding upon the Company and Employee for all purposes. All fees and expenses of the Accountants shall be borne solely by the Company. For purposes of making the calculations required by this Section 13, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Employee will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make determinations under this Section 13. In the event that Employee or Company

3

    disagrees with the determination of the Accountants under this Section 13, either can have such determination reviewed through the Alternative Dispute Resolution mechanism set forth in Section 12. If such mechanism is used, review shall be de novo and no presumption of correctness shall attach to the Accountants' determination.

        8.     A new Section 14 is added, effective as of January 1, 2009:

          14.   Section 409A.

            (a)   The Company intends that the reimbursements, payments and benefits to which Employee could become entitled under this Employment Agreement be exempt from or comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder ("Section 409A"). The provisions of this section shall qualify and supersede all other provisions of this Agreement as necessary to fulfill the foregoing intention. If Company believes, at any time, that any of such reimbursement, payment or benefit is not exempt or does not so comply, Company will promptly advise the Employee and will reasonably and in good faith amend the terms of such arrangement such that it is exempt or complies (with the most limited possible economic effect on the Employee and on Company) or to minimize any additional tax, interest and/or penalties that may apply under Section 409A if exemption or compliance is not practicable. Company agrees that it will not, without Employee's prior written consent, knowingly take any action, or knowingly refrain from taking any action, other than as required by law, that would result in the imposition of tax, interest and/or penalties upon the Employee under Section 409A, unless such action or omission is pursuant to the Employee's written request.

            (b)   To the extent applicable, each and every payment to be made pursuant to this Employment Agreement shall be treated as a separate payment and not as one of a series of payments treated as a single payment for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii).

            (c)   If Employee is a "specified employee" (determined by Company in accordance with Section 409A and Treasury Regulation Section 1.409A-3(i)(2)) as of the date that the Employee experiences a separation from service, as defined in Treasury Regulations Section 1.409A-1(h)(1), from the Company (a "Separation from Service") and if any reimbursement, payment or benefit to be paid or provided under this Employment Agreement or otherwise both (i) constitutes a "deferral of compensation" within the meaning of and subject to Section 409A ("Nonqualified Deferred Compensation") and (ii) cannot be paid or provided in a manner otherwise provided herein without subjecting the Employee to additional tax, interest and/or penalties under Section 409A, then any such reimbursement, payment or benefit that is payable during the first six months following the Employee's date of termination shall be paid or provided to the Employee in a lump sum cash payment to be made, with interest at the applicable federal rate, on the earlier of (x) the Employee's death and (y) the first business day of the seventh (7th) month immediately following the Employee's Separation from Service. To the extent available, all the exceptions of Treasury Regulations Section 1.409A-1(b)(9) shall apply in implementing the rules of this section.

            (d)   Except to the extent any reimbursement, payment or benefit to be paid or provided under this Employment Agreement does not constitute Nonqualified Deferred Compensation, (i) the amount of expenses eligible for reimbursement or the provision of any in-kind benefit (as defined in Section 409A) to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or provided as in-kind benefits to the Employee in any other calendar year (subject to any lifetime and other annual limits provided under Company's health plans), (ii) the reimbursements for expenses for which Employee is entitled shall be made on or before the last day of the calendar year following the calendar year in which the

4

    applicable expense is incurred and (iii) the right to payment or reimbursement or in-kind benefits may not be liquidated or exchanged for any other benefit.

            (e)   Any reimbursement, payment or benefit to be paid or provided under this Employment Agreement due to a Separation from Service that is exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(v) will be paid or provided to Employee only to the extent the expenses are not incurred or the benefits are not provided beyond the last day of the Employee's second taxable year following the Employee's taxable year in which the Separation from Service occurs; provided, however, that Company shall reimburse such expenses no later than the last day of the third taxable year following the Employee's taxable year in which the Employee's Separation from Service occurs.

            (f)    Any reimbursement, payment or benefit to be paid or provided under this Agreement that constitutes Nonqualified Deferred Compensation due upon a termination of employment shall be paid or provided to Employee only in the event of a Separation from Service.

        Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment on the dates written below.

COMPANY: KENNEDY WILSON, Inc. a Delaware corporation
By:
Name: William J. McMorrow Title: Chairman / Chief Executive Officer	Date
EMPLOYEE:
Donald J. Herrema	Date

5

 Exhibit C to the Merger Agreement

LOCK-UP AGREEMENT

        THIS LOCK-UP AGREEMENT (this "Lock-Up Agreement"), dated as of                         , 2009, by and among Prospect Acquisition Corp., a Delaware corporation (the "Company") and                                      (the "Stockholder").

        WHEREAS, the Company was organized to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating business in the financial services industry ("Business Combination");

        WHEREAS, the Company consummated an initial public offering in November 2007 ("IPO") in connection with which it raised net proceeds of approximately $247.0 million which were placed in a trust account pending the consummation of a Business Combination, or the dissolution and liquidation of the Company, in the event it is unable to consummate a Business Combination by November 14, 2009;

        WHEREAS, the Company expects to consummate a Business Combination with Kennedy-Wilson, Inc. (the "Acquisition") pursuant to certain agreements.

        WHEREAS, the Stockholder owns                      shares of the Company's common stock, of which the Company desires that                      shares(1) (the "Three Month Shares") be locked up for three months and that                      shares(2) (the "One-Year Shares") be locked up for one year, and which the Stockholder has agreed that it will lock-up for such periods of time.

        (1)   10% of shares received as merger consideration.

        (2)   90% of shares received as merger consideration and 100% of Management Incentive Shares.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that, subject to consummation of the Business Combination:

        Section 1.    (a)    The Stockholder may not offer, sell, contract to sell, pledge or grant any option to purchase or otherwise dispose of or offer to dispose of (collectively, a "Disposition") any of the Three-Month Shares for a period commencing on the date hereof and ending on                         , 2010, inclusive, or any of the One-Year Shares for a period commencing on the date hereof and ending on                         , 2010, inclusive, without the prior written consent of the Company; provided, however, that the Stockholder may transfer any Shares: (1) to any partner, shareholder or member of the Stockholder if, prior to such transfer, such partner, shareholder or member agrees in writing to be bound by the restrictions set forth herein; (2) to any controlled affiliate of the Stockholder if, prior to such transfer, such affiliate agrees in writing to be bound by the restrictions set forth herein, or (3) for estate planning purposes if, prior to such transfer, the person receiving such Shares agrees in writing to be bound by the restrictions set forth herein.

        (b)   For the purpose of effectuating this Lock-Up Agreement, the Stockholder hereby consents to the Company issuing a stop transfer instruction to the transfer agent in accordance with the terms of this Lock-Up Agreement. Any sale of Shares in violation of this Lock-Up Agreement by the Stockholder without the consent of the Company shall constitute a material breach of this Lock-Up Agreement.

        (c)   The Stockholder acknowledges that its breach or impending violation of any of the provisions of this Lock-Up Agreement may cause irreparable damage to the Company for which remedies at law would be inadequate. The Stockholder further acknowledges and agrees that the provisions set forth herein are essential terms and conditions of the Lock-Up Agreement that the Company may seek to enforce in addition to any of its rights or remedies provided under any other agreement decree or order by any court of competent jurisdiction enjoining such impending or actual violation of any of such provisions. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such provision by the Stockholders. This remedy shall be in addition to all other remedies available to the Company at law or equity.

        Section 2.    This Lock-Up Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Stockholder and his or her heirs, executors, administrators, legatees and legal representatives.

        Section 3.    Should any part of this Lock-Up Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Lock-Up Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Lock-Up Agreement without including therein any portion which may for any reason be declared invalid.

        Section 4.    This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State.

        Section 5.    This Lock-Up Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void.

        Section 6.    (a) All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopier number set forth on the

2

signature page hereto, or such other address or telecopier number as such party may hereinafter specify by notice to each other party hereto.

        (b)   Each notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and a confirmation of the telecopy being sent is received or, (ii) if given by certified mail, 72 hours after such communication is deposited in the mails with first class and certified postage prepaid, properly addressed or, (iii) if given by any other means, when delivered at the address specified on the signature page hereto.

        Section 7.    The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Lock-Up Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Lock-Up Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

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        IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first written above.

PROSPECT ACQUISITION CORP.
By:	Name: Title:
Address:
Telecopy Number:
[Stockholder]
By:	Name: Title:
Address:
Telecopy Number:

4

 Exhibit D to the Merger Agreement

SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
OF
PROSPECT ACQUISITION CORP.

[now known as Kennedy-Wilson Holdings, Inc.]

        PROSPECT ACQUISITION CORP., a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

        1.     The name of the Corporation is "Prospect Acquisition Corp."

        2.     The Corporation was originally incorporated under the name "Prospect Acquisition Corp." The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on July 9, 2007, which was amended by the Company by the filing of a Certificate of Amendment in the office of the Secretary of State of the State of Delaware on October 12, 2007 (the "Original Certificate").

        3.     The First Amended and Restated Certificate of Incorporation was filed on March 31, 2008 (the "First Amended and Restated Certificate") and it amended, restated and integrated the provisions of the Original Certificate of the Corporation.

        4.     This Second Amended and Restated Certificate of Incorporation (this "Second Amended and Restated Certificate") amends, restates and integrates the provisions of the First Amended and Restated Certificate of the Corporation.

        4.     This Second Amended and Restated Certificate was duly approved and adopted by the board of directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL").

        5.     The text of the Amended and Restated Certificate is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the corporation is Kennedy-Wilson Holdings, Inc. (the "Corporation").

        SECOND: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

        THIRD: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is the Corporation Service Company.

        FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is                     , of which                      shares shall be Common Stock with a par value of $.0001 per share (the "Common Stock") and 1,000,000 shares shall be Preferred Stock with a par value of $.0001 per share (the "Preferred Stock").

          A.    Preferred Stock. The Board of Directors (the "Board") is expressly granted authority to issue shares of Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

          B.    Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

        FIFTH: The Corporation's existence shall be perpetual.

        SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A.    The Board of Directors shall consist of such number of directors as is determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than one nor more than twelve. The directors shall be divided into three classes, designated Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The directors in Class I shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2010. The directors in Class II shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2011. The directors in Class III shall be elected for a term expiring at the Annual Meeting of Stockholders to be held in 2012. Beginning with the 2010 Annual Meeting of Stockholders, each class of directors will be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after its election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

          B.    Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

          C.    The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation, subject to the power of stockholders to alter or repeal any bylaw whether adopted by them or otherwise.

          D.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

          E.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

        SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation's officers and directors and certain other persons:

          A.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

          B.    The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

        EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

        [Signature Page Follows]

        IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed by the undersigned as of this the        day of November, 2009.

David A. Minella Chief Executive Officer

Signature Page to Second Amended and Restated Certificate of Incorporation

 Exhibit E to the Merger Agreement

FORM OF
AMENDMENT NO. 1 TO WARRANT AGREEMENT

        This Amendment No. 1, dated as of          , 2009 (this "Amendment"), to the Warrant Agreement, dated as of November 14, 2007 (the "Warrant Agreement"), by and between Prospect Acquisition Corp., a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation ("Warrant Agent").

        WHEREAS, the Company consummated its initial public offering on November 14, 2007, pursuant to which the Company issued 25,000,000 units;

        WHEREAS, each unit consisted of one share of common stock, par value $0.0001 per share, of the Company (the "Common Stock") and one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the "Public Warrants");

        WHEREAS, pursuant to a private placement, simultaneously with the Company's initial public offering, the Company issued to Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P. and Capital Management Systems, Inc. (the "Sponsors"), 5,250,000 warrants (the "Sponsors' Warrants"), with each Sponsors' Warrant exercisable into one share of Common Stock at $7.50;

        WHEREAS, the terms of the Warrants are governed by the Warrant Agreement and capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Warrant Agreement;

        WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, KW Merger Sub Corp., a Delaware corporation and newly-formed wholly-owned subsidiary of the Company ("Merger Sub"), and Kennedy-Wilson, Inc., a Delaware corporation ("KW"), which provides for the merger of Merger Sub with and into KW as a result of which KW will become a wholly-owned subsidiary of the Company (the "Merger") and outstanding shares of KW's common stock, par value $0.01 per share, and KW's convertible preferred stock, par value $0.01 per share, will be exchanged for Common Stock;

        WHEREAS, pursuant to the Merger Agreement, the Company agreed to seek the approval of the holders of its outstanding Warrants to amend the Warrant Agreement to: (i) allow each holder of Public Warrants to elect to receive upon the closing of the Merger, for each outstanding Public Warrant, either (a) the right to receive $0.55 in cash or (b) an amended and restated Public Warrant with a new exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013, subject to adjustment and proration as described below and (ii) amend and restate the terms of the Sponsor Warrants to provide for an exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013 (collectively, the "Warrant Amendment Proposal"); and

        WHEREAS, holders of Warrants exercisable for a majority of the Warrant Shares (as defined in the Warrant Agreement) issuable upon exercise of all outstanding Warrants have approved the Warrant Amendment Proposal at a meeting of the holders of Warrants.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Warrant Agreement as set forth herein:

  1.    Amendment of Warrant Agreement.

        (a)    New Section 11A.    The following shall be added as a new Section 11A of the Warrant Agreement:

"SECTION 11A. The Merger.    Pursuant to the Merger (as defined below), the Warrants shall be treated as follows:

        (a)   Public Warrants.

          (1)   Each Public Warrant will be automatically (without any action on the part of the holders of Public Warrants) converted into the right to receive either (x) $0.55 in cash (the "Cash Amount") or (y) an amended and restated Public Warrant with an exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013 (the "Amended and Restated Public Warrant"), in each case as the holder of such Public Warrant shall have elected or be deemed to have elected (an "Election") in accordance with Sections 11A(a)(2) and 11A(c). Following the Merger, the Warrant Agreement shall be amended and restated in the form attached hereto as Exhibit C (the "Amended and Restated Warrant Agreement"). The Amended and Restated Public Warrants will contain the terms and conditions set forth in the Amended and Restated Warrant Agreement.

          (2)   Subject to the procedures in Section 11A(c) and the limitations in Section 11A(a)(3), each holder of Public Warrants outstanding immediately prior to the Election Date who makes a valid Election to receive Amended and Restated Public Warrants will be entitled to receive the Amended and Restated Public Warrants in respect of such Public Warrants; provided that, notwithstanding anything in this Agreement to the contrary, a holder of a Public Warrant shall not be able to make a valid election to receive an Amended and Restated Public Warrant with respect to any Public Warrants that it voted against this Amendment. All holders of Public Warrants immediately prior to the Election Date who do not make a valid Election for Amended and Restated Public Warrants will be deemed to have elected to receive the Cash Amount in respect of their Public Warrants.

          (3)   Notwithstanding anything in this Agreement to the contrary:

            (A)  the maximum number of Public Warrants to be converted into the right to receive the Amended and Restated Public Warrants will be equal to 12,500,000 (the "Warrant Limit"); and

            (B)  the minimum number of Public Warrants to be converted into the right to receive the Cash Amount will be equal to (x) the number of Public Warrants outstanding immediately prior to the Effective Time less (y) the Warrant Limit.

          (4)   Upon the closing of the Merger:

            (A)  all Public Warrants for which Elections to receive the Cash Amount have been made or deemed to have been made (the "Cash Election Warrants") will be converted into the right to receive the Cash Amount; and

            (B)  to the extent the aggregate number of Public Warrants making an Election to receive Amended and Restated Public Warrants (the "Warrant Election Warrants") exceeds the Warrant Limit, the Warrant Election Warrants will be converted into the right to receive the Cash Amount and the Amended and Restated Public Warrants in the following manner:

              (x)   the number of Warrant Election Warrants covered by each Form of Election (as defined below) to be converted into Amended and Restated Public Warrants will be determined by multiplying the number of Warrant Election Warrants covered by such Form of Election by a fraction, (a) the numerator of which is the Warrant Limit and (b) the denominator of which is the aggregate number of Warrant Election Warrants; and

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              (y)   all Warrant Election Warrants not converted into Amended and Restated Public Warrants in accordance with clause (x) will be converted into the right to receive the Cash Amount in respect thereof.

        (b)    Sponsors' Warrants.    Each Sponsors' Warrant will be amended and restated to provide for an exercise price of $12.50, a redemption trigger price of $19.50 and an expiration date of November 14, 2013 (the "Amended and Restated Sponsors' Warrants"). The Amended and Restated Sponsors' Warrants will have the terms and conditions set forth in the Amended and Restated Warrant Agreement.

        (c)    Election/Exchange Procedures for Public Warrants.

        (1)   The Company will authorize the Exchange Agent (as defined in the Merger Agreement) to receive Elections.

        (2)   The Company will prepare, for use by the holders of Public Warrants in surrendering Warrant Certificates, a form (the "Form of Election") pursuant to which each holder of Public Warrants may make an Election. The Form of Election will be delivered to such Warrant holders by means and at a time upon which the Company and KW will mutually agree.

        (3)   An Election will have been properly made only if a Form of Election properly completed and signed and accompanied by the Warrant Certificate or Warrant Certificates to which such Form of Election relates (x) is received by the Exchange Agent prior to the date and time (the "Election Date") of the special meeting of warrantholders being held to approve the Warrant Amendment Proposal (the "Special Meeting") or (y) is tendered for delivery to the Exchange Agent at the Special Meeting.

        (4)   Any Public Warrant holder may at any time prior to the Election Date change such holder's Election if the Exchange Agent receives (x) prior to the Election Date written notice of such change accompanied by a properly completed Form of Election or (y) at the Special Meeting a new, properly completed Form of Election. The Company will have the right in its sole discretion to permit changes in Elections after the Election Date.

        (5)   The Company will have the right to make rules, not inconsistent with the terms of this Agreement or the Merger Agreement, governing the validity of Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by this section, the issuance and delivery of certificates for the Amended and Restated Public Warrants, and the payment of the Cash Amount.

        (6)   In connection with the above procedures, (A) the holders of Warrant Certificates evidencing Public Warrants will surrender such certificates to the Exchange Agent, (B) upon surrender of a Warrant Certificate the holder thereof will be entitled to receive the Cash Amount or Amended and Restated Public Warrants, as applicable, and (C) the Warrant Certificates so surrendered will forthwith be canceled.

        (d)    Definitions.

        (1)   "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of September [            ], 2009, by and among the Company, KW Merger Sub Corp. ("Merger Sub") and Kennedy-Wilson, Inc. ("KW").

        (2)   "Merger" means the merger of Merger Sub with and into KW as a result of which KW will become a wholly-owned subsidiary of the Company."

        (b)    New Exhibit C.    Exhibit A attached to this Amendment shall be added as a new Exhibit C to the Warrant Agreement.

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  2.    Miscellaneous.

        (a)    Governing Law.    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

        (b)    Binding Effect.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

        (c)    Entire Agreement.    This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the Warrant Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

        (d)    Severability.    This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

        (e)    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PROSPECT ACQUISITION CORP.
By:	Name: Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:	Name: Title:

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Exhibit A

Amended and Restated Warrant Agreement

KENNEDY-WILSON HOLDINGS, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

AMENDED AND RESTATED WARRANT AGREEMENT

Dated as of [                        ], 2009

 WARRANT AGREEMENT

TABLE OF CONTENTS

Section 1.	Appointment of Warrant Agent	1
Section 2.	Warrant Certificates	1
Section 3.	Execution of Warrant Certificates	1
Section 4.	Registration and Countersignature	1
Section 5.	Registration of Transfers and Exchanges; Transfer Restrictions	2
Section 6.	Terms of Warrants	3
(a)	Exercise Price and Exercise Period	3
(b)	Redemption of Warrants	4
(c)	Exercise Procedure	4
(d)	Registration Requirement
Section 7.	Payment of Taxes	6
Section 8.	Mutilated or Missing Warrant Certificates	7
Section 9.	Reservation of Warrant Shares	7
Section 10.	Obtaining Stock Exchange Listings	7
Section 11.	Adjustment of Number of Warrant Shares	7
(a)	Adjustment for Change in Capital Stock	8
(b)	Adjustment for Rights Issue	8
(c)	Adjustment for Other Distributions	9
(d)	Adjustment for Common Stock Issue	10
(e)	Adjustment for Convertible Securities Issue	10
(f)	Adjustment for Tender or Exchange Offer	11
(g)	Consideration Received	12
(h)	Defined Terms; When De Minimis Adjustment May Be Deferred	13
(i)	When No Adjustment Required	13
(j)	Notice of Adjustment	13
(k)	Notice of Certain Transactions	14
(l)	Reorganization of Company	14
(m)	Warrant Agent's Disclaimer	15
(n)	When Issuance or Payment May Be Deferred	15
(o)	Adjustment in Exercise Price	15
(p)	Form of Warrants	16
(q)	Other Dilutive Events	16
Section 12.	Fractional Interests	16
Section 13.	Notices to Warrant Holders	16
Section 14.	Merger, Consolidation or Change of Name of Warrant Agent	17
Section 15.	Warrant Agent	18
Section 16.	Change of Warrant Agent	20
Section 17.	Notices to Company and Warrant Agent	20
Section 18.	Supplements and Amendments	21
Section 19.	Successors	21
Section 20.	Termination	21
Section 21.	Governing Law	21
Section 22.	Benefits of This Agreement	21
Section 23.	Counterparts	22
Section 24.	Force Majeure	22
EXHIBIT A	Form of Warrant
EXHIBIT B	LEGEND

i

        AMENDED AND RESTATED WARRANT AGREEMENT dated as of [                        ], 2009, between Kennedy-Wilson Holdings, Inc. (formerly Prospect Acquisition Corp.), a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the "Warrant Agent").

        WHEREAS, on November 14, 2007, the Company issued (i) 5,250,000 warrants in a private placement bearing the legend set forth in Exhibit B hereto (the "Sponsors' Warrants"), and (ii) 25,000,000 warrants pursuant to a registration statement filed with the Securities and Exchange Commission (the "Public Warrants" and together with the Sponsors' Warrants, the "Warrants"), which in each case entitle the holders thereof to purchase shares of common stock of the Company, $0.0001 par value per share ("Common Stock," and the Common Stock issuable on exercise of the Warrants, the "Warrant Shares");

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Warrants and other matters as provided herein;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

        SECTION 1.    Appointment of Warrant Agent.    The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

        SECTION 2.    Warrant Certificates.    The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

        SECTION 3.    Execution of Warrant Certificates.    Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or Chief Executive Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

        In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

        Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

        SECTION 4.    Registration and Countersignature.    Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President or Chief Executive Officer, a Vice President, the Treasurer or the Chief Financial Officer of the Company, countersign, issue and deliver Warrants as provided in this Agreement.

        The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

        SECTION 5.    Registration of Transfers and Exchanges; Transfer Restrictions.    The Warrant Agent shall from time to time, subject to the limitations of this Section 5, register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent. Cancelled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in its customary manner.

        The Sponsors' Warrants may not be sold or transferred prior to [                        ], 2009(1) (such date, the "Transfer Restriction Termination Date") except to a Permitted Transferee who agrees in writing with the Company (i) to be subject to such transfer restrictions and (ii) that such Sponsors' Warrants will be held in an escrow account established pursuant to the Escrow Agreement referred to below until the Transfer Restriction Termination Date. As used herein, "Permitted Transferee" means a transfer (i) to any officer or director of the Company, any affiliates or family members of any officer or director of the Company or any affiliates of any Sponsor (as defined herein), (ii) in the case of a natural person, by gift to a member of such person's immediate family or to a trust, the beneficiary of which is a member of such person's immediate family, an affiliate of such person or to a charitable organization, (iii) in the case of a natural person, by virtue of the laws of descent and distribution upon death of such person, (iv) with respect to any Sponsor, by virtue of the laws of Delaware or such Sponsor's organizational documents upon dissolution of such Sponsor, (v) in the case of a natural person, pursuant to a qualified domestic relations order, or (vi) in the event the Company's consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property. Upon issuance, the Sponsors' Warrants will be deposited with the Continental Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement dated November 14, 2007 between the Company and the Escrow Agent, (the "Escrow Agreement"), where they will remain until the Transfer Restriction Termination Date.

        The holders of any Sponsors' Warrants or Warrant Shares issued upon exercise of any Sponsors' Warrants further agree prior to any transfer of such securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the holder agrees not to make any disposition of all or any portion of such securities unless and until:

          (a)   there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth in Exhibit B or Section 6(c) hereof, as the case may be (collectively the "Legends") with respect to such securities sold pursuant to such registration statement shall be removed; or

          (b)   if reasonably requested by the Company, (A) the holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the Legends.

(1)
30 days after the closing of the Merger.

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        Subject to the terms of this Agreement, Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its principal corporate trust office, which is currently located at the address listed in Section 17 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Any holder desiring to exchange a Warrant Certificate shall deliver a written request to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Warrant Certificates surrendered for exchange shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by such Warrant Agent in its customary manner.

        The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this Section 5.

        SECTION 6.    Terms of Warrants.

        (a)    Exercise Price and Exercise Period.

        The initial exercise price per share at which Warrant Shares shall be purchasable upon the exercise of Warrants (the "Exercise Price") shall be $12.50 per share, and each Warrant shall be initially exercisable to purchase one share of common stock of the Company, $0.0001 par value per share ("Common Stock"). The Sponsors' Warrants shall be exercisable on a cashless basis as set forth in Section 6(d) at the option of any Sponsor (as defined herein) or a Permitted Transferee.

        Subject to the terms of this Agreement (including without limitation Section 6(e) below), each Warrant holder shall have the right, which may be exercised commencing at the opening of business on the first day of the applicable Warrant Exercise Period set forth below and until 5:00 p.m., New York City time, on the last day of such Warrant Exercise Period, to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. No adjustments as to dividends will be made upon exercise of the Warrants.

        The "Warrant Exercise Period" shall commence (subject to Section 6(d) below), on [                        ], 2009(2) and shall end on the earlier of:

            (i)  November 14, 2013; and

           (ii)  the Business Day preceding the date on which such Warrants are redeemed pursuant to Section 6(b) below or expire pursuant to Section 6(f) below;

provided that the Sponsors' Warrants may not be exercised prior to the Transfer Restriction Termination Date.

        The "Closing Price" of the Common Stock on any date of determination means;

            (i)  the closing sale price for the regular trading session (without considering after hours or other trading outside regular trading session hours) of the Common Stock (regular way) on the American Stock Exchange on that date (or, if no closing price is reported, the last reported sale price during that regular trading session),

           (ii)  if the Common Stock is not listed for trading on the American Stock Exchange on that date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed,

          (iii)  if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board, the National Quotation Bureau or similar organization, or

(2)
The date of the closing of the Merger.

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          (iv)  if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock from at least three nationally recognized investment banking firms that the Company selects for this purpose.

        Each Warrant not exercised or redeemed prior to 5:00 p.m., New York City time, on the last day of the Warrant Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.

        (b)    Redemption of Warrants.

        The Company may call the Warrants for redemption, in whole and not in part, at a price of $.01 per Warrant, upon not less than 30 days' prior written notice of redemption to each Warrant holder, at any time after such Warrants have become exercisable pursuant to Section 6(a), if, and only if, (i) the Closing Price has equaled or exceeded $19.50 per share for any 20 trading days within a 30-trading-day period ending on the third Business Day prior to the notice of redemption to Warrant holders and (ii) at all times between the date of such notice of redemption and the redemption date a registration statement is in effect covering the Warrant Shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant Shares is available.

        Upon a call for redemption of Warrants by the Company, the Company shall have the right to require all holders of Warrants subject to redemption who exercise such Warrants after the Company's call for redemption to do so on a cashless basis in accordance with the procedures set forth in Section 6(d).

        Notwithstanding the foregoing, no Sponsors' Warrants shall be redeemable so long as they are held by the purchasers set forth in Schedule I hereto (the "Sponsors") or a Permitted Transferee; provided that the fact that one or more Sponsors' Warrants are non-redeemable because they are held by a Sponsor or a Permitted Transferee shall not affect the Company's right to redeem the Public Warrants and all Sponsors' Warrants that are not held by a Sponsor or a Permitted Transferee pursuant to the preceding paragraph.

        (c)    Exercise Procedure.

        A Warrant may be exercised upon surrender to the Company at the principal stock transfer office of the Warrant Agent, which is currently located at the address listed in Section 17 hereof, of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and such other documentation as the Warrant Agent may reasonably request, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (adjusted as herein provided if applicable) for the number of Warrant Shares in respect of which such Warrants are then exercised. Subject to any Sponsor or Permitted Transferee's election to exercise its Sponsors' Warrants on a cashless basis as set forth in Section 6(d), payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company in New York Clearing House Funds, or the equivalent thereof. In no event will any Warrants be settled on a net cash basis.

        Subject to the provisions of Sections 6(e) and 7 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 12 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

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        The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section 6 and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent may assume that any Warrant presented for exercise is permitted to be so exercised under applicable law and shall have no liability for acting in reliance on such assumption.

        All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

        The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders with reasonable prior written notice during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

        Certificates evidencing Warrant Shares issued upon exercise of a Sponsors' Warrants shall contain the following legend:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

        SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

        (d)    Cashless Exercise.    The Sponsors' Warrants may be exercised on a cashless basis by any Sponsor or Permitted Transferee, at such Sponsor or Permitted Transferee's election (the "Cashless Exercise Election"). If any Sponsor or Permitted Transferee makes a Cashless Exercise Election with respect to any Sponsors' Warrants, then upon surrender of such Sponsors' Warrants in accordance with Section 6(c), the Company shall issue and cause to be delivered with all reasonable dispatch to and in such name or names as the Sponsors' Warrant holder may designate, a certificate or certificates for the

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number of full Warrant Shares issuable upon the exercise of such Sponsor Warrants computed by using the following formula:

X	=	(A)(Y) (B)

X	=	The number of Shares of common stock to be issued in connection with such exercise to the holder of the Sponsors' Warrants being exercised.
Y	=	The number of shares of Common Stock purchasable under the Sponsor Warrant upon such exercise.
A	=	The value of one Sponsors' Warrant as of the date of the exercise, which shall be determined by using the following formula:
A = B - the Exercise Price
B	=	The Fair market Value of a share of Common Stock.

        For purposes of this Section 6(d), the "Fair Market Value" of a share of Common Stock shall mean the average of the closing price of the Company's Common stock quoted on the American Stock Exchange for the ten (10) trading days ending on the trading day prior to the date of exercise. If the shares of Common Stock are traded on a securities exchange other than the American Stock Exchange, the Fair Market Value of a share of Common Stock shall mean the average of the closing prices of the Company's Common Stock quoted on such exchange for the ten (10) trading days ending on the trading day prior to the date of exercise. If the shares of Common Stock are not traded on the American Stock Exchange or any other exchange, the Fair Market Value shall be the price per share that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued shares of Common Stock, as such prices shall be determined in good faith by the Company's Board of Directors.

        (e)    Registration Requirement.    Notwithstanding anything else in this Section 6, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current. The Company shall use its best efforts to have a registration statement in effect covering Warrant Shares issuable upon exercise of the Warrants from the date the Warrants become exercisable and to maintain a current prospectus relating to those Warrant Shares until the Warrants expire or are redeemed. In the event that, at the end of the Warrant Exercise Period, a registration statement covering the Warrant Shares to be issued upon exercise is not effective under the Act, all the rights of holders hereunder shall terminate and all of the Warrants shall expire unexercised and worthless, and as a result purchasers of the Units will have paid the full Unit purchase price solely for the share of Common Stock included in each Unit. In no event shall the Warrants be settled on a net cash basis nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant.

        SECTION 7.    Payment of Taxes.    The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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        SECTION 8.    Mutilated or Missing Warrant Certificates.    In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, also satisfactory to the Company and the Warrant Agent. Applicants for such new Warrant Certificates must pay such reasonable charges as the Company may prescribe.

        SECTION 9.    Reservation of Warrant Shares.    The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The Warrant Agent shall have no duty to verify availability of such shares set aside by the Company.

        The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 12 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 13 hereof.

        Before taking any action which would cause an adjustment pursuant to Section 11 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any commercially reasonable corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

        The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        SECTION 10.    Obtaining Stock Exchange Listings.    The Company will from time to time take all commercially reasonable actions which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

        SECTION 11.    Adjustment of Number of Warrant Shares.

        The number of Warrant Shares issuable upon the exercise of each Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right

7

(subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

        (a)    Adjustment for Change in Capital Stock.

        If the Company:

          (1)   pays a dividend or makes a distribution on its Common Stock in either case in shares of its Common Stock;

          (2)   subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3)   combines its outstanding shares of Common Stock into a smaller number of shares;

          (4)   makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

          (5)   issues by reclassification of its Common Stock any shares of its capital stock,

then the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised shall receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

        Such adjustment shall be made successively whenever any event listed above shall occur.

        (b)    Adjustment for Rights Issue.

        If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Closing Price per share on the Business Day immediately preceding the ex-dividend date for such distribution of rights, options or warrants, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N'	=	N	×	O + A O + (A × P/M)

        where:

N'	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.
N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.
O	=	the number of shares of Common Stock outstanding on the record date for such distribution.
A	=	the number of additional shares of Common Stock issuable pursuant to such rights or warrants.
P	=	the purchase price per share of the additional shares.
M	=	the Closing Price per share of Common Stock on the record date.

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        The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the number of shares of Common Stock issuable upon exercise of each Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

        (c)    Adjustment for Other Distributions.

        If the Company distributes to all holders of its Common Stock any of its assets (including cash) or debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of the Company (other than Common Stock), the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N' M	= -	N F	×	M

        where:

N'	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.
N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.
M	=	the Closing Price per share of Common Stock on the Business Day immediately preceding the ex-dividend date for such distribution.
F	=
the fair market value on the ex-dividend date for such distribution of the assets, securities, rights or warrants distributable to one share of Common Stock after taking into account, in the case of any rights, options or warrants, the consideration required to be paid upon exercise thereof. The Board of Directors shall reasonably determine the fair market value in good faith.

        The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

        This subsection (c) does not apply to regular quarterly cash dividends including increases thereof or rights, options or warrants referred to in subsection (b) of this Section 11. If any adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the ex-dividend date for such distribution of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the ex-dividend date for such distribution. Notwithstanding anything to the contrary contained in this subsection (c), if "M - F" in the above formula is less than $1.00, the Company may elect to, and if "M - F" or is a negative number, the Company shall, in lieu of the adjustment otherwise required by this subsection (c), distribute to the holders of the Warrants, upon exercise thereof, the evidences of indebtedness, assets, rights, options or warrants (or the proceeds thereof) which would have been distributed to such holders had such Warrants been exercised immediately prior to the record date for such distribution.

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        (d)    Adjustment for Common Stock Issue.

        If the Company issues shares of Common Stock for a consideration per share less than the Closing Price per share on the date the Company fixes the offering price of such additional shares, the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with the formula:

N'	=	N	×	A O + P/M

        where:

N'	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.
N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.
O	=	the number of shares outstanding immediately prior to the issuance of such additional shares.
P	=	the aggregate consideration received for the issuance of such additional shares.
M	=	the Closing Price per share on the date of issuance of such additional shares.
A	=	the number of shares outstanding immediately after the issuance of such additional shares.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        This subsection (d) does not apply to:

          (1)   any of the transactions described in subsections (b) and (c) of this Section 11,

          (2)   the exercise of Warrants, or the conversion or exchange of other securities convertible or exchangeable for Common Stock, or the issuance of Common Stock upon the exercise of rights or warrants issued to the holders of Common Stock,

          (3)   Common Stock (and options exercisable therefor) issued to the Company's employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) under bona fide employee benefit plans or stock option plans adopted by the Board of Directors of the Company and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this subsection (d),

          (4)   Common Stock issued in a bona fide public offering for cash,

          (5)   Common Stock issued in a bona fide private placement in which at least one non-affiliate of the Company participates, including without limitation the issuance of equity as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

        (e)    Adjustment for Convertible Securities Issue.

        If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this Section 11) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Closing Price per share on the date of issuance of such securities, the number of

10

shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in accordance with this formula:

N'	=	N	×	O + D O + P/M

        where:

N'	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant.
N	=	the current number of shares of Common Stock issuable upon exercise of each Warrant.
O	=	the number of shares outstanding immediately prior to the issuance of such securities.
P	=	the aggregate consideration received for the issuance of such securities.
M	=	the Closing Price per share on the date of issuance of such securities.
D	=	the maximum number of shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

        The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

        If all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the number of shares of Common Stock issuable upon exercise of each Warrant shall promptly be readjusted to what it would have been had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

        This subsection (e) does not apply to:

          (1)   convertible securities issued in a bona fide public offering for cash; or

          (2)   convertible securities issued in a bona fide private placement in which at least one non-affiliate of the Company participates, including the issuance of convertible securities as consideration or partial consideration for acquisitions from persons that are not affiliates of the Company.

        (f)    Adjustment for Tender or Exchange Offer.    If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price of the Common Stock on the trading day next succeeding the last date on which tenders or

11

exchanges may be made pursuant to such tender or exchange offer, the number of shares of Common Stock issuable upon exercise of each Warrant will be increased based on the following formula:

N'	=	No	×	AC + (SP' × OS') OSo × SP'

        where:

N'	=	the adjusted number of shares of Common Stock issuable upon exercise of each Warrant;
No	=	the current number of shares of Common Stock issuable upon exercise of each warrant;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;
OSo	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;
OS'	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires; and
SP'	=	the Closing Price of the Common Stock on the trading day next succeeding the date such tender or exchange offer expires.

        The adjustment shall be made successively and shall become effective immediately following the date such tender or exchange offer expires.

        (g)    Consideration Received.

        For purposes of any computation respecting consideration received pursuant to subsections (d), (e) and (f) of this Section 11, the following shall apply:

          (1)   in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting or other sale or disposition of the issue or otherwise in connection therewith;

          (2)   in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors of the Company (irrespective of the accounting treatment thereof) and described in a Board resolution which shall be filed with the Warrant Agent; and

          (3)   in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof for the maximum number of shares used to calculate the adjustment (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

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        (h)    Defined Terms; When De Minimis Adjustment May Be Deferred.

        As used in this section 11:

          (1)   "ex-dividend date" means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question;

          (2)   "trading day" means, with respect to the Common Stock or any other security, a day during which (i) trading in the Common Stock or such other security generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a Closing Price for the Common Stock or such other security (other than a Closing Price referred to in the next to last clause of such definition) is available for such day; provided that if the Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization, "trading day" will mean any Business Day;

          (3)   "market disruption event" means, with respect to the Common Stock or any other security, the occurrence or existence of more than one-half hour period in the aggregate or any scheduled trading day for the Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or such other security or in any options, contract, or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York time) on such day; and

          (4)   "Business Day" means, any day on which the American Stock Exchange is open for trading and which is not a Saturday, a Sunday or any other day on which banks in the City of New York, New York, are authorized or required by law to close.

        No adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in such number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

        All calculations under this Section 11 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        (i)    When No Adjustment Required.

        No adjustment need be made for a transaction referred to in subsections (b), (c), (d), (e) or (f) of this Section 11 if Warrant holders are to participate, without requiring the Warrants to be exercised, in the transaction on a basis and with notice that the Board of Directors of the Company reasonably determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

        No adjustment need be made for a change in the par value or no par value of the Common Stock.

        To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the amount of cash into which such Warrants are exercisable. Interest will not accrue on the cash.

        (j)    Notice of Adjustment.

        Whenever the number of shares of Common Stock issuable upon exercise of each Warrant is adjusted, the Company shall provide the notices required by Section 13 hereof.

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        (k)    Notice of Certain Transactions.

        If:

          (1)   the Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c), (d), (e) or (f) of this Section 11 and if the Company does not arrange for Warrant holders to participate pursuant to subsection (i) of this Section 11;

          (2)   the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (l) of this Section 11; or

          (3)   there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

        (l)    Reorganization of Company.

        If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if such holder had exercised the Warrant immediately before the effective date of the transaction; provided that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of Common Stock in such consolidation or merger that affirmatively make such election or (ii) if a tender or exchange offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 11. Concurrently with the consummation of any such transaction, the corporation or other entity formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

        If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

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        If this subsection (l) applies, subsections (a), (b), (c), (d), (e) and (f) of this Section 11 do not apply.

        (m)    Warrant Agent's Disclaimer.

        The Warrant Agent has no duty to determine when an adjustment under this Section 11 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (l) of this Section 11 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section.

        (n)    When Issuance or Payment May Be Deferred.

        In any case in which this Section 11 shall require that an adjustment in the number of shares of Common Stock issuable upon exercise of each Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the number of shares of Common Stock issuable upon exercise of each Warrant and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 12 hereof; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

        (o)    Adjustment in Exercise Price.

        Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to this Section 11, each Warrant outstanding prior to the making of the adjustment shall thereafter have an adjusted Exercise Price (calculated to the nearest ten millionth) obtained from the following formula:

E'	=	E	×	N N'

        where:

E'	=	the adjusted Exercise Price.
E	=	the Exercise Price prior to adjustment.
N'	=	the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.
N	=	the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

        Following any adjustment to the Exercise Price pursuant to this Section 11, the amount payable, when adjusted and together with any consideration allocated to the issuance of the Warrants, shall never be less than the par value per Warrant Share at the time of such adjustment. Such adjustment shall be made successively whenever any event listed above shall occur.

        (p)    Form of Warrants.

        Irrespective of any adjustments in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the

15

same number and kind of shares and Exercise Price as are stated in the Warrants initially issuable pursuant to this Agreement.

        (q)    Other Dilutive Events.

        In case any event shall occur affecting the Company, as to which the provisions of this Section 11 are not strictly applicable, but would impact the holders of Warrants adversely as compared to holders of Common Stock, and the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of this Section then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 11, necessary to preserve, without dilution, the purchase rights represented by the Warrants.

        SECTION 12.    Fractional Interests.    The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the fair market value on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

        SECTION 13.    Notices to Warrant Holders.    Upon any adjustment of the Exercise Price pursuant to Section 11, the Company shall promptly thereafter, and in any event within five days, (i) cause to be filed with the Warrant Agent a certificate executed by the Chief Financial Officer of the Company setting forth the number of Warrant Shares issuable upon exercise of each Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, and () cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13. The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

        In case:

          (a)   the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b)   the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or dividends payable in shares of Common Stock or distributions referred to in subsection (b) of Section 11 hereof); or

          (c)   of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

16

          (e)   the Company proposes to take any action not specified above which would require an adjustment of the Exercise Price pursuant to Section 11 hereof;

        then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 10 calendar days prior to the applicable record date hereinafter specified, or as promptly as practicable under the circumstances in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

        Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

        SECTION 14.    Merger, Consolidation or Change of Name of Warrant Agent.    Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust or agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 16. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

        In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

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        SECTION 15.    Warrant Agent.    The Warrant Agent undertakes the duties and obligations imposed by this Agreement (and no implied duties or obligations shall be read into this Agreement against the Warrant Agent) upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a)   The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b)   The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c)   The Warrant Agent may consult at any time with counsel of its own selection (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (d)   The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Agreement. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument (whether in its original or facsimile form) believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e)   The Company agrees to pay to the Warrant Agent such compensation for all services rendered by the Warrant Agent in the administration and execution of this Agreement as the Company and the Warrant Agent shall agree in writing to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of its counsel) and to indemnify the Warrant Agent (and any predecessor Warrant Agent) and save it harmless against any and all claims (whether asserted by the Company, a holder or any other person), damages, losses, expenses (including taxes other than taxes based on the income of the Warrant Agent), liabilities, including judgments, costs and counsel fees and expenses, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or willful misconduct. The provisions of this Section 15(e) shall survive the expiration of the Warrants and the termination of this Agreement.

          (f)    The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with security and indemnity satisfactory to it for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative

18

  thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g)   The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h)   The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of the loss or damage and regardless of the form of the action.

          (i)    The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          (j)    Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent shall have any liability to any holder of a Warrant Certificate or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that (i) the Company must use its reasonable best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible and (ii) nothing in this Section 15(j) shall affect the Company's obligation under Section 6(d) to use its best efforts to have a registration statement in effect covering the Warrant Shares issuable upon exercise of the Warrants and to maintain a current prospectus relating to those Warrant Shares.

          (k)   Any application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than

19

  three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (l)    No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

          (m)  In addition to the foregoing, the Warrant Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted by it in connection with its administration of this Agreement if such acts or omissions are not the result of the Warrant Agent's reckless disregard of its duty, gross negligence or willful misconduct and are in reliance upon (i) the proper execution of the certification concerning beneficial ownership appended to the form of assignment and the form of the election attached hereto unless the Warrant Agent shall have actual knowledge that, as executed, such certification is untrue, or (ii) the non-execution of such certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution.

        SECTION 16.    Change of Warrant Agent.    The Warrant Agent may at any time resign as Warrant Agent upon written notice to the Company. If the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant Certificate or the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. If a Successor Warrant Agent shall not have been appointed within 30 days of such removal, the Warrant Agent may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent upon payment of all fees and expenses due it and its agents and counsel shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 16, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

        SECTION 17.    Notices to Company and Warrant Agent.    Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

    Kennedy-Wilson Holdings, Inc.
    9130 Galleria Court, Suite 318
    Naples, FL 34109
    Fax No.: (239) 254-4481
    Attention: Chief Executive Officer

20

        In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Warrant Agent.

        Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

    Continental Stock Transfer & Trust Company
    17 Battery Place
    New York, NY 10004
    Fax No.: (212) 509-5150
    Attention: Compliance Department

        SECTION 18.    Supplements and Amendments.    The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates theretofore issued. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 18, the Warrant Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Warrant Agent must be obtained in connection with any supplement or amendment which alters the rights or duties of the Warrant Agent. The Company and the Warrant Agent may amend any provision herein with the consent of the holders of Warrants exercisable for a majority of the Warrant Shares issuable on exercise of all outstanding Warrants that would be affected by such amendment.

        SECTION 19.    Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        SECTION 20.    Termination.    This Agreement will terminate on any earlier date if all Warrants have been exercised or expired without exercise. The provisions of Section 15 hereof shall survive such termination.

        SECTION 21.    Governing Law.    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

        SECTION 22.    Benefits of This Agreement.    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

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        SECTION 23.    Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        SECTION 24.    Force Majeure.    In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

22

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

KENNEDY-WILSON HOLDINGS, INC.
By:
Name: Title:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent
By:
Name: Title:

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 Schedule I

Sponsor	Sponsor Warrants
Flat Ridge Investments LLC	3,150,000
LLM Structured Equity Fund L.P.	1,646,400
LLM Investors L.P.	33,600
Capital Management Systems, Inc.	420,000

 EXHIBIT A

[Form of Warrant Certificate]

[Face]

NUMBER	WARRANTS

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO
5:00 P.M. NEW YORK CITY TIME, NOVEMBER 14, 2013

KENNEDY-WILSON HOLDINGS, INC.
Incorporated Under the Laws of the State of Delaware

CUSIP

WARRANT CERTIFICATE

        This Warrant Certificate certifies that             , or registered assigns, is the registered holder of              warrants (the "Warrants") to purchase shares of Common Stock, $.0001 par value (the "Common Stock"), of Kennedy-Wilson Holdings, Inc. (formerly Prospect Acquisition Corp.), a Delaware corporation (the "Company"). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to purchase from the Company that number of fully paid and non-assessable shares of Common Stock (each, a "Warrant Share") as set forth below at the exercise price (the "Exercise Price") as determined pursuant to the Warrant Agreement payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

        Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        The initial Exercise Price per share of Common Stock for any Warrant is equal to $12.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

        Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

        Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

        This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

KENNEDY-WILSON HODLINGS, INC.
By:	Patrick J. Landers President
By:	James Cahill Secretary

Countersigned:
Dated:                         , 20
CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By:	Authorized Signatory

2

 [Form of Warrant Certificate]

[Reverse]

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock, par value $0.0001 per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to an amended and restated Warrant Agreement dated as of [                        ], 2009 (the "Warrant Agreement"), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

        Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement, at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

        Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current. In no event shall the Warrants be settled on a net cash basis during the Warrant Exercise Period nor shall the Company be required to issue unregistered shares upon the exercise of any Warrant.

        Once the Warrants become exercisable and there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants available and current throughout the 30-day redemption period defined below, the Company may redeem the outstanding Warrants (except with respect to the sponsors' Warrants held by a sponsor or its permitted transferee) in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days' prior written notice of redemption (the "30-day redemption period") and if, and only if, the last sale price of the Company's Common Stock equals or exceeds $19.50 per share for any 20 trading days within a 30-trading day period ending three business days before the notice of redemption is sent. If the Company calls the Warrants for redemption, it will have the option to require all holders that wish to exercise Warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

        The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. No

3

fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

        Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

        Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

4

 Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Common Stock and herewith tenders payment for such shares to the order of Kennedy-Wilson Holdings, Inc. in the amount of $             in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of             , whose address is              and that such shares be delivered to              whose address is             . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of             , whose address is             , and that such Warrant Certificate be delivered to             , whose address is             .

        In the event that the Warrant has been called for redemption by the Company pursuant to Section 6(b) of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6(d) of the Warrant Agreement, the number of shares that a Warrant is exercisable for shall be determined in accordance with Section 6(d) of the Warrant Agreement.

        In the event that the Warrant is a Sponsors' Warrant (as such term is defined in the Warrant Agreement), such Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise pursuant to Section 6(d) of the Warrant Agreement, in which case, (i) the number of shares that a Sponsors' Warrant is exercisable for would be determined in accordance with Section 6(d) of the Warrant Agreement and (ii) the holder of the Sponsors' Warrant will complete the following:

        The undersigned hereby irrevocably elects to exercise the right, represented by its Sponsors' Warrant Certificate, through the cashless exercise provision of Section 6(d) of the Warrant Agreement, to receive              shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requires that a new Sponsors' Warrant Certificate representing the balance of such shares be registered in the name of             , whose address is             , and that such Sponsors' Warrant Certificate be delivered to             , whose address is             .

Dated:

(SIGNATURE)
(ADDRESS)
(TAX IDENTIFICATION NUMBER)

Signatures(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

5

 EXHIBIT B

LEGEND

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO [                        ], 2009 EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS AND MAY NOT BE EXERCISED DURING SUCH PERIOD. FOR SO LONG AS THE SECURITIES ARE SUBJECT TO SUCH TRANSFER RESTRICTIONS, THEY WILL BE HELD IN AN ESCROW ACCOUNT MAINTAINED BY CONTINENTAL STOCK TRANSFER & TRUST COMPANY AS ESCROW AGENT UNDER THE ESCROW AGREEMENT (AS DEFINED IN SECTION 5 OF THE WARRANT AGREEMENT).

        SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

No.	Warrants

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  Exhibit 10.1
AGREEMENT AND PLAN OF MERGER BY AND AMONG PROSPECT ACQUISITION CORP., KW MERGER SUB CORP. AND KENNEDY-WILSON, INC. Dated as of September 8, 2009
AGREEMENT AND PLAN OF MERGER
BACKGROUND
ARTICLE I
The Merger
ARTICLE II
Representations and Warranties of KW
ARTICLE III
Representations and Warranties of Prospect
ARTICLE IV
Conduct Prior To The Closing
ARTICLE V
Additional Covenants of KW
ARTICLE VI
Additional Covenants of Prospect
ARTICLE VII
Additional Agreements and Covenants
ARTICLE VIII
Conditions to Closing
ARTICLE IX
Indemnification
ARTICLE X
Termination
ARTICLE XI
Miscellaneous
ANNEX A Definitions
  Exhibit A to the Merger Agreement
FORFEITURE AGREEMENT
RECITALS
AGREEMENT
Schedule 1
  Exhibit B-1 to the Merger Agreement
  Exhibit B-2 to the Merger Agreement
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
RECITALS
AMENDMENT TO AGREEMENT
  Exhibit B-3 to the Merger Agreement
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
RECITALS
AMENDMENT TO AGREEMENT
  Exhibit C to the Merger Agreement
LOCK-UP AGREEMENT
  Exhibit D to the Merger Agreement
  Exhibit E to the Merger Agreement
FORM OF AMENDMENT NO. 1 TO WARRANT AGREEMENT
WARRANT AGREEMENT TABLE OF CONTENTS
Schedule I
  EXHIBIT A
[Form of Warrant Certificate] [Reverse]
Election to Purchase (To Be Executed Upon Exercise Of Warrant)
  EXHIBIT B